                                                                     EXHIBIT 2.1

================================================================================

                              ACQUISITION AGREEMENT

                                   DATED AS OF

                                DECEMBER 14, 2000

                                      AMONG

                                 SECURICOR PLC,

                            SECURICOR GEORGIA, INC.,

                                       AND

                               AHL SERVICES, INC.,

                          ARGENBRIGHT HOLDINGS LIMITED,

                                ARGENBRIGHT, INC.

                           ARGENBRIGHT SECURITY, INC.

                              THE ADI GROUP LIMITED

                                       AND

                               AHL EUROPE LIMITED

================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 Definitions .............................................................................................2
ARTICLE 2 Purchase And Sale of US Business and UK Business .......................................................17
   Section 2.01 Purchase and Sale ................................................................................17
ARTICLE 3 Closing of Purchase and Sale of US Business and UK Business ............................................18
   Section 3.01 Closing ..........................................................................................18
   Section 3.02 Delivery of Purchase Price .......................................................................18
   Section 3.03 US Closing Deliveries ............................................................................18
   Section 3.04 UK Closing Deliveries ............................................................................19
ARTICLE 4 Post Closing Balance Sheet; Purchase Price Adjustment ..................................................21
   Section 4.01 US Balance Sheet and European Completion Accounts ................................................21
   Section 4.02 Adjustment of Purchase Price .....................................................................23
ARTICLE 5 Representations And Warranties of The Argenbright Entities .............................................23
   Section 5.01 Corporate Existence and Power ....................................................................24
   Section 5.02 Corporate Authorization ..........................................................................24
   Section 5.03 Governmental Authorization .......................................................................24
   Section 5.04 Noncontravention .................................................................................24
   Section 5.05 Capitalization ...................................................................................25
   Section 5.06 Ownership of US Shares ...........................................................................25
   Section 5.07 Argenbright Security Subsidiaries ................................................................25
   Section 5.08 Financial Statements .............................................................................26
   Section 5.09 Books and Records ................................................................................26
   Section 5.10 Absence of Certain Changes .......................................................................26
   Section 5.11 No Undisclosed Material Liabilities ..............................................................28
   Section 5.12 Intercompany Accounts ............................................................................28
   Section 5.13 Material Contracts ...............................................................................28
   Section 5.14 Suppliers ........................................................................................30
   Section 5.15 Litigation .......................................................................................30
   Section 5.16 Compliance with Laws and Court Orders ............................................................31
   Section 5.17 Ownership of US Assets ...........................................................................31
   Section 5.18 Real Property ....................................................................................32
   Section 5.19 Intellectual Property ............................................................................33
   Section 5.20 Insurance ........................................................................................35
   Section 5.21 Licenses and Permits .............................................................................35
   Section 5.22 Receivables ......................................................................................36
   Section 5.23 Accuracy of Projections ..........................................................................36
   Section 5.24 Finders' Fees ....................................................................................36
   Section 5.25 Employees ........................................................................................36
   Section 5.26 Labor Relations ..................................................................................37
   Section 5.27 Employee Benefit Plans ...........................................................................38
   Section 5.28 Environmental Matters ............................................................................41
   Section 5.29 Worker's Compensation Claims .....................................................................42

   Section 5.30 Record Keeping Practices .........................................................................42
   Section 5.31 Knowledge of Sellers .............................................................................42
   Section 5.32 Certain Business Practices .......................................................................42
ARTICLE 6 Warranties of AHL Europe Relating To UK Assets .........................................................42
ARTICLE 7 Representations and Warranties of Securicor Georgia and Purchaser ......................................43
   Section 7.01 Corporate Existence and Power ....................................................................43
   Section 7.02 Corporate Authorization ..........................................................................43
   Section 7.03 Governmental Authorization .......................................................................43
   Section 7.04 Noncontravention .................................................................................43
   Section 7.05 Litigation .......................................................................................43
   Section 7.06 Finders' Fees ....................................................................................44
   Section 7.07 Financing ........................................................................................44
ARTICLE 8 Covenants of the Sellers and AHL .......................................................................44
   Section 8.01 Conduct of US Business ...........................................................................44
   Section 8.02 Conduct of UK Business ...........................................................................47
   Section 8.03 Access to Information; Confidentiality ...........................................................49
   Section 8.04 Notices of Certain Events ........................................................................50
   Section 8.05 Resignations .....................................................................................51
   Section 8.06 Noncompetition ...................................................................................51
   Section 8.07 Efforts to Consummate ............................................................................52
   Section 8.08 Releases .........................................................................................52
   Section 8.09 Assignment of Contracts ..........................................................................52
   Section 8.10 Leased Real Property .............................................................................53
   Section 8.11 Licenses and Performance Bonds ...................................................................53
   Section 8.12 Use of US Trade Names ............................................................................53
   Section 8.13 Use of European Trade Names ......................................................................53
   Section 8.14 Use of Sellers' Trade Names ......................................................................54
   Section 8.15 Supplements to Disclosure ........................................................................54
   Section 8.16 Restriction on Distributions .....................................................................54
   Section 8.17 Philadelphia Settlement Agreement ................................................................55
ARTICLE 9 Covenants of Purchaser .................................................................................55
   Section 9.01 Confidentiality Agreement ........................................................................55
   Section 9.02 Access ...........................................................................................55
ARTICLE 10 Covenants of Purchaser and Sellers ....................................................................56
   Section 10.01 Best Efforts; Further Assurances ................................................................56
   Section 10.02 Certain Filings .................................................................................56
   Section 10.03 Public Announcements ............................................................................56
   Section 10.04 [Intentionally omitted] .........................................................................56
   Section 10.05 Intercompany Accounts ...........................................................................56
   Section 10.06 Philadelphia Settlement Agreement ...............................................................56
   Section 10.07 HSR Filing ......................................................................................57
   Section 10.08 Release of Guarantees and Indemnities ...........................................................57
ARTICLE 11 Tax Matters Relating to the US Business ...............................................................58
ARTICLE 12 Tax Matters Relating to the UK Business ...............................................................58
ARTICLE 13 Employee Benefits Relating To The US Business .........................................................58

   Section 13.01 AHL Services Group 401(k) Plan ..................................................................58
   Section 13.02 AHL Services, Inc. Nonqualified Deferred Compensation Plan ......................................58
   Section 13.03 AHL Services, Inc. Flexible Benefits Plan .......................................................59
   Section 13.04 Argenbright Holdings Limited Health and Welfare Benefits ........................................59
   Section 13.05 Contribution and Premium Payments ...............................................................60
ARTICLE 15 Conditions To Closing .................................................................................60
   Section 15.01 Conditions to Obligations of Purchaser and Sellers ..............................................60
   Section 15.02 Satisfaction of Conditions in Section 15.01(c) and Section 15.02(d) .............................61
   Section 15.03 Conditions to Obligation of Purchaser ...........................................................61
   Section 15.04 Conditions to Obligation of Sellers .............................................................63
ARTICLE 16 Survival; Indemnification .............................................................................64
   Section 16.01 Survival ........................................................................................64
   Section 16.02 Indemnification .................................................................................64
   Section 16.03 Procedures ......................................................................................67
   Section 16.04 Waiver of Rights ................................................................................67
   Section 16.05 Specific European Indemnities ...................................................................68
ARTICLE 17 Termination ...........................................................................................69
   Section 17.01 Grounds for Termination .........................................................................69
   Section 17.02 Effect of Termination ...........................................................................69
ARTICLE 18 Miscellaneous .........................................................................................70
   Section 18.01 Notices .........................................................................................70
   Section 18.02 Amendments and Waivers ..........................................................................71
   Section 18.03 Expenses ........................................................................................71
   Section 18.04 Successors and Assigns ..........................................................................71
   Section 18.05 Governing Law ...................................................................................72
   Section 18.06 Jurisdiction ....................................................................................72
   Section 18.07 Waiver Of Jury Trial ............................................................................72
   Section 18.08 Counterparts; Third Party Beneficiaries .........................................................72
   Section 18.09 Entire Agreement ................................................................................72
   Section 18.10 Severability ....................................................................................73
   Section 18.11 Captions ........................................................................................73
   Section 18.12 Guaranty of Payment and Performance .............................................................73
   Section 18.13 Governing Agreement .............................................................................73

                                INDEX OF ANNEXES

Annex VI. European Warranties .................................................................................Tab 1
Annex XI. US Tax Matters Annex ................................................................................Tab 2
Annex XII. European Tax Warranties ............................................................................Tab 3
Annex XVI. UK Limitation of Liability .........................................................................Tab 4

                                INDEX OF EXHIBITS

Exhibit A. Employees Signing Employment Agreements ............................................................Tab 5
Exhibit B. US Transition Services Agreement ...................................................................Tab 6
Exhibit C. Interim Equipment Access Agreement .................................................................Tab 7
Exhibit D. Budget .............................................................................................Tab 8

                               INDEX OF SCHEDULES

Schedule 2.01. Earnout Consideration and Purchase Price Adjustment Provisions .................................Tab  9
Schedule 3.04(a). Tax Deed ....................................................................................Tab 10
Schedule 3.04(b). Personnel Supply Agreement ..................................................................Tab 11
Schedule 4.02(a). European Net Working Capital ................................................................Tab 12
Schedule 4.02(b). US Net Working Capital ......................................................................Tab 13
Schedule 8.06. Non Competition Provisions Relating to the UK Business .........................................Tab 14
Schedule 11.04. Non-Foreign Status Affidavit ..................................................................Tab 15

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "Agreement") dated as of December 14, 2000, is entered into among Securicor plc, a company incorporated under the laws of England and Wales with number 3811216 ("Purchaser"); Securicor Georgia, Inc., a Georgia corporation and wholly-owed subsidiary of Purchaser ("Securicor Georgia"); AHL Services, Inc., a Georgia corporation ("AHL"), Argenbright Holdings Limited, a Georgia corporation and wholly-owned subsidiary of AHL ("Holdings"); Argenbright, Inc., a Georgia corporation and wholly-owned subsidiary of Holdings ("Argenbright"); Argenbright Security, Inc., a Georgia corporation and wholly-owned subsidiary of Holdings ( "Argenbright Security"); The ADI Group Limited, a company incorporated under the laws of England and Wales with number 2831083 ("ADI"); and AHL Europe Limited, a company incorporated under the laws of England and Wales with number 3804405 ("AHL Europe").

                                   WITNESSETH:

         WHEREAS, Holdings is the record and beneficial owner of all of the issued and outstanding capital stock of Argenbright Security (the "US Shares"); and

         WHEREAS, certain Argenbright Entities (as defined below) will transfer or cause to be transferred to Argenbright Security the US Transportation Assets (as defined below) prior to the closing of the transfer of the US Shares; and

         WHEREAS, AHL Europe is the legal and beneficial owner of all of the issued and outstanding shares in the capital of ADI (the "ADI Shares"); and

         WHEREAS, ADI, on December 12, 2000 entered into an agreement with AHL Europe for the sale of Right 4 Staff Limited and Draefern Holdings Limited and their respective subsidiaries to AHL Europe (completion of which shall take place on or before January 31, 2001); and

         WHEREAS, Holdings, following the transfer of the US Transportation assets to Argenbright Security, desires to sell the US Shares to Purchaser and Purchaser, through Securicor Georgia, desires to purchase the US Shares, upon the terms and subject to the conditions hereinafter set forth, and AHL Europe desires to sell the ADI Shares to Purchaser and Purchaser desires to purchase the ADI Shares upon the terms and conditions hereinafter set forth; and

         WHEREAS, Purchaser has required that certain members of the management of the Argenbright Entities enter into employment agreements effective on the Closing Date with Argenbright Security and such members of management have agreed to become employees of Argenbright Security.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                  Definitions

         Section 1.01      Definitions

         (a) The following terms, as used herein, have the following meanings:

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Accounts Date" means December 31, 1999.

         "ADI" means The ADI Group Limited, a company incorporated under the laws of England and Wales with number 2831083.

         "ADI Germany" means Aviation Defence International Germany Limited.

         "ADI Shares" means the 10,296,868 issued ordinary shares of 1(pound) each in the capital of ADI.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "AHL" means AHL Services, Inc., a Georgia corporation, which owns all of the issued and outstanding capital stock of Holdings.

         "AHL Alpha" means AHL Alpha, Inc., an Illinois corporation and wholly-owned Subsidiary of Argenbright, which owns all right, title and interest in (i) certain US Intellectual Property Rights utilized by Argenbright in connection with the conduct of the US Transportation Business and (ii) other additional trademarks, trade names and service marks not utilized in connection with the conduct of the US Business.

         "AHL Beta" means AHL Beta, Inc., an Illinois corporation and wholly-owned Subsidiary of Argenbright Security, which owns all right, title and interest in certain US Intellectual Property Rights utilized by Argenbright Security in connection with the conduct of the US Security Business.

         "AHL Delta" means AHL Delta, Inc., an Illinois corporation and wholly-owned Subsidiary of Holdings, which was formed for the specific purpose of acting as the assignee of the Intercompany Debt Documents.

         "AHL Plan" means any "pension plan" (as defined in Section 3(2) of ERISA) sponsored or maintained by AHL or any of its Affiliates or Subsidiaries, other than Argenbright Security.

         "Argenbright" means Argenbright, Inc., a Georgia corporation and wholly-owned Subsidiary of Holdings, which conducts the US Transportation Business and other non-related businesses which are not the subject matter of this Agreement.

         "Argenbright Entity" means, collectively, AHL, Holdings, Argenbright, Argenbright Security, AHL Alpha, AHL Beta and AHL Delta.

         "Argenbright Logo" shall have the same meaning as set forth in Section
8.12 of this Agreement.

         "Argenbright Plan" means any "pension plan" (as defined in Section 3(2) of ERISA) sponsored or maintained by any Argenbright Entity.

         "Argenbright Security" means Argenbright Security, Inc., a Georgia corporation and wholly-owned Subsidiary of Holdings, which, on the date hereof, conducts the US Security Business and which prior to the Closing will acquire the US Transportation Assets and the US Intellectual Property Rights owned by AHL Alpha and AHL Beta.

         "Argenbright Securities" shall have the same meaning as set forth in
Section 5.05 of this Agreement.

         "Assets" means the US Assets together with the UK Assets.

         "Balance Sheet Date" means September 30, 2000.

         "Basket" shall have the same meaning as set forth in Section 16.02(a) of this Agreement.

         "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by Argenbright Security, Holdings, AHL or any other Argenbright Entity (or Affiliates of Argenbright Security, Holdings, AHL or any other Argenbright Entity) and (iii) covers any employee or former employee of the US Business.

         "Business" means the US Business together with the UK Business.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the state of Georgia or in the United Kingdom.

         "Cap" shall have the same meaning as set forth in Section 16.02(a) of this Agreement.

         "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

         "Certified English Properties" means: (i) Part Ground and Part First Floor, Somerville House, Bath Road, Hounslow; (ii) Part 3rd Floor, Belgrave House, Station Way, Crawley; and (iii) Princess House, Nobel Drive, Hayes Middlesex, UB3 SEY.

         "Certificate of Title" means the certificate of title in respect of the Certified English Properties.

         "Claims" shall have the same meaning as set forth in Section 5.15 of this Agreement.

         "Closing" shall mean the US Closing together with the UK Closing.

         "Closing Date" means the date of the closing of the transactions contemplated by this Agreement as provided in Section 3.01 hereof.

         "Closing Date European Fixed Assets" means the aggregate net book value of the tangible fixed assets of the UK Business as of the close of business on the Closing Date.

         "Closing Date European Net Working Capital" means the Net Working Capital of the UK Business as of the close of business on the Closing Date as shown on the European Completion Accounts, stated in British Pounds Sterling.

         "Closing Date US Fixed Assets" means the aggregate net book value of the tangible fixed assets of the US Business as of the close of business on the Closing Date.

         "Closing Date US Net Working Capital" means the Net Working Capital of the US Business as of the close of business on the Closing Date as shown on the Closing US Balance Sheet, stated in United States Dollars.

         "Closing US Balance Sheet" means the balance sheet of Argenbright Security as of the Closing Date prepared by the Purchaser in accordance with
Section 4.01(a) of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Companies Act" means the Companies Act 1985, as amended.

         "Company Information Technology Systems" means all Information Technology Systems used in connection with the UK Business.

         "Competition Commission" means the statutory body established under the Competition Act 1998 to replace the Monopolies and Mergers Commission.

         "Completion" means completion of the sale and purchase of the ADI Shares in accordance with Section 3.01(b) of this Agreement.

         "Confidentiality Agreement" shall have the same meaning as set forth in
Section 9.01 of this Agreement.

         "Confidential Information" means any information which does not rise to the level of a Trade Secret.

         "Credit Facility" means the Second Amended and Restated Credit Agreement dated as of October 15, 1999, among AHL and First Union Bank, as Administrative Agent, and the lenders party thereto, as amended and the Revolving Note issued thereunder.

         "Damages" shall have the same meaning as set forth in Section 16.02 of this Agreement.

         "December Balance Sheet" shall have the same meaning as set forth in
Section 4.01(a) of this Agreement.

         "Disclosed Scheme" means the ADI Management Pension Scheme and the Aviation Defence International Limited Group Life Assurance Scheme.

         "Disclosure Memorandum" or "Disclosure Memoranda" shall have the same meaning as set forth in Section 8.15 of this Agreement.

         "DOJ" means the United States Department of Justice.

         "Dollar Equivalent" means, on any Business Day with respect to any amount in Pounds sterling, Euros or other currency (other than U.S. dollars), the amount of U.S. dollars that could be purchased with such amount in Pounds sterling, Euros or other currency at the Spot Exchange Rate.

         "Employment Agreements" means employment agreements in form and substance reasonably acceptable to Purchaser between Argenbright Security or ADI and certain individuals identified in Exhibit A.

         "Employee Option" means an option to purchase one or more shares of common stock of AHL granted to a US Transferred Employee under any plan or arrangement of Argenbright Security, AHL or any other Argenbright Entity.

         "Employee Plan" means any "employee benefit plan," as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Argenbright Security, Holdings, AHL or any other Argenbright Entity (or Affiliates of Argenbright Security, Holdings, AHL or any other Argenbright Entity, and (iii) covers any employee or former employee of the US Business.

         "Employee Restricted Share" means a restricted share of common stock of AHL granted to a US Transferred Employee under any plan or arrangement of Argenbright Security or any Argenbright Entity.

         "English Properties" means the properties listed in the European Disclosure Document, 13.34 of the European Disclosure Memorandum.

         "Environment" means the natural and man-made environment and all or any of the following media, namely, air (including air within buildings and air within other natural or manmade structures above or below ground), water (including water under or within land and inland waters), soil (including surface and subsurface), and any living organisms or systems supported by those media.

         "Environmental Law" means, to the extent that they have the force of law in England on or before Completion all applicable laws, regulations, directives, statutes, subordinate legislation, common law, civil codes and other national and local laws, and all codes of practice, industry agreements and guidance notes which relate or apply to the protection of or the compensation for damages to the Environment or human health and safety and includes all such laws relating to actual or threatened emissions, seepages, discharges, escapes, releases or leaks of Hazardous Substances relating to the creation, handling, storage or disposal of Hazardous Substances but not the Planning Acts (other than Section 215 of the Town and Country Planning Act 1990).

         "Environmental Permit" means any license, consent, authorization, certification, registration or permit required under any Environmental Law.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "European Assumed Contracts" means all contracts entered into by any member of the European Group or any their Affiliates in respect to the UK Business, including, but not limited to, all customer contracts, real estate leases, equipment leases, supplier agreements and UK Intellectual Property license agreements.

         "European Accounts" means the audited consolidated balance sheet of the European Group as at the Accounts Date and the audited consolidated profit and loss account of the

European Group in respect of the accounting reference period of the European Group ended on the Accounts Date.

         "European Completion Accounts" means the consolidated balance sheet and profit and loss account of the European Group as of the close of business on the Completion date.

         "European Disclosure Documents" means the documents contained in the data room in the Sellers' UK Solicitors, which documents are listed in Schedule 1 to the European Disclosure Memorandum.

         "European Disclosure Memorandum" means the disclosure memorandum delivered by AHL Europe as of the date of the execution of this Agreement relating to the UK Business disclosing information constituting documents qualifying the European Warranties (including, for the avoidance of doubt, the European Disclosure Documents) as the same may be supplemented and amended in accordance with the terms of this Agreement.

         "European Environmental Warranties" means the warranties set out in
Section 6.06 of Annex VI attached hereto.

         "European General Warranties" means the warranties set out in Annex VI attached hereto.

         "European Group" means ADI and the European Subsidiaries.

         "European Marked Materials" shall have the same meaning as set forth in
Section 8.13 of this Agreement.

         "European Net Working Capital" means the amount computed in accordance with the illustration set forth on Schedule 4.02(a) hereto.

         "European Properties" means the Certified English Properties, the English Properties, the French Properties, the German Properties, the Scottish Properties and the Other European Property Interests.

         "European Subsidiaries" means the following: Executive Aircraft Services, Limited, ADI Greece S.A., Aviation Defence International France Limited, ADI UK Limited, ADI Investments Limited, Aviation Defence International Germany Limited, Aviation Defence International Italia S.A., ADI Overseas Limited and their respective Subsidiaries.

         "European Tax Warranties" means the warranties relating to taxation set out in Annex XII attached hereto.

         "European Warranties" means, together, the European General Warranties, the European Environmental Warranties and the European Tax Warranties.

         "Excluded Claims" shall have the same meaning as set forth in Section 16.02(a) of this Agreement.

         "Exon-Florio Amendment" means the United States Exon-Florio amendment to the Defense Production Act of 1950, 50 U.S.C. 2170, et seq.

         "Final Closing Date European Net Working Capital" means the Closing Date European Net Working Capital (i) as shown in Purchaser's calculation delivered pursuant to Section 4.01(b), if no notice of disagreement with respect thereto is delivered pursuant to Section 4.01(c) or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and Sellers pursuant to
Section 4.01(d) or (B) in the absence of such agreement, as shown in the report delivered by PWC pursuant to Section 4.01(d); provided that in no event shall the Final Closing Date European Net Working Capital be less than Purchaser's calculation of Closing Date European Net Working Capital delivered pursuant to
Section 4.01(b) or more than Sellers' calculation of Closing Date European Net Working Capital delivered pursuant to Section 4.01(c).

         "Final Closing Date European Fixed Assets" means the Closing Date European Fixed Assets (i) as shown in Purchaser's calculation delivered pursuant to Section 4.01(b), if no notice of disagreement with respect thereto is delivered pursuant to Section 4.01(c) or (ii) if such a notice of disagreement is delivered (A) as agreed by Purchaser and Sellers pursuant to Section 4.01(d) or (B) in the absence of such agreement, as shown in the report delivered by PWC pursuant to Section 4.01(d), provided that in no event shall the Final Closing Date European Fixed Assets be less than Purchaser's calculation of Closing Date European Fixed Assets delivered pursuant to Section 4.01(b) or more than Sellers' calculation of Closing Date European Fixed Assets delivered pursuant to
Section 4.01(c).

         "Final Closing Date US Fixed Assets" means the Closing Date US Fixed Assets (i) as shown in Purchaser's calculation delivered pursuant to Section 4.01(a), if no notice of disagreement with respect thereto is delivered pursuant to Section 4.01(c) or (ii) if such a notice of disagreement is delivered (A) as agreed by Purchaser and Sellers pursuant to Section 4.01(d) or (B) in the absence of such agreement, as shown in the report delivered by PWC pursuant to
Section 4.01(d), provided that in no event shall the Final Closing Date US Fixed Assets be less than Purchaser's calculation of Closing Date US Fixed Assets delivered pursuant to Section 4.01(a) or more than Sellers' calculation of Closing Date US Fixed Assets delivered pursuant to Section 4.01(c).

         "Final Closing Date US Net Working Capital" means the Closing Date US Net Working Capital (i) as shown in Purchaser's calculation delivered pursuant to Section 4.01(a), if no notice of disagreement with respect thereto is delivered pursuant to Section 4.01(c) or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and Sellers pursuant to Section 4.01(d) or (B) in the absence of such agreement, as shown in the report delivered by PWC pursuant to Section 4.01(d); provided that in no event shall the Final Closing Date US Net Working Capital be less than Purchaser's calculation of Closing Date US Net Working Capital delivered pursuant to Section 4.01(a) or more than Sellers' calculation of Closing Date US Net Working Capital delivered pursuant to Section 4.01(c).

         "French Properties" means the properties listed in European Disclosure Document 13.32 of the European Disclosure Memorandum.

         "FTA" means the Fair Trading Act of 1973.

         "FTC" means the United States Federal Trade Commission.

         "German Properties" means the properties listed in European Disclosure Document 13.36 of the European Disclosure Memorandum.

         "GPP" means the ADI Group Personal Pension Scheme.

         "Group Health Plan" means any Employee Plan that is a "group health plan" as defined in Code Section 5000(b)(i).

         "Hazardous Substances" means any substance or organism which alone, or in combination with others, is likely to cause harm or damage to the Environment or human health and safety and includes, without limitation, any hazardous or toxic materials, pollutants and Waste.

         "Holdings" means Argenbright Holdings Limited, a Georgia corporation and wholly-owned subsidiary of AHL.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR Fees" shall have the same meaning as set forth in Section 10.07 of this Agreement.

         "Indemnified Party" shall have the same meaning as set forth in Section
16.03 of this Agreement.

         "Indemnifying Party" shall have the same meaning as set forth in
Section 16.03 of this Agreement.

         "Information Technology Systems" means all communications systems and computer systems including all computer hardware, software, networks, data, and arrangements relating to the provision of maintenance and support, security, disaster, recovery, facilities management, bureau and on-line services.

         "Intercompany Debt Documents" means (i) the Promissory Note dated December 26, 1998 delivered by Argenbright made payable to the order of Argenbright Security in the outstanding principal amount of $6,300,000, (ii) the Promissory Note dated December 26, 1998, delivered by Argenbright Security made payable to the order of Holdings in the outstanding principal amount of $15,400,000 and (iii) the Promissory Note dated December 26, 1998, delivered by Argenbright made payable to the order of Holdings in the outstanding principal amount of $63,650,000, all of which on December 26, 1998, were assigned (with recourse) to AHL Delta and any other document which evidences or governs debt between Argenbright Security and any other Argenbright Entity.

         "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement, dated October 15, 1999, executed by certain Argenbright Entities in connection with the Credit Facility.

         "Knowledge of the Sellers" means, with respect to (a) the US representations and warranties, all facts known on the relevant date by Frank A. Argenbright, Jr., Edwin R. Mellett, Ronald J. Domanico, Charles D. Best, Barry
J. Jenkins, Dan Di Giusto, Rick Woodward and Mark Thomas; and (b) with respect to the European Warranties, all the facts known on the relevant date by Ernie Patterson, Kevin Franklin, Graham Pomroy and Mel Ewell, and with respect to both clauses (a) and (b), including such facts as should be known to such individuals after diligent inquiry.

         "Know-how" means all know-how, trade secrets and confidential information, in any form.

         "Leased Real Property" shall have the same meaning as set forth in
Section 5.18 of this Agreement.

         "LIBOR" means the 12-month LIBOR rate published in the Wall Street Journal on the Closing Date.

         "Licenses" shall have the same meaning as set forth in Section 5.21 of this Agreement.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business (including the continued operation thereof in accordance with past practices), assets, results of operations or prospects of the US Business, taken as a whole, or the UK Business, taken as a whole.

         "Material Contracts" shall have the meaning set forth in Section 5.13(b) of this Agreement.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         "Non-Assigned Contracts" shall have the same meaning set forth in
Section 8.09 of this Agreement.

         "Non-Certified Properties" means the English Properties, the Scottish Properties, the French Properties and the German Properties.

         "Obligations" shall have the same meaning set forth in Section 18.12 of this Agreement.

         "Other European Property Interests" means the arrangements detailed in European Disclosure Document 13.35 of the European Disclosure Memorandum.

         "PAYE" means Pay As You Earn.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) Liens and claims of mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, (iii) all existing utility, access or other easements and rights of way of record (provided that no encroachment of any such easement or right of way shall be considered a Permitted Lien) relating to Leased Real Property, (iv) zoning and land use laws regulating the use or enjoyment of the Leased Real Property (provided that no violation of any such laws shall be considered a Permitted Lien), (v) Liens placed by or arising through a landlord or other third party with respect to Leased Real Property, (vi) insofar as the date of the execution of this Agreement is concerned, Liens in favor of the lenders pursuant to the Credit Facility, which Liens shall be discharged upon the Closing, and (vii) any other matters which, either individually or in the aggregate, do not, in Purchaser's reasonable judgment, materially interfere with or materially impair the present use or operation of the US Business, or, in Purchaser's reasonable judgment, materially impair the value of owned or leased real property used in the conduct of the US Business.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Planning Acts" means the Town and Country Planning Acts or any other enactment for the time being in force relating to the use, development and enjoyment of land and buildings (including, without limitation, Section 96 of and Schedules 13 and 14 to the Environment Act 1995).

         "Pledge Agreement" means the Pledge Agreement dated as of February 10, 1998, by Holdings in favor of First Union National Bank associated with the Credit Facility.

         "Premerger Rules" shall have the same meaning as set forth in Section
10.07 of this Agreement.

         "Purchase Price" shall have the same meaning as set forth in Section
2.01 of this Agreement.

         "Purchaser" means Securicor plc, a company incorporated under the laws of England and Wales with number 3811216.

         "Purchaser Basket" shall have the same meaning as set forth in Section 16.02(b) of this Agreement.

         "Purchaser Cap" shall have the same meaning as set forth in Section 16.02(b) of this Agreement.

         "Purchaser Damages" shall have the same meaning as set forth in Section 16.02(b) of this Agreement.

         "Purchaser Excluded Claims" shall have the same meaning as set forth in
Section 16.02(b) of this Agreement.

         "Purchaser Plan" means any "pension plan" (as defined in Section 3(2) of ERISA) sponsored or maintained by Purchaser, or any of its respective Affiliates.

         "Purchaser's UK Solicitors" means Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS.

         "PWC" means PricewaterhouseCoopers LLP or such other independent certified public accounting firm mutually acceptable to Purchaser and Sellers.

         "Real Property Leases" shall have the same meaning as set forth in
Section 5.18 of this Agreement.

         "Registered Intellectual Property Rights" means all patents, utility models, registered designs, registered copyrights, plant variety rights, registered trade and service marks and the goodwill attaching to them, domain names and applications for registration and rights to grant of them and any rights or forms of protection of a similar nature anywhere in the world.

         "Releases" shall have the same meaning as set forth in Section 5.17(b) of this Agreement.

         "Representative Member" shall have the same meaning as set forth in
Section 12.13 of Annex XII attached hereto.

         "Required Records" shall have the same meaning as set forth in Section
5.30 of this Agreement.

         "RTPA" means the Restrictive Trade Practices Acts 1976 and 1977.

         "Scottish Properties" means the properties listed in European Disclosure Document 13.31 of the European Disclosure Memorandum.

         "Securicor Georgia" means Securicor Georgia, Inc., a Georgia corporation and wholly-owned subsidiary of Purchaser.

         "Security Agreement" means that certain Security Agreement, dated February 10, 1998, and associated with the Credit Facility.

         "Sellers" means, collectively, Holdings and AHL Europe.

         "Sellers' French Solicitors" means Kahn & Associates of 51 rue Dunnont D'Urville 75116 Paris.

         "Sellers' German Solicitors" means Arcon Rechtsanwalte of Kaiserstrasse, 7, 60311 Frankfurt.

         "Sellers' Marked Materials" shall have the same meaning as set forth in
Section 8.14 of this Agreement.

         "Sellers' Scottish Solicitors" means Tods Murray WS of 66, Queen Street, Edinburgh EH2 4NE.

         "Sellers' UK Solicitors" means Theodore Goddard of 150 Aldersgate Street, London ECIA 4EJ.

         "Shrinkwrap Software" means third party software sold in a standard configuration and readily available on standard terms and conditions.

         "Spot Exchange Rate" means, on any day, (i) with respect to British Pounds Sterling, Euros or other such currency other than US Dollars, the spot rate at which US Dollars are offered for delivery two (2) Business Days forward for British Pounds Sterling, Euros or such other currency at approximately 11:00 a.m. (London time) as published by Reuter Monitor Money Rates Service, and (ii) with respect to US Dollars in relation to British Pounds Sterling, Euros or such other currency, the spot rate at which British Pounds Sterling, Euros or such other currency is offered for US Dollars for delivery two (2) Business Days forward at approximately 11:00 a.m. (London time) as published by Reuter Monitor Money Rates Service.

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned by another entity and with respect to Argenbright Security shall include Premium Services Management, Inc.

         "Target European Fixed Assets" shall mean an amount equal to (pound) 2,200,000.

         "Target European Net Working Capital" shall mean an amount equal to (pound) 8,300,000.

         "Target US Fixed Assets" shall mean an amount equal to $ 8,900,000.

         "Target US Net Working Capital" shall mean an amount equal to US $41,800,000.

         "Taxation" or "Tax" means Tax, as defined in Annex XI or taxation or tax as defined in the Tax Deed and Annex XII as the context may require.

         "The London Stock Exchange" means London Stock Exchange plc.

         "Taxes Act" means the Income and Corporation Taxes Act 1988.

         "Tax Deed" means the tax deed substantially in the form of Schedule 3.04(a) attached hereto.

         "TCGA" means the Taxation of Chargeable Gains Act 1992.

         "Tenancy" shall have the same meaning as set forth in Section 6.05 of Annex VI attached hereto.

         "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

         "Transaction Documents" means this Agreement and other agreements, contracts, instruments, certificates and documents executed by any Argenbright Entity in connection with this Agreement and those documents identified as such in Section 8.07 of this Agreement other than the Employment Agreements.

         "Transition Services Agreements" means: (i) the US Transition Services Agreement between Securicor Georgia, Argenbright Security, AHL and Holdings and
(ii) the Interim Equipment Access Agreement between ADI, Right4Staff and AHL Europe, both such agreements to be entered into on the Closing Date and to be substantially in the form of Exhibit B and C hereto.

         "Trade Secret" as to a Person shall mean any information, without regard to form, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         "UK Assets" means all assets related to the UK Business and the ADI Shares.

         "UK Business" means, collectively, the aviation services business as conducted by ADI and its European Subsidiaries.

         "UK Closing" means the Completion of the sale of the ADI Shares by AHL Europe.

         "UK Intellectual Property Rights" means all Registered Intellectual Property Rights and all inventions (whether patentable or not), design rights, database rights, copyright, semiconductor topography rights, unregistered trade and service marks, logos, get-up and trade names and the goodwill attaching to them, Know-how, and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which subsist anywhere in the world.

         "UK Listing Authority" means the Financial Services Authority as the competent authority for listing in the United Kingdom under Part IV of the Financial Services Act 1986.

         "US Assets" means all assets owned by Argenbright Security and any and all other assets related to or used in connection with the US Business, including, but not limited to, all trademarks, leases, contracts with customers, agreements with employees (including nondisclosure, noncompete and nonsolicitation obligations identified in Section 1.01(a) of the US Disclosure Memorandum). For the avoidance of doubt, the parties acknowledge and agree that the US Assets do not include any military armored vehicles, any sporting firearms or any asset located in AHL's Buckhead Atlanta corporate office.

         "US Assumed Contracts" means all contracts entered into by any Argenbright Entity or any of their Affiliates in respect of the US Business, including, but not limited to, all customer contracts, real estate leases, equipment leases, supplier agreements and the US Intellectual Property license agreements.

         "US Balance Sheet" means the balance sheet of the US Business dated as of September 30, 2000.

         "US Business" means, collectively, the US Security Business and the US Transportation Business.

         "US Closing" means the closing of the sale of the US Shares by Holdings.

         "US Disclosure Memorandum" means the disclosure memorandum delivered by Holdings as of the date of the execution of this Agreement relating to the US Business, as the same may be supplemented and amended in accordance with the terms of this Agreement.

         "US Environmental Laws" means any United States federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, policy or governmental restriction or requirement or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise US Hazardous Substances, wastes or materials.

         "US Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by US Environmental Laws and affecting, or relating in any way to, (i) the US Business as currently conducted or (ii) any US Asset.

         "US Hazardous Substances" means any pollutant, material, contaminant, waste, substance or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material mixture or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, byproducts and other hydrocarbons, and any substance, waste or material regulated under any US Environmental Laws.

         "US Intellectual Property Right" means (i) any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right necessary for the conduct of the US Business, (ii) all computer software necessary for the conduct of the US Business, (iii) any telephone numbers, Internet addresses, URLs and domain names relating to the US Business, (iv) all customer lists relating to the US Business and (v) any and all trade rights, Trade Secrets and other intangible property and information which is proprietary to the US Business.

         "US Marked Materials" shall have the same meaning as set forth in
Section 8.12 of this Agreement.

         "US Net Working Capital" means the amount computed in accordance with the illustration set forth on Schedule 4.02(b) hereto.

         "US Security Business" means the facility security services business and the aviation security business as conducted by any Argenbright Entity as of the date hereof and as of the Closing Date.

         "US Shares" means all of the issued and outstanding capital stock of Argenbright Security.

         "US Transferred Employee" means any individual whose employment duties and responsibilities as of the Closing Date primarily relate to the US Business, including, without limitation, the employees identified in Section 5.25 of the US Disclosure Memorandum.

         "US Transportation Assets" means the assets which are used in the conduct of the US Transportation Business identified in Section 5.17(a) of the US Disclosure Memorandum.

         "US Transportation Business" means the ground transportation and cargo business as conducted by any Argenbright Entity utilizing the US Transportation Assets.

         "Waste" means any waste as defined in the UK Environmental Protection Act 1990.

         "Worker's Compensation Claims" shall have the same meaning as set forth in Section 5.29 of this Agreement.

         The words, "Group" and "Subsidiary" and "Subsidiary Undertakings" shall have the same meanings set forth in Annexes VI, XII and XVI to this Agreement as their respective definitions in the Companies Act except that this shall not exclude the inclusion of Aviation Defence International Italia S.A. in the definition of European Subsidiaries.

                                    ARTICLE 2
                Purchase And Sale of US Business and UK Business

         Section 2.01      Purchase and Sale.

         (a) Upon the terms and subject to the conditions of this Agreement, Holdings agrees to sell to Purchaser or its designee, and Purchaser agrees to purchase or cause its designee to purchase from Holdings the US Shares at the Closing, and AHL Europe agrees to sell to Purchaser, and Purchaser agrees to purchase from AHL Europe the ADI Shares at Closing. Both the US Shares and the ADI Shares are to be sold by Holdings and AHL Europe, respectively, free and clear of any and all Liens. Subject to adjustment as hereinafter provided, the purchase price for the US Shares is US $150,000,000 (the "US Purchase Price") and the purchase price for the ADI Shares is US $35,000,000 (the "UK Purchase Price," and, together with the "US Purchase Price," referred to herein as the "Purchase Price"). The Purchase Price shall be paid in cash and shall be subject to adjustment as provided in Section 4.02 and Schedule 2.01 attached hereto.

         (b) On or prior to the Closing Date, Holdings agrees to sell, convey, transfer, assign and deliver, or cause one or more of the Argenbright Entities to sell, convey, transfer, assign and deliver, to Argenbright Security or its designee, free and clear of all Liens, other than Permitted Liens, all of their right, title and interest in, to and under the US Transportation Assets. On or prior to the Closing Date, AHL Alpha will sell, convey, transfer, assign and deliver such to Argenbright Security, free and clear of all Liens, other than Permitted Liens, all of its right, title and interest in, to and under the trade name "Argenbright" and such other intellectual property rights necessary for operation of the US Business as operated immediately prior to Closing to the extent owned by AHL Alpha. On or prior to the Closing Date, AHL Beta will sell, convey, transfer, assign and deliver, to Argenbright Security, free and clear of all Liens, other than Permitted Liens, all of its right, title and interest in, to and under all intellectual property rights necessary for the operation of the US Business as operated immediately prior to Closing to the extent owned by AHL Beta.

                                    ARTICLE 3
           Closing of Purchase and Sale of US Business and UK Business

         Section 3.01      Closing.

         (a) The US Closing of the purchase and sale of the US Shares hereunder shall take place at the offices of Troutman Sanders LLP, on December 29, 2000 at 10:00 a.m. EST or as soon as possible thereafter, but in no event later than, five (5) Business Days, after satisfaction or waiver of the conditions set forth in Article 15, or at such other time or place as Purchaser and Holdings may agree.

         (b) The UK Closing of the purchase and sale of the ADI Shares shall take place at the offices of Herbert Smith, London, England on the Closing Date at 3:00 p.m. GMT, or at such other place as Purchaser and AHL Europe may agree.

         Section 3.02      Delivery of Purchase Price. At the Closing:

         Purchaser shall deliver to Holdings the US Purchase Price in immediately available funds by wire transfer to an account with a bank (or banks) located in the United States and designated in writing by Holdings at least two (2) Business Days prior to Closing, by notice to Purchaser, on the Closing Date. Purchaser shall deliver to AHL Europe the UK Purchase Price by wire transfer in immediately available funds to an account with a bank located in the United Kingdom and designated in writing by AHL Europe at least two (2) Business Days prior to Closing, by notice to Purchaser, on the Closing Date.

         Section 3.03      US Closing Deliveries. At the Closing:

         (a) Holdings shall deliver to Purchaser certificates for the US Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto;

         (b) Argenbright Security and the respective employees of the US Business named therein shall enter into the Employment Agreements described in Exhibit A; and

         (c) Holdings and Purchaser shall enter into the Transition Services Agreement with respect to the US Business attached hereto as Exhibit B.

         Section 3.04      UK Closing Deliveries.

         (a) At the UK Closing, AHL Europe shall deliver or cause to be delivered to the Purchaser or the Purchaser's UK Solicitors:

                  (i) Duly executed transfers to the Purchaser or its nominee of all of the ADI Shares together with definitive share certificates for them in the names of the relevant transferors;

                  (ii) Any power of attorney under which any document is executed on behalf of the relevant transferors;

                  (iii) Any waivers, consents or other documents reasonably required to vest in the Purchaser the full beneficial ownership of the ADI Shares and to enable the Purchaser to procure them to be registered in the name of Purchaser or its nominee;

                  (iv) The certificate(s) of incorporation, common seal, all statutory and minute books (which shall be written up to, but not including, the date of Completion of the sale) and share certificate book of ADI and each of the European Subsidiaries together with all unused share certificate forms (or, in each case, their equivalent for companies incorporated outside of England and Wales);

                  (v) Definitive certificates in respect of all the shares beneficially owned by ADI or any of the European Subsidiaries in each of the European Subsidiaries together with duly executed transfers in blank in respect of all shares in the European Subsidiaries not registered in the name of ADI or of another of the European Subsidiaries;

                  (vi) All deeds and documents in the possession of AHL Europe relating to the title of ADI or any of the European Subsidiaries to each of the European Properties or in respect of the French Properties, the German Properties and the Scottish Properties irrevocable letters of instruction from Sellers' French Solicitors, Sellers' German Solicitors and Sellers' Scottish Solicitors, respectively, to hold such of the deeds and documents of title in the possession of AHL Europe relating to the French Properties, the German Properties and the Scottish Properties, respectively, to the order of the Purchaser;

                  (vii) Certificates of Title given by the Sellers' UK Solicitors in respect of each of the Certified English Properties in the agreed terms;

                  (viii) The written resignations of all directors of and the secretaries (or their equivalent in the case of companies incorporated outside of England and Wales) of ADI and each of the European Subsidiaries (other than any director or secretary whom the Purchaser may wish to remain in office) (as indicated in a written notice from Purchaser to AHL Europe or Sellers' UK Solicitors not less than five
         (5) Business Days prior to the Closing Date) executed as a deed in the agreed terms;

                  (ix) A written undertaking from the Sellers' UK Solicitors to deliver a copy of a release of each charge to which any of the assets or undertaking of ADI or any of the European Subsidiaries is subject has been released or discharged;

                  (x) A power of attorney from AHL Europe (and the holders of any nominee shares) in the agreed terms relating to the exercise of rights in respect of the ADI Shares pending their registration in the name of the Purchaser and/or its nominee;

                  (xi) A notice of resignation of the existing auditors of ADI and each of the European Subsidiaries containing a statement that there are no circumstances connected with such resignation which the auditors consider should be brought to the attention of the members or creditors of ADI or any other European Subsidiary, in accordance with section 394 of the Companies Act 1985 (or any equivalent requirement for companies incorporated outside of England and Wales);

                  (xii) The Supplemental European Disclosure Memorandum (if any) as provided for under Section 8.15;

                  (xiii) The Tax Deed duly executed by AHL Europe in the form attached hereto as Schedule 3.04(a);

                  (xiv) The Personnel Supply Agreement duly executed by Right 4 Staff Limited in the form attached hereto as Schedule 3.04(b); and

                  (xv) The Transition Services Agreement with respect to UK Business (the "Interim Equipment Access Agreement") duly executed by ADI, Right 4 Staff Limited and AHL Europe in the form attached hereto as Exhibit C.

         (b) AHL Europe shall ensure that the following business is transacted at meetings of the directors of ADI and each of the European
Subsidiaries:

                  (i) The directors of ADI shall approve the transfers of the ADI Shares for registration and the entry of the transferee in the register of members of ADI, in each case subject only to the transfers being subsequently presented duly stamped;

                  (ii) The situation of the registered office (or its equivalent for companies incorporated outside of England and Wales) of ADI and each of the European Subsidiaries shall be changed to that nominated by the Purchaser;

                  (iii) All existing mandates for the operation of the bank accounts of ADI and each of the European Subsidiaries shall be revoked and new mandates issued giving authority to those persons nominated by the Purchaser in each case to the extent notified in writing by the Purchaser prior to Completion;

                  (iv) The accounting reference date (or its equivalent for companies incorporated outside of England and Wales) of ADI and each of the European Subsidiaries shall be changed to September 30;

                  (v) Any person nominated by the Purchaser for appointment as a director or the secretary of ADI or any of the European Subsidiaries shall be so appointed; and

                  (vi) Baker Tilly shall be appointed to replace the existing auditors of ADI.

                                    ARTICLE 4
              Post Closing Balance Sheet; Purchase Price Adjustment

         Section 4.01      US Balance Sheet and European Completion Accounts.

         (a) As promptly as practicable, but no later than ninety (90) days after the Closing Date, Purchaser will cause to be prepared and delivered to Sellers the Closing US Balance Sheet and a certificate of an officer of Purchaser based on such Closing US Balance Sheet setting forth Purchaser's calculation of Closing Date US Net Working Capital and the Closing Date US Fixed Assets. The Closing US Balance Sheet shall (i) fairly present the consolidated financial position of the US Business as at the close of business on the Closing Date in accordance with United States generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited consolidated balance sheet of AHL as of December 31, 1999 (the "December Balance Sheet"), (ii) include line items substantially consistent with those in the December Balance Sheet and (iii) be prepared in accordance with United States generally accepted accounting principles and the accounting policies and practices consistent with those used in the preparation of the December Balance Sheet, with United States generally accepted accounting principles to control in the event of any conflict between such principles and past practice.

         (b) As promptly as practicable, but no later than ninety (90) days after the Closing Date, Purchaser will cause to be prepared and delivered to the Sellers the European Completion Accounts and a certificate of an officer of Purchaser based on such European Completion Accounts setting forth the Purchaser's calculation of Closing Date European Net Working Capital and the Closing Date European Fixed Assets. The European Completion Accounts shall (i) fairly present the consolidated financial position of the UK Business at the close of business on the Closing Date in accordance with United Kingdom generally accepted accounting principles applied on a basis consistent with those used in the preparation of the December Balance Sheet, (ii) include line items substantially consistent with the December Balance Sheet and (iii) be prepared in accordance with United Kingdom generally accepted accounting principles and accounting policies and practices consistent with those used in the preparation of the European Accounts, with United Kingdom generally accepted accounting principles to control in the event of any conflict between such principles and past practice.

         (c) If Sellers disagree with Purchaser's calculation of Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets or Closing Date European Fixed Assets, Sellers may, within thirty (30) days after delivery of the documents referred to in Section 4.01(a) and (b), deliver a notice to Purchaser disagreeing with such calculation and setting forth Sellers' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Sellers disagree and the reasons for such disagreement, and Sellers shall be deemed to have agreed with all other items and amounts contained in the Closing US Balance Sheet, the European Completion Accounts and Purchaser's calculation of Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets and Closing Date European Fixed Assets delivered pursuant to Section 4.01(a) and
(b).

         (d) If a notice of disagreement shall be duly delivered pursuant to Section 4.01(c), Purchaser and Sellers shall, during the fifteen (15) days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets and Closing Date European Fixed Assets, as the case may be, which amount shall not be less than the amount thereof shown in Purchaser's calculation delivered pursuant to Section 4.01(a) or (b) nor more than the amount thereof shown in Sellers' calculation delivered pursuant to
Section 4.01(c). If, during such period, Purchaser and Sellers are unable to reach such agreement, they shall promptly thereafter cause PWC promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets and/or Closing Date European Fixed Assets, as the case may be. In making this calculation, PWC shall consider only those items or amounts in the Closing Date US Balance Sheet, the European Completion Accounts or Purchaser's calculation of Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets or Closing Date European Fixed Assets, as to which Sellers have disagreed. PWC shall deliver to Purchaser and Sellers, as promptly as practicable, and in no event more than sixty (60) days following submission of the dispute to PWC, a report setting forth this calculation. Such report shall be final and binding upon Purchaser and Sellers. The cost of this review and report shall be borne
(i) by Purchaser if (A) the difference between the (1) aggregate of the Final Closing Date US Net Working Capital, Final Closing Date European Net Working Capital, Final Closing Date US Fixed Assets and Final Closing Date European Fixed Assets determined by PWC and (2) Purchaser's calculation of Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets and Closing Date European Fixed Assets delivered pursuant to Sections 4.01(a) and (b) is greater than (B) the difference between (1) the aggregate of the Final Closing Date US Net Working Capital, Final Closing Date European Net Working Capital, Final Closing Date US Fixed Assets and Final Closing Date European Fixed Assets determined by PWC and (2) Sellers' calculation of Closing Date US Net Working Capital, Closing Date European Net Working Capital, Closing Date US Fixed Assets and/or Closing Date European Fixed Assets, as the case may be, delivered pursuant to Sections 4.01(a) and (b), (ii) by Sellers if the first such difference is less than the second such difference and (iii) otherwise, equally by Purchaser and Sellers.

         (e) Purchaser and Sellers agree that they will, and agree to cause their respective independent accountants and each of their Subsidiaries to, cooperate and assist in the preparation of the Closing US Balance Sheet and the European Completion Accounts and the calculation of Final Closing Date US Net Working Capital, Final Closing Date European Net Working Capital, Final Closing Date US Fixed Assets and Final Closing Date European Fixed Assets and in the conduct of the audits and reviews referred to in this Section 4.01, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

         Section 4.02      Adjustment of Purchase Price.

         (a)      The Purchase Price shall be adjusted as follows:

                  (i) In the event Target US Net Working Capital exceeds Final Closing Date US Net Working Capital, Holdings shall pay to Purchaser, as an adjustment to the US Purchase Price, an amount in United States Dollars, equal to such excess. In the event Target European Net Working Capital exceeds Final Closing Date European Net Working Capital, AHL Europe shall pay to Purchaser, as an adjustment to the UK Purchase Price, an amount in British Pounds Sterling, equal to such excess;

                  (ii) In the event Final Closing Date US Fixed Assets are less than Target US Fixed Assets, Holdings shall pay to Purchaser, as an adjustment to the US Purchase Price, an amount in US Dollars, equal to such shortage. In the event Final Closing Date European Fixed Assets are less than Target European Fixed Assets, AHL Europe shall pay to Purchaser, as an adjustment to the UK Purchase Price, an amount in British Pounds Sterling, equal to such shortage.

                  (iii) In the event Final Closing Date US Net Working Capital exceeds Target US Net Working Capital, Purchaser shall pay to Holdings, as an adjustment to the US Purchase Price an amount in United States Dollars, equal to such excess. In the event Final Closing Date European Net Working Capital exceeds Target European Net Working Capital, Purchaser shall pay to AHL Europe, as an adjustment to the UK Purchase Price an amount in British Pounds Sterling, equal to such excess.

                  (iv) In the event Final Closing Date US Fixed Assets exceed Target US Fixed Assets or Final Closing Date European Fixed Assets exceed Target European Fixed Assets, no adjustment shall be made to the Purchase Price.

         (b) Payment pursuant to Section 4.02(a) shall be made to the Purchaser, Holdings, or AHL Europe, as the case may be, promptly (and in no event more than five (5) Business Days) following the determination of the Final Closing Date US Net Working Capital, the Final Closing Date European Net Working Capital, the Final Closing Date US Fixed Assets and the Final Closing Date European Fixed Assets by wire transfer of immediately available funds to an account designated in writing by the party entitled to receive the payment.

                                    ARTICLE 5
           Representations And Warranties of The Argenbright Entities

         Each of AHL, Holdings and Argenbright jointly and severally represents and warrants to Purchaser as of the date hereof and as of the Closing Date that:

         Section 5.01 Corporate Existence and Power. Each Argenbright Entity is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and, except as set forth in Section 5.01 of the US Disclosure Memorandum, all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Except as set forth in Section 5.01 of the US Disclosure Memorandum, each Argenbright Entity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect. Each Argenbright Entity has heretofore delivered to Purchaser true and complete copies of its certificate or articles of incorporation and bylaws as currently in effect.

         Section 5.02 Corporate Authorization. The execution, delivery and performance by each Argenbright Entity of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby are within each Argenbright Entity's corporate powers and have been duly authorized by all necessary corporate actions on the part of each Argenbright Entity, and no other corporate or other approval of any Argenbright Entity or its stockholders is required in connection therewith. This Agreement and each other Transaction Document to which any Argenbright Entity is a party has been duly executed and delivered by each Argenbright Entity and constitutes a legal, valid and binding agreement of such Argenbright Entity enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Notwithstanding the foregoing, Sellers and Purchaser hereby acknowledge that the Argenbright Entities do not represent that the Employment Agreements are enforceable in accordance with their terms.

         Section 5.03 Governmental Authorization. The execution, delivery and performance by each Argenbright Entity of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the 1934 Act, (iii) compliance with the Exon-Florio Amendment and (iv) the approvals described in Section 5.03 of the US Disclosure Memorandum.

         Section 5.04 Noncontravention. The execution, delivery and performance by each Argenbright Entity of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate or articles of incorporation, bylaws, charter or similar organizational documents of such Argenbright Entity, (ii) assuming compliance with the matters referred to in
Section 5.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree to which any Argenbright Entity is subject or that relates to the US Business, (iii) except as set forth in Section 5.04 of the US Disclosure Memorandum, require any consent or other action by any Person under, constitute a material default under, give rise to any right of any Person to require any Argenbright Entity to purchase any equity interest held by such Person, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of any Argenbright Entity that relates to the US Business or to a loss of any benefit to which any Argenbright Entity is entitled under, any provision of any agreement or other instrument binding upon any Argenbright Entity that relates to the US Business or (iv) result in the creation or imposition of any Lien on any US Asset other than Permitted Liens.

         Section 5.05      Capitalization.

         (a) Section 5.05(a) of the US Disclosure Memorandum sets forth the authorized, issued and outstanding shares of each class of capital stock of Argenbright Security and its Subsidiaries.

         (b) All outstanding shares of capital stock of Argenbright Security and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding (i) shares of capital stock or voting securities of Argenbright Security or its Subsidiaries,
(ii) securities convertible into or exchangeable for shares of capital stock or voting securities of Argenbright Security or its Subsidiaries or (iii) options or other rights to acquire any securities of Argenbright Security or its Subsidiaries, or other obligations of Argenbright Security or its Subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Argenbright Security (the items in clauses 5.05(b)(i), 5.05(b)(ii) and 5.05(b)(iii) being referred to, collectively, as the "Argenbright Securities"). None of the issued and outstanding Argenbright Securities were issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any securities of Argenbright Security.

         Section 5.06      Ownership of US Shares.

         (a) Holdings is the record and beneficial owner of all of the US Shares, free and clear of any Lien (other than Permitted Liens) and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the US Shares), and will transfer and deliver to Purchaser or one of Purchaser's designees at the Closing valid title to the US Shares free and clear of any Lien and any such limitation or restriction.

         (b) On or before the Closing Date, Argenbright Security (or, if requested by Purchaser pursuant to Section 2.01, one or more designees of Argenbright Security) will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the US Transportation Assets, free and clear of all Liens, except for the Permitted Liens.

         Section 5.07 Argenbright Security Subsidiaries. All Subsidiaries of Argenbright Security and their respective jurisdictions of incorporation and organization are identified in Section 5.07 of the US Disclosure Memorandum. Any such Subsidiaries are corporations duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, have all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on their business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary. Argenbright Security does not own and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except for AHL Beta.

         Section 5.08      Financial Statements.

         (a) The unaudited balance sheets of the US Business as of December 31, 1998 and 1999 and as of September 30, 2000 and the related unaudited statements of income for the periods then ended fairly present, in conformity with United States generally accepted accounting principles applied on a consistent basis the combined financial position of the US Business as of the dates thereof and their consolidated results of operations for the periods then ended (except with respect to the absence of footnotes and the matters that would have been disclosed therein, and subject to normal year-end adjustments); and

         (b) Except as set forth in Section 5.08(b) of the US Disclosure Memorandum, neither Argenbright Security nor any of its Subsidiaries has incurred, assumed or guaranteed any indebtedness.

         Section 5.09      Books and Records. Except as set forth in Section
5.09 of the US Disclosure Memorandum, the books of account, minute books, stock record books and other records of the US Business, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the 1934 Act, as amended, including the maintenance of an adequate system of internal controls. Except as set forth in Section 5.09 of the US Disclosure Memorandum, the minute books of Argenbright Security and its Subsidiary contain accurate and complete records of all meetings held of, and corporate action taken by the stockholders, the Board of Directors and committees of the Board of Directors of Argenbright Security and its Subsidiaries, and no meeting of any such shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the books and records of the US Business will be in the possession of Argenbright Security.

         Section 5.10      Absence of Certain Changes. Except as set forth in
Section 5.10 of the US Disclosure Memorandum, since the Balance Sheet Date, the US Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (a) Any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Argenbright Security, or any repurchase, redemption or other acquisition by Argenbright Security of any outstanding shares of capital stock or other securities of Argenbright Security;

         (c) Any amendment of any material term of any outstanding shares of capital stock of Argenbright Security or any of its Subsidiaries;

         (d) Any incurrence, assumption or guarantee by Argenbright Security or any of its Subsidiaries of any indebtedness for borrowed money, other than pursuant to the Credit Facility;

         (e) Any creation or other incurrence of any Lien on any shares of capital stock of Argenbright Security or on any asset of Argenbright Security or on any of the US Transportation Assets, other than Permitted Liens;

         (f) Any making of any loan, advance or capital contributions to or investment in any Person;

         (g) Any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the US Business or US Assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (h) Any transaction or commitment made, or any contract or agreement entered into, by Argenbright Security or any of its Subsidiaries relating to their respective assets or business (including the acquisition or disposition of any assets) or any relinquishment by Argenbright Security of any contract or other right, or by any Argenbright Entity or any of its Affiliates with respect to the US Transportation Assets, in each case, material to the US Business other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (i) Any oral or written material adverse change in the price, payment terms or scope of any of the customer contracts listed in Section 5.13 of the US Disclosure Memorandum;

         (j) Any change in any method of accounting or accounting practice by any Argenbright Entity except for any such change after the date hereof required by reason of a concurrent change in United States generally accepted accounting principles;

         (k) Any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee relating to the US Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee relating to the US Business or (iii) change in compensation or other benefits payable to any director, officer or employee relating to the US Business pursuant to any severance or retirement plans or policies thereof;

         (l) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees relating to the US Business, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees relating to the US Business;

         (m) Any single incident which resulted in worker's compensation claims being submitted by ten (10) or more employees relating to the US Business with respect to services performed in respect of the US Business; and/or

         (n) Any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in an amount in excess of US $100,000 other than as disclosed as part of the fixed assets described in Section 5.17(a) of the US Disclosure Memorandum.

         Section 5.11 No Undisclosed Material Liabilities. There are no liabilities of the US Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) Liabilities provided for in the US Balance Sheet or disclosed in the notes thereto;

         (b) Liabilities incurred since September 30, 2000 in the ordinary course of the operation of the US Business;

         (c) Liabilities disclosed in Section 5.11 of the US Disclosure Memorandum;

         (d) Other undisclosed liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

         (e) Liabilities that will be disclosed on the Closing Date US Balance Sheet and that are the subject of an adjustment of the Purchase Price pursuant to Article 4 of this Agreement.

         Section 5.12 Intercompany Accounts. Since the Balance Sheet Date there has not been any accrual of liability by Argenbright Security to any Argenbright Entity or other transaction between Argenbright Security and any Argenbright Entity or its Affiliates, except with respect to the period prior to the date of this Agreement, in the ordinary course of the US Business consistent with past practice and except for the transactions contemplated by this Agreement, and thereafter, as provided in Section 5.12 of the US Disclosure Memorandum.

         Section 5.13      Material Contracts.

         (a) Except as disclosed in Section 5.13(a) of the US Disclosure Memorandum, Argenbright Security (or, to the extent involving any of the US Assets, any Argenbright Entity, including without limitation Argenbright with respect to the US Transportation Assets) is not a party to or bound by:

                  (i) Any lease (whether of real or personal property) providing for annual rentals of US $60,000 or more;

                  (ii) Any agreement (including related agreements, as one agreement) for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by Argenbright Security or any of its Subsidiaries of US $100,000 or more;

                  (iii) Any sales, distribution option, license, franchise or other similar agreement providing for the sale by Argenbright Security or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that provides for either annual payments to Argenbright Security or any of its Subsidiaries of US $500,000 or more;

                  (iv) Any partnership, joint venture or other similar agreement or arrangement;

                  (v) Any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise pursuant to which Argenbright Security or other Argenbright Entity currently has any right or obligation);

                  (vi) Any agreement containing an amount or similar provision or otherwise providing for a contingent payment by or to Argenbright Security or any of its Subsidiaries or in respect of the US Business;

                  (vii) Any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding US $10,000 provided that the amount of all such agreements does not exceed US $15,000 in the aggregate;

                  (viii) Any agency, dealer, sales representative, marketing or other similar agreement;

                  (ix) Any agreement or judgment that limits the freedom of the US Business to compete in any line of business or with any Person or in any area or which would so limit the freedom of Argenbright Security or any of its Subsidiaries after the Closing Date;

                  (x) Any agreement that limits the freedom of any Argenbright Entity or any Affiliate to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any US Asset or which would so limit the freedom of Purchaser or its Affiliates after the Closing Date;

                  (xi) Any agreement with (A) any Argenbright Entity or any of its Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of any Argenbright Entity or any of its Affiliates, (C) any Person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Argenbright Entity or any of its Affiliates or (D) any director or officer of any Argenbright Entity or any of its Affiliates or any "associates" or members of the

         "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer;

                  (xii) Any contract involving payment of $100,000 or more by Argenbright Security and or its Subsidiaries or that cannot be terminated upon thirty (30) days or less notice without penalty to Argenbright Security or any Subsidiary; and

                  (xiii) Any agreement not made in the ordinary course of business that is material to the US Business.

         (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in Section 5.13 of the US Disclosure Memorandum (each a "Material Contract" and, collectively, the "Material Contracts") is a valid and binding agreement of Argenbright Security or an Argenbright Entity, as the case may be, and is in full force and effect (other than those contracts listed as expired in Section 5.13(b) of the US Disclosure Memorandum under which the parties thereto continue to perform upon substantially the terms and conditions set forth in such contracts), and no Argenbright Entity nor, to the knowledge of the Sellers, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract. True and complete copies of each such written Material Contract and a written summary of the terms of any oral Material Contract have been provided to Purchaser.

         (c) Section 5.13(c) of the US Disclosure Memorandum sets forth a true, correct and complete list of all material consents or notices required to be obtained or given under the Material Contracts in connection with the transactions contemplated by this Agreement.

         (d) Except as set forth in Section 5.13(d) of the US Disclosure Memorandum, no Argenbright Entity has received any notice (oral or written) that any of the counterparts under any of the Material Contracts may terminate such Material Contracts.

         (e) Section 5.13(e) of the US Disclosure Memorandum sets forth all of the Material Contracts which require special security clearances for the officers and/or directors of Argenbright Security or the applicable Argenbright Entity, as the case may be.

         Section 5.14 Suppliers. Except as set forth in Section 5.14 of the US Disclosure Memorandum, since January 1, 2000, no supplier to the US Business has canceled or otherwise modified, or, to Sellers' knowledge, threatened to cancel or otherwise modify, its relationship with Argenbright Security or any Argenbright Entity or otherwise in respect of the US Business.

         Section 5.15 Litigation. Except as set forth in Section 5.15 of the US Disclosure Memorandum, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of the Sellers, threatened against or affecting, any Argenbright Entity or its Affiliates or any of their respective properties or any US Asset before any court or arbitrator or any governmental body, agency or official (i) which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a Material Adverse Effect, (ii) involves damages in excess of US $100,000 individually or when aggregated with all other related actions, suits investigations or proceedings, (iii) which seeks injunctive relief or (iv) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement (collectively, "Claims"). The current insurance maintained by or on behalf of Argenbright Security is adequate to cover all pending or threatened Claims in excess of the amounts of such Claims as to which Argenbright Security is self-insured, and/or such insurance coverage is reasonably regarded as adequate against risks normally insured against by companies carrying on similar businesses. Argenbright Security has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such Claims have been fully reserved for on the US Balance Sheet, except for Claims filed after such date.

         Section 5.16 Compliance with Laws and Court Orders. Except as set forth in Section 5.16 of the US Disclosure Memorandum, none of the Argenbright Entities are in violation of, and has not since the Balance Sheet Date violated, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 5.17      Ownership of US Assets.

         (a) Section 5.17(a) of the US Disclosure Memorandum sets forth all of the fixed assets used in the conduct of the US Business. Argenbright Security and AHL Beta have or will have as of the Closing good and marketable title to
(i) the property and assets (whether real, personal, tangible or intangible) reflected on the US Balance Sheet and in Section 5.17(a) of the US Disclosure Memorandum, except for obsolete assets disposed of since the US Balance Sheet Date in the ordinary course of business consistent with past practices, (ii) the US Transportation Assets as described in Section 5.17(a) of the US Disclosure Memorandum, (iii) the forty-nine percent (49%) ownership interest in Premium Services Management, Inc., and (iv) all customer contracts related to the security services business, the aviation business, the cargo/mail business and the transportation business as conducted on the date hereof and immediately prior to Closing by the Argenbright Entities and their Affiliates. Except as set forth in Section 5.17(b) of the US Disclosure Memorandum, none of such property or assets is subject to any Lien except for Permitted Liens. Except as disclosed in Section 5.17(a) of the US Disclosure Memorandum, all assets necessary for the conduct of the US Business are in the possession and control of Argenbright Security. In addition, ADI will own all assets used in the conduct of the UK Business immediately prior to the Closing.

         (b) Section 5.17(b) of the US Disclosure Memorandum lists all releases ("Releases") necessary to satisfy and fully discharge all Liens (other than Permitted Liens) on all US Assets used in the conduct of the US Business (except for those US Assets that are leased by an Argenbright Entity from an unrelated third party).

         (c) The US Assets constitute all of the property and assets used or held for use in connection with the US Business and are adequate to conduct the US Business as currently conducted. Subject to any specifically applicable exceptions set forth in the European Disclosure Memorandum, the UK Assets constitute all of the property and assets used or held for use in connection with the UK Business and are adequate to conduct the UK Business as currently conducted.

         (d) All equipment and other items of tangible property and assets included in the US Assets or used in the conduct of the US Business are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are usable in the regular and ordinary course of business and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations applicable thereto. No person other than Argenbright Security owns any equipment or other tangible assets or properties situated on any premises leased by Argenbright Security which are necessary to the operation of the US Business, except for the leased items. Since September 30, 2000, the Argenbright Entities have not sold, transferred or disposed of any assets necessary for the conduct of the US Business other than sales in the ordinary course of business.

         (e) All leased tangible property is in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, is usable in the regular course of the US Business and conforms to all applicable laws, ordinances, codes, rules and regulations applicable thereto.

         Section 5.18      Real Property.

         (a)      Real Property Lease Obligations.

                  (i) Each lease of real property (the "Leased Real Property") used or occupied by Argenbright Security or used or occupied by any other Argenbright Entity in connection with the US Business (the "Real Property Leases") is legal, valid, binding and enforceable, and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforceability of creditors rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Neither Argenbright Security nor any other party is in default, breach or violation in any respect under any Real Property Lease or any lease superior to such Real Property Lease, and no event, to the best knowledge of any Argenbright Entity, has occurred and is continuing that constitutes, or with notice and/or the passage of time would constitute, a default, violation or breach in any respect under any Real Property Lease or any lease superior to such Real Property Lease. The Argenbright Entities are not subject to any present claim, contest, dispute, action or, to the knowledge of any Argenbright Entity, threatened action, at law or in equity or otherwise related to any of the Leased Real Property except as set forth in Section 5.18(a)(i) of the US Disclosure Memorandum.

                  (ii) Each Real Property Lease grants the tenant under the Real Property Lease the exclusive right to use and occupy the demised premises thereunder. Argenbright Security has, or will have as of the Closing Date, good and valid title to the leasehold estate under each Real Property Lease to which it is a party, free and clear of all Liens, other than Permitted Liens. Argenbright Security enjoys or will enjoy as of the Closing Date peaceful and undisturbed possession under its respective Real Property Leases of the Leased Real Property.

                  (iii) There are no forfeiture or other similar proceedings pending or, to the knowledge of any Argenbright Entity, threatened affecting any portion of the Leased Real Property. There is no writ, injunction, decree, order, award, ruling, stipulation or judgment outstanding, nor any action, claim, suit or proceeding pending or, to the knowledge of any Argenbright Entity, threatened relating to the ownership, lease, use, occupancy or operation by any Person of any Leased Real Property.

                  (iv) Except as set forth in Section 5.18(a)(iv) of the US Disclosure Memorandum, the use and operation of the Leased Real Property in the conduct of the US Business does not violate in any material respect any agreement to which any Argenbright Entity is a party or of which any Argenbright Entity is aware affecting the Leased Real Property. To the best knowledge of any Argenbright Entity, there are no matters affecting the Leased Real Property which might curtail or interfere with the use of the Leased Real Property for the purposes for which it is used in connection with the US Business.

                  (v) The Leased Real Property and the use thereof by Argenbright Security or any Argenbright Entity, as applicable, is in compliance in all material respects with all applicable building, zoning or planning, fire, water, health, environmental and other land use and similar laws affecting the Leased Real Property.

                  (vi) The Leased Real Property is in good operating condition and repair.

                  (vii) The expenditure of substantial sums of money on the Leased Real Property by Argenbright Security is not anticipated or necessary in the near future.

         (b) Other. The Leased Real Property constitutes all the interests in real property held for use in connection with or necessary for the conduct of the US Business as now conducted. No Argenbright Entity has any interest in or any right or obligation to acquire any interest in, or any residual liability in respect of, any other real property.

         Section 5.19      Intellectual Property.

         (a) Section 5.19(a) of the US Disclosure Memorandum sets forth the following information with respect to the US Intellectual Property Rights owned or licensed and used or held for use by Argenbright Security or any other Argenbright Entity in connection with the US Business, specifying as to each, as applicable: (i) the nature of such US Intellectual Property Right, (ii) the owner of such US Intellectual Property Right, (iii) the jurisdictions by or in which such US Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed, (iv) the registration or application numbers and
(v) the termination or expiration dates.

         (b) Section 5.19(b) of the US Disclosure Memorandum sets forth a list of all licenses, sublicenses and other agreements to which Argenbright Security (and the other Argenbright Entities to the extent used in the US Business) is a party and pursuant to which any Person (other than an Argenbright Entity) is authorized to use any US Intellectual Property Right, including (i) the identity of all parties thereto, (ii) a description of the nature and subject matter thereof, (iii) the applicable royalty and/or other payments and
(iv) the term thereof.

         (c) Argenbright Security has or will have as of the Closing Date the right to use the US Intellectual Property Rights and the products, processes and materials covered thereby. In addition, Argenbright Security has or will have as of the Closing Date the right to sell, license, assign, transfer, convey or dispose of all rights associated with any trademark, trade name and service mark, including, but not limited to, the "Argenbright" name and the Argenbright Logo, which is utilized in connection with the US Business. Notwithstanding the foregoing, the other Argenbright Entities acknowledge and agree that each Argenbright Entity has the right to sell, license, assign, transfer and convey all such US Intellectual Property Rights (excluding computer software licensed from a third party) to Argenbright Security on or before the Closing Date. To the knowledge of Holdings and the other Argenbright Entities, all patents and registered trademarks, service marks, trade names and other company, product or service identifiers and copyrights held by Argenbright Security or any other Argenbright Entity in respect to the US Intellectual Property Rights are valid and enforceable. Neither Argenbright Security nor any other Argenbright Entity is or will be, as a result of the consummation of the transactions contemplated by this Agreement, in violation or breach of, nor will Argenbright Security or any other Argenbright Entity forfeit, terminate or in any way impair, any US Intellectual Property Right whether or not pursuant to any license, sublicense or agreement with respect to such US Intellectual Property Rights.

         (d) No Argenbright Entity to the extent it is engaged in the US Business has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any US Intellectual Property Right or any claim that the use of any US Intellectual Property infringes any right of any other Person, and no Argenbright Entity has any knowledge of any other such infringement, by Argenbright Security or any other Argenbright Entity and (ii) no Argenbright Entity has an outstanding claim or suit for, nor has any knowledge of, any continuing infringement by any other Person of any US Intellectual Property Rights. To Sellers' knowledge, no US Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Argenbright Security or any other Argenbright Entity or restricting the licensing thereof by Argenbright Security or any other Argenbright Entity to any Person. Neither Argenbright Security nor any other Argenbright Entity has entered into any agreement to indemnify any other Person against any charge of infringement of any US Intellectual Property Right.

         (e) The US Assets will include as of the Closing Date any and all rights to utilize all software programs, modules, routines, data, text or graphic files, source or object codes, hardware, firmware and other components of all management information systems which are used in the operation of the US Business, and all such management operating systems shall include all written and electronic documentation which is in the possession of any Argenbright Entity in respect of the US Business. Except as disclosed in Section 5.19(e) of the US Disclosure Memorandum, Argenbright Security does not lease any computer hardware or software and has not entered into any agreements for the maintenance or support of any computer hardware and/or software.

         Section 5.20 Insurance. Section 5.20 of the US Disclosure Memorandum sets forth a complete and correct list of all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the US Business and its potential liabilities to third parties. Holdings has furnished or made available to Purchaser true, correct and complete copies of all such insurance policies and fidelity bonds. There is no claim by Argenbright Security or any other Argenbright Entity pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and Argenbright Security and each Argenbright Entity have otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since the Balance Sheet Date and, to the Sellers' knowledge remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the US Business. No Argenbright Entity knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds, other than with respect to the aviation insurance which, effective as of October 1, 2000, has a deductible of US $250,000 per occurrence and US $1,500,000 in the aggregate. Argenbright Security has adequately reserved on the US Balance Sheet in respect of any payments which may be required under any self insurance policies. All Workers' Compensation Claims incurred prior to the Closing Date (including all incurred but not reported claims) are either fully insured by a third-party insurer which is not an Affiliate of Holdings or are self-insured subject to an excess liability insurance policy carried with a third-party insurer which is not an Affiliate of Holdings and which covers the full amount of Workers' Compensation Claims in excess of US $250,000 per occurrence.

         Section 5.21      Licenses and Permits.

         (a) Section 5.21 of the US Disclosure Memorandum correctly describes each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the US Assets or the US Business (the "Licenses"), together with the name of the government agency or entity issuing such License. The Licenses listed in Section 5.21 of the US Disclosure Memorandum are all of the government licenses, permits, approvals and other authorizations necessary to conduct the US Business as it is now being conducted. Except as set forth in Section 5.21 of the US Disclosure Memorandum, (i) the Licenses are valid and in full force and effect, (ii) neither Argenbright Security nor any Argenbright Entity is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Licenses and (iii) none of the Licenses will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         (b) To the knowledge of any Argenbright Entity, no proceeding is pending or threatened seeking the revocation or limitation of any such Licenses, and to the knowledge of any Argenbright Entity there is no basis or grounds for any such revocation of such Licenses. Except as set forth in Section 5.21 of the US Disclosure Memorandum, since January 1, 1995, no notice, citation, summons or order has been received by any Argenbright Entity, no complaint has been filed and served on any Argenbright Entity and no penalty has been assessed with respect to (a) any alleged failure by any Argenbright Entity to have a License in respect of the US Business or (b) any alleged material violation by any Argenbright Entity of any Law or License in respect to the US Business. The conduct of the US Business complies in all respects with all applicable laws, governmental licenses, permits, orders and other authorizations that are applicable thereto.

         Section 5.22 Receivables. Section 5.22 of the US Disclosure Memorandum sets forth an accounts receivable aging schedule. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the US Balance Sheet and in Section 5.22 of the US Disclosure Memorandum are, and all accounts and notes receivable arising from or otherwise relating to the US Business as of the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the US Balance Sheet. All accounts, notes receivable and other receivables arising out of or relating to the US Business as of the Balance Sheet Date have been included in the US Balance Sheet, and all accounts, notes receivable and other receivables arising out of or relating to the US Business as of the Closing Date will be included in the Closing Balance Sheet, in accordance with United States generally accepted accounting principles applied on a consistent basis.

         Section 5.23 Accuracy of Projections. The financial projections relating to the US Business and the UK Business delivered to Purchaser were prepared in good faith and were based upon reasonable assumptions at the time they were made. With respect to the Budget attached hereto as Exhibit D, to the Knowledge of the Sellers, there is no fact or set of circumstances that would lead them to believe that the projections contained therein are incorrect or misleading in any material respect. The projections contained in the Budget are the projections used by AHL for its internal business and strategic planning purposes. Sellers have advised Purchaser that there can be no assurances that such financial projections will be realized and that actual results may differ from projected results and such differences could be material.

         Section 5.24 Finders' Fees. Except for Deutsche Bank whose fees will be paid by AHL, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Argenbright Entity who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 5.25 Employees. Section 5.25 of the US Disclosure Memorandum sets forth a true and complete list as of the Closing Date of (a) the names, titles, annual salaries and other compensation of all officers relating to the US Business and all other US Transferred Employees (other than temporary employees) whose annual base salary exceeds US $75,000 and (b) the wage rates (by classification) for non-salaried US Transferred Employees (other than temporary employees). To the knowledge of Sellers, none of such employees have indicated to any Argenbright Entity that he or she intends to resign (except as contemplated by Section 8.05) or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

         Section 5.26 Labor Relations. Since December 31, 1998, except as set forth in Section 5.26 of the US Disclosure Memorandum: (a) no employees of Argenbright Security or the US Business have been and are not currently represented by a labor organization which was either National Labor Relations Board ("NLRB") certified or voluntarily recognized, (b) neither Argenbright Security nor any Argenbright Entity has been or is a signatory to a collective bargaining agreement with any labor organization with respect to the US Business, (c) no representation election petition has been filed by employees of Argenbright Security or any Argenbright Entity involving the US Business or is pending with the NLRB and no union organizing campaign involving employees of the US Business has occurred or is in progress, (d) no NLRB unfair labor practice claims have been filed and/or are presently pending against Argenbright Security or any Argenbright Entity with respect to the US Business or any labor organization representing its employees, (e) no grievance or arbitration demand, whether or not filed pursuant to a collective bargaining agreement, has been filed or is pending against Argenbright Security or any other Argenbright Entity with respect to the US Business, (f) with respect to the US Business, no handbilling, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of Argenbright Security or the US Business has occurred or is in progress, (g) no breach of contract and/or denial of fair representation claim has been filed or is pending against Argenbright Security or any Argenbright Entity and/or any labor organization representing its employees with respect to the US Business, (h) no claim for unpaid wages or overtime or for child labor or recordkeeping violations has been filed or is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other federal, state local or foreign law, regulation, or ordinance, (i) with respect to the US Business, no discrimination and/or retaliation claim has been filed or is pending against Argenbright Security or any Argenbright Entity with respect to the US Business under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, the Employee Retirement Security Act, in each case, as amended, or any other federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace, (j) neither Argenbright Security nor any other Argenbright Entity is obligated with respect to the US Business to develop and maintain an affirmative action plan, (k) no discrimination claim, show cause notice, conciliation proceeding, or sanctions proceeding has been filed or is pending with the Office of Federal Contract Compliance Programs or any other Federal agency or any comparable State or foreign agency or court and no desk audit or on-site review is in progress with respect to the US Business, (l) no citation has been issued by the Occupational Safety and Health Administration ("OSHA") against Argenbright Security or any other Argenbright Entity with respect to the US Business, and no notice of contest or OSHA administrative enforcement proceeding involving Argenbright Security or any other Argenbright Entity has been filed or is pending with respect to the US

Business, and/or (m) no citation of Argenbright Security or any other Argenbright Entity has occurred and no enforcement proceeding has been initiated or is pending under federal or foreign immigration law with respect to the US Business. Except as set forth in Section 5.26 of the US Disclosure Memorandum, Argenbright Security and each Argenbright Entity are in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours with respect to the US Business, and neither Argenbright Security nor any other Argenbright Entity is engaged in any unfair labor or unlawful employment practice with respect to the US Business.

         Section 5.27      Employee Benefit Plans.

         (a) Section 5.27(a) of the US Disclosure Memorandum identifies each Employee Plan. Holdings has furnished to Purchaser copies of the Employee Plans (and, if applicable, related trust agreements), other than Multiemployer Plans, and all amendments thereto and material written interpretations thereof together with the three (3) most recent annual reports (complete Form 5500 returns, including all applicable schedules thereto), if applicable, and the most recent actuarial valuation report, if applicable, prepared in connection with any Employee Plan.

         (b) Except as provided in Section 5.27(b) of the US Disclosure Memorandum, at no time during the last six years has Argenbright Security or its ERISA Affiliates (i) sponsored, maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code,
(ii) contributed to or been required to contribute to any Multiemployer Plan,
(iii) incurred any withdrawal liability to any Multiemployer Plan, or (iv) sponsored, maintained, contributed to or been required to contribute to any Benefit Arrangement specifically in connection with any US Transferred Employee's employment outside the United States. The PBGC has not assessed any liability with respect to any Employee Plan against AHL or its ERISA Affiliates that has not been paid by AHL or its ERISA Affiliates.

         (c) Except as specifically set forth on Section 5.27(c) of the US Disclosure Memorandum, to the Knowledge of the Sellers, no material violation of Sections 402, 403, 404, 405, 406 or 407 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Plan, which transaction has or will cause Argenbright Security to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

         (d) Except as specifically set forth in Section 5.27(d) of the US Disclosure Memorandum, each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service on its qualification under such section or is within the remedial amendment period for obtaining such favorable determination letter. To the Knowledge of the Sellers, each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. To the Knowledge of the Sellers, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification of an Employee Plan under Section 401(a) of the Code which loss would result in material liability to Argenbright Security under the Internal Revenue Service's Employee Plans Compliance Resolution System or the Department of Labor's Voluntary Fiduciary Correction Program (as such programs of the Internal Revenue Service's or the Department of Labor may be amended from time to time).

         (e) Section 5.27(e) of the US Disclosure Memorandum identifies each Benefit Arrangement. Holdings has furnished to Purchaser copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and material written interpretations thereof. To the Knowledge of the Sellers, each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

         (f) Except as may be required under a Multiemployer Plan, Argenbright Security has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance coverage for retired, former or current employees of Argenbright Security or US Transferred Employees, except as required to avoid excise tax under Section 4980B of the Code. Argenbright Security has reserved the right to amend or terminate any Employee Plan or Benefit Arrangement that provides health or medical benefits in respect of any retired, former or current active employee of Argenbright Security, except to the extent limitations are imposed under the terms of a collective bargaining agreement.

         (g) The liability to make all contributions which have been accrued or related to any period on or prior to the Closing Date under each Employee Plan and Benefit Arrangement, maintained in accordance with generally accepted accounting practices consistently applied as of the Closing Date, will be discharged on or prior to the Closing Date except to the extent such liability is (i) reflected as a liability on the Closing Balance Sheet or (ii) retained by Holdings or any of its Affiliates (other than Argenbright Security). There has been no amendment to, written interpretation of, or announcement (whether or not written) by Argenbright Security or any Argenbright Entity relating to any other Employee Plan or Benefit Arrangement that would materially increase the expense of maintaining such Employee Plan or Benefit Arrangement to Argenbright Security, either before or after Closing, above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

         (h) There is no contract, plan or arrangement (written or otherwise) covering any US Transferred Employee that, individually or, collectively, could give rise to the payment of any amount that would not be deductible to Argenbright Security pursuant to the terms of Section 280G of the Code.

         (i) To the Knowledge of the Sellers, there has been no failure of a Group Health Plan to meet the material requirements of or comply in all material respects with Code Section 4980B(f) of the Code and Sections 601-609 of ERISA with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). To the Knowledge of the Sellers, Argenbright Security has not contributed to a nonconforming group health plan (as defined in Section 5000(c)) of the Code and no ERISA Affiliate of Argenbright Security has incurred a tax under Section 5000(a) of the Code which is or could become a liability of Argenbright Security.

         (j) Except as may be required pursuant to the 401(k) Plan or the AHL Services, Inc. Nonqualified Deferred Compensation Plan, no US Transferred Employee will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) from Argenbright Security under any Employee Plan or Benefit Arrangement exclusively as a result of the sale of US Shares or the other transactions contemplated hereby.

         (k) With respect to each Employee Plan or Benefit Arrangement, all insurance premiums applicable to service performed on or before the Closing Date have been or will be paid.

         (l) Each of Argenbright Security and its ERISA Affiliates is in material compliance with terms and provisions of the collective bargaining agreements set forth on Section 5.27 of the US Disclosure Memorandum, including, without limitation, such of the collective bargaining agreements for which the stated term has expired but for which there is a mutual agreement to continue operations as if such agreement were validly in place.

         (m) With respect to each Employee Plan or Benefit Arrangement, the reporting and disclosure requirements of ERISA have been complied with in all material respects.

         (n) With respect to each Employee Plan or Benefit Arrangement, all contributions and insurance premiums required as of the Closing Date have been or will be paid.

         (o) Except as specifically set forth in Section 5.27(o) of the US Disclosure Memorandum, there are no liabilities for which Argenbright Security could be held responsible with respect to retiree medical or life insurance benefits (or any other post-retirement benefits, other than pensions).

         (p) Each of Argenbright Security, Holdings, AHL or any other Argenbright Entity is in compliance with terms and provisions of the collective bargaining agreements set forth on Section 5.27 of the US Disclosure Memorandum, including, without limitation, such of the collective bargaining agreements for which the stated term has applied but for which there is a mutual agreement to continue operations as if such agreement were validly in place.

         (q) The fiduciaries and administrators of each Employee Plan or Benefit Arrangement have at all times complied with all applicable provisions of law (including, without limitation, the provisions of ERISA) in operating and dealing with each such Employee Plan or Benefit Arrangement. No such fiduciary or administrator has taken any action, or failed to take any action, that would subject it or any other person to liability for excise tax or breach of fiduciary duty in connection with any Employee Plan or Benefit Arrangement.

         (r) All reports and returns required to be filed with any government agency with respect to each Employee Plan or Benefit Arrangement have been timely and accurately filed.

No government agency has conducted an audit or investigation or made an assessment of taxes or penalties with respect to an Employee Plan or Benefit Arrangement.

         Section 5.28      Environmental Matters.

         (a) No notice, notification, demand, request for information, citation, inquiry, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to the knowledge of any Argenbright Entity, threatened by any governmental entity or other Person with respect to any matters relating to the US Business or the US Assets and relating to or arising out of any US Environmental Law;

         (b) There are no liabilities or responsibilities of or relating to the US Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any US Environmental Law, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability or responsibility;

         (c) No US Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property by Argenbright Security, any other Argenbright Entity or any of their respective Affiliates, at any property now or previously owned, leased or operated by Argenbright Security or any other Argenbright Entity with respect to the US Assets.

         (d) Argenbright Security and each other Argenbright Entity, with respect to any US Assets, have been and are in compliance with all US Environmental Laws and have obtained and are in compliance with all US Environmental Permits; such US Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         (e) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Argenbright Entity has knowledge in relation to the US Business or the current or prior business of Argenbright Security or any property or facility now or previously owned, leased or operated by Argenbright Security which has not been delivered to Purchaser at least ten (10) days prior to the date hereof.

         (f) Except as set forth on Section 5.28(f) of the US Disclosure Memorandum, with respect to the US Assets, no Argenbright Entity operates any motor vehicle fueling, repair or service facility. With respect to those repair or service facilities listed in Section 5.28(f) of the US Disclosure Memorandum, there have been no releases, spills or discharges to soil or ground water.

         (g) For purposes of this Section 5.28(g), the terms "Argenbright Security" shall include any entity which is, in whole or in part, a predecessor of Argenbright Security.

         Section 5.29 Worker's Compensation Claims. Section 5.29 of the US Disclosure Memorandum contains a true, correct and complete list of all pending claims for workers' compensation submitted by any employee of Argenbright Security or the US Business with respect to services performed on behalf of Argenbright Security or the US Business (the "Worker's Compensation Claims"). Each claim listed includes the total reserve amount established for such claim by the third party administrator that manages Argenbright Security's workers' compensation self insurance program. Except as set forth in Section 5.29 of the US Disclosure Memorandum, to the knowledge of any Argenbright Entity there are no facts or state of facts existing which could give rise to additional Workers' Compensation Claims by any employee of Argenbright Security or any Argenbright Entity in respect to the US Business.

         Section 5.30 Record Keeping Practices. Argenbright Security, ADI and each other Argenbright Entity, are in compliance in all material respects with all applicable laws, rules, regulations, audits, decrees, writs and contractual provisions requiring the conduct or maintenance of background investigations, fingerprint records, training, or other qualification or certification of employees or agents of Argenbright Security, ADI or such other Argenbright Entity in respect to the US Business and the UK Business ("Required Records"). All the Required Records relating to the US Business shall be in the possession of Argenbright Security as of the Closing Date, and all Required Records relating to the UK Business shall be in the possession of ADI as of the Closing Date.

         Section 5.31 Knowledge of the Sellers. Sellers confirm that the individuals specified within the definition of Knowledge of the Sellers are the correct people to provide disclosures related to this Agreement and that no relevant individuals have been omitted.

         Section 5.32 Certain Business Practices. Neither Argenbright Security, any Argenbright Entity nor any of their respective directors, officers, employees and agents has made, offered to make or authorized the unlawful payment or giving anything of value to any governmental authority, political party or candidate for political office or any other Person for the purposes of (a) illegally influencing or affecting any act, decision or omission of a governmental authority, political party or official or political candidate or (b) illegally assisting Argenbright Security and/or any Argenbright Entity in obtaining or retaining business for or with, or directing business to, any Person. No funds or assets of Argenbright Security or the US Business have been used for illegal or improper purposes. No unrecorded fund or asset of Argenbright Security or the US Business has been established for any purpose that would violate any federal, state or local law, rule or regulation and that would have a Material Adverse Effect on Argenbright Security or the US Business.

                                    ARTICLE 6
                 Warranties of AHL Europe Relating To UK Assets

         AHL Europe warrants to the Purchaser in respect of the UK Assets on the terms set forth in Annex VI and Annex XII attached hereto and incorporated herein by reference both as of the date hereof and as of the Closing Date.

                                    ARTICLE 7
        Representations and Warranties of Securicor Georgia and Purchaser

         Securicor Georgia and Purchaser represent and warrant to Holdings, AHL and AHL Europe as of the date hereof and as of the Closing Date that:

         Section 7.01 Corporate Existence and Power. Securicor Georgia is a corporation duly incorporated, validly existing and in good standing under the laws of Georgia, and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of England and Wales.

         Section 7.02 Corporate Authorization. The execution, delivery and performance by Securicor Georgia and Purchaser of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby are within the powers of each of Securicor Georgia and Purchaser and have been duly authorized by all necessary action on the part of each of Securicor Georgia and Purchaser. This Agreement and the other Transaction Documents to which Purchaser and/or Securicor Georgia, as the case may be, are party constitute valid and binding agreements of Securicor Georgia and/or Purchaser as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 7.03 Governmental Authorization. The execution, delivery and performance by Securicor Georgia and Purchaser of this Agreement and the other Transaction Documents to which Purchaser and/or Securicor Georgia, as the case may be, are party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, filing with or consent from any governmental body, agency or official other than (a) compliance with any applicable requirements of the HSR Act, (b) compliance with any applicable requirements of the act against restraints of competition (Gesetzgegen Wettbewerbsbeschrankungen/GWS), and (c) compliance with any applicable requirement of the Exon-Florio Amendment.

         Section 7.04 Noncontravention. The execution, delivery and performance by Securicor Georgia and Purchaser of this Agreement and the other Transaction Documents to which Purchaser and/or Securicor Georgia, as the case may be, are a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the articles of incorporation or bylaws of Securicor Georgia or organizational documents of Purchaser, (ii) assuming compliance with the matters referred to in Section 7.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Securicor Georgia or Purchaser, (iii) except as necessary to comply with applicable requirements of the HSR Act and the Exon-Florio Amendment, require any consent of any Person or (iv) constitute a material default made under any material agreement to which Purchaser is party or by which it is bound.

         Section 7.05 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Purchaser or Securicor

Georgia threatened against or affecting, Purchaser or Securicor Georgia before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         Section 7.06 Finders' Fees. Except for Lazard, whose fees will be paid by Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Holdings or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 7.07 Financing. Purchaser has complied or, as appropriate, will comply, in all material respects, with each of the terms and conditions set forth in the loan commitment letters delivered to Sellers on December 12, 2000. Purchaser is not aware of any fact or circumstance that would reasonably be expected to cause the issuers of such loan commitments to fail or refuse to make the loans or advances called for therein. The consummation of the loan (or loans) contemplated by the loan commitment letters is within the corporate power of Purchaser and has been, or on or prior to Closing will be, duly authorized, by all necessary corporate action on the part of Purchaser.

                                    ARTICLE 8
                        Covenants of the Sellers and AHL

         AHL and the Sellers hereby covenant and agree that:

         Section 8.01 Conduct of US Business. From the date hereof until the Closing Date, AHL and Holdings shall cause Argenbright Security and each other Argenbright Entity to conduct the US Business in the ordinary course consistent with past practice and to use their best reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees, in each case as to the US Business. Without limiting the generality of the foregoing, except as expressly required by this Agreement or permitted by this Agreement or with the prior consent of the Purchaser, from the date hereof until the Closing Date, AHL and Holdings will not and will not permit Argenbright Security or any other Argenbright Entity to:

         (a) Adopt or propose any change in the articles of incorporation or bylaws of Argenbright Security;

         (b) As to Argenbright Security, issue or agree to issue any additional shares of capital stock of any class or series, or any securities convertible into or exchangeable for shares of its capital stock or issue any options, warrants or other rights to acquire any shares of its capital stock;

         (c) As to Argenbright Security, declare, set aside, make or pay any dividend or other distribution payable with respect to any of its capital stock; provided, however, that the Purchaser acknowledges and agrees that Argenbright Security shall be permitted to distribute all cash and cash equivalents in its account and the shares of capital stock of AHL Beta to Holdings prior to Closing;

         (d) As to Argenbright Security, merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

         (e) As to Argenbright Security, sell, lease, license or otherwise dispose of any assets or property or as to any other Argenbright Entity, sell, lease, license or otherwise dispose of any US Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

         (f) Incur, assume or guarantee any indebtedness in excess of US $10,000, except pursuant to the Credit Facility and except for repayment obligations with respect to the Performance Bonds;

         (g) Except as otherwise contemplated herein, enter into any agreement relating to the acquisition of assets or property in an amount in excess of US $10,000;

         (h) (i) Cancel any debts or waive any claims or rights, except in the ordinary course of business consistent with past practice (except for the cancellation of intercompany debt as contemplated by this Agreement) or (ii) make any loans or advances to any Person;

         (i) Accelerate or delay the collection of accounts or notes receivable or the payment of accounts or notes receivable or otherwise operate the US Business in a manner that would artificially affect the computation of any Purchase Price adjustment pursuant to Article 4 hereof;

         (j) As to Argenbright Security and as to any other Argenbright Entity in respect of the US Business, enter into any agreement with any Affiliate other than the transfer of the US Transportation Assets to Argenbright Security and the transfer of certain US Intellectual Property Rights owned by AHL Alpha and AHL Beta to Argenbright Security as contemplated by this Agreement;

         (k) As to Argenbright Security and as to any other Argenbright Entity in respect of the US Business, except as may be required as a result of a change in law or in United States generally accepted accounting principles, change any of the accounting practices, methods or principles as used in the US Business;

         (l) Cause or permit any material damage, destruction or other casualty loss (whether or not covered by insurance) to or affecting the US Business or US Assets;

         (m) Fail to discharge or satisfy any Lien on any property of the US Business or pay or satisfy any claim, obligation or liability (whether absolute, accrued, contingent or otherwise) of the US Business when the same shall become due and payable;

         (n) Permit or allow any US Asset or other property of the US Business to be subjected to any Lien (other than a Permitted Lien), or enter into any conditional sale or other title retention agreement with respect to such property or asset;

         (o) Reclassify, combine, split, subdivide or redeem or otherwise repurchase any capital stock of the US Business, Argenbright Security, or create, authorize, issue, sell, deliver, pledge or encumber any additional capital stock of Argenbright Security (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for capital stock of Argenbright Security, or grant or otherwise issue any options, warrants or other rights with respect thereto;

         (p) Make any loan or advance (whether in cash or other property), or make any investment in or capital contribution to, or extend any credit to, any Person, except (i) short-term investments pursuant to customary cash management policies and (ii) advances made in the ordinary course of business to employees consistent with past practices;

         (q) Enter into any agreement with any labor union or association representing any US Transferred Employee or make any wage or salary increase or bonus, agree to the payment of severance to any US Transferred Employee, or increase in any other direct or indirect manner the compensation for or to any of its officers, directors or employees who are US Transferred Employees, except in the ordinary course;

         (r)      Enter into, amend, terminate or fail to renew any Material
Contract;

         (s) Make any tax election or settle or compromise any tax liability other than in the ordinary course of business, consistent with past practices, and other than an election under Section 338(h)(10) of the Code with respect to the transactions contemplated by this Agreement;

         (t) Fail to perform in all material respects all of its obligations under all Material Contracts;

         (u) Fail to use commercially reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained;

         (v) Fail to use all commercially reasonable efforts to continue to collect its accounts receivable in the ordinary course of business and consistent with past practice;

         (w) Fail to prepare and file all tax returns or extensions required to be filed by it;

         (x) Institute or amend any Employee Plan or Benefit Arrangement except as may be required by law, or enter into or modify any written employment arrangement with any individual who is a US Transferred Employee;

         (y) Fail to use all commercially reasonable efforts to maintain in full force and effect all required permits and licenses required to conduct the US Business; and/or

         (z)      Agree or commit to do any of the foregoing.

         Holdings will not, and will not permit Argenbright Security or any Argenbright Entity or Affiliate to, (i) take or agree or commit to take any action that would make any representation or warranty of any Argenbright Entity hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         Section 8.02 Conduct of UK Business. From the date hereof until the Closing Date, AHL and AHL Europe shall cause ADI to conduct the UK Business in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees, in each case as to the UK Business. Without limiting the generality of the foregoing, except as expressly required by this Agreement or with the prior consent of the Purchaser (such consent not to be unreasonably withheld or delayed), from the date hereof until the Closing Date, AHL Europe will not and will not permit ADI or any of the European Subsidiaries to:

         (a) Adopt or propose any change in its Memorandum and Articles of Association;

         (b) Issue or agree to issue any additional share or loan capital of any class or any securities convertible into or exchangeable for shares or loan capital or issue any options, warrants or other rights to acquire any shares or loan capital;

         (c) Except in connection with the transfer of Right 4 Staffing Limited and Draefern Holdings Limited and their respective Subsidiaries to AHL Europe, declare, set aside, make or pay any dividend or other distribution payable with respect to any of its share or loan capital or repay any intercompany debt or other intercompany account or any share or loan capital; provided, however, that Purchaser acknowledges and agrees that ADI shall be permitted to distribute all cash and cash equivalents in its accounts to AHL Europe prior to Closing;

         (d) Merge or consolidate with any other Person or acquire a material amount of assets from any other Person (or agree to any of the foregoing) otherwise than in the ordinary course of business;

         (e) Sell, lease, license or otherwise dispose of any UK Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

         (f) (i) Cancel any debts or waive any claims or rights, except in the ordinary course of business consistent with past practice or (ii) make any loans or advances to any Person;

         (g) Accelerate or delay the collection of accounts or notes receivable or the payment of accounts or notes receivable or otherwise operate the UK Business in a manner that would artificially affect the computation of any adjustment pursuant to Article 4 hereof;

         (h) Enter into any agreement with any Argenbright Entity or their respective Affiliates in respect to the UK Business;

         (i) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices, methods or principles as used in the UK Business;

         (j) Cause or permit any material damage, destruction or other casualty loss (whether or not covered by insurance) to or affecting the UK Business or UK Assets;

         (k) Fail to discharge or satisfy any claim, obligation or liability (whether absolute, accrued, contingent or otherwise) of the UK Business when the same shall become due and payable except in the ordinary course;

         (l) Permit or allow any UK Asset or other property of the UK Business to be subjected to any Lien, or enter into any conditional sale or other title retention agreement with respect to such property or asset;

         (m) Reclassify, combine, split, subdivide or redeem or otherwise repurchase any share or loan capital of the UK Business, or create, authorize, issue, sell, deliver, pledge or encumber any additional share or loan capital (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for share or loan capital, or grant or otherwise issue any options, warrants or other rights with respect thereto;

         (n) Make any loan or advance (whether in cash or other property), or make any investment in or capital contribution to, or extend any credit to, any Person in excess of (pound) 25,000, except (i) short-term investments pursuant to customary cash management policies, (ii) advances made in the ordinary course of business to employees consistent with past practices and
(iii) trade credit in the ordinary course of business;

         (o) Except in the ordinary course enter into any agreement with any labor union or association representing any salaried employee or make any wage or salary increase or bonus, agree to the payment of severance to any such employee, or increase in any other direct or indirect compensation, for or to any of its officers, directors or salaried employees;

         (p) Enter into, amend, terminate or fail to renew any material contract relating to the UK Business;

         (q) Fail to perform in all material respects all of its material obligations under all material contracts relating to the UK Business which has any Material Adverse Effect;

         (r) Fail to use commercially reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained;

         (s) fail to use all commercially reasonable efforts to continue to collect its accounts receivable in the ordinary course of business and consistent with past practice;

         (t) Fail to prepare and file all tax returns or extensions required to be filed by it;

         (u) Institute or amend any employee benefit plan except as may be required by law, or enter into or modify any written employment arrangement with any individual except in the ordinary course of business;

         (v) Fail to use all commercially reasonable efforts to maintain in full force and effect all material required permits and licenses required to conduct the UK Business; and/or

         (w)      Agree or commit to do any of the foregoing.

        Notwithstanding anything to the contrary in this Agreement or in any Annex to this Agreement, any Subsidiary of ADI which is an eligible entity shall be permitted to make an election under Treasury Regulation Section 301.7701-3(c) on Form 8832 to be treated for US tax purposes as disregarded as an entity separate from its owner. AHL Europe will not, and will not permit ADI or any of its subsidiaries to, (i) take or agree or commit to take any action that would make any representation or warranty of ADI contained in Annex VI attached hereto inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         Section 8.03      Access to Information; Confidentiality.

         (a) From the date hereof until the Closing Date, Sellers, and each of them, will (i) give, and will cause their respective Affiliates to give, Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Sellers and their respective Affiliates as to the US Business and the UK Business, (ii) furnish, and will cause their respective Affiliates to furnish or make available, to Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the US Business and the UK Business as such Persons may reasonably request and (iii) following public announcement of this Agreement and the transactions contemplated herein, instruct the employees, counsel and financial advisors of Sellers and their respective Affiliates to cooperate with Purchaser in its investigation of the US Business and the UK Business. In addition, Sellers will offer to Purchaser and its agents on its reasonable request reasonable access accompanied by a representative of the Sellers during normal business hours to customers of each of the US Business and the UK Business for the purpose of facilitating the transactions contemplated by this Agreement following the public announcement of this Agreement and the transactions contemplated herein until the Closing Date. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement with respect to the US Business given or made by Sellers, or any of them, hereunder.

         (b) Sellers, and each of them, will hold, and will use their best efforts to cause their respective Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, indefinitely after the Closing, all Trade Secrets relating to the US Business and/or the UK Business and, for a period of two (2) years after Closing, all Confidential Information relating to the US Business and/or the UK Business. Notwithstanding the foregoing, Sellers may disclose such Trade Secrets and/or Confidential Information relating to the US Business and/or the UK Business if compelled to disclose by judicial or administrative process or by other requirements of law provided that Sellers provide notice to Purchaser prior to such disclosure in order to provide Purchaser with the opportunity to protect the confidential nature of such information. For purposes of this Section 8.03(b), Purchaser and Sellers acknowledge and agree that Trade Secrets and Confidential Information do not include any information (i) in the public domain through no fault of Sellers or any of them or (ii) later lawfully acquired by Sellers or any of them from sources other than those related to their prior ownership of the US Business and the UK Business.

         (c) On and after the Closing Date, Sellers and each of them, will afford as soon as reasonably practicable to Purchaser and its agents reasonable access to the books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors of Sellers, and each of them, to the extent necessary for Purchaser in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the US Business and the UK Business; provided that any such access by Purchaser shall not unreasonably interfere with the conduct of the business of Sellers.

         Section 8.04 Notices of Certain Events. Sellers shall promptly notify Purchaser of:

         (a) Any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) Any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Sellers, or any of them, and/or any of their respective Affiliates as to the US Assets or the US Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to the representations and warranties contained herein or that relate to the consummation of the transactions contemplated by this Agreement.

         Section 8.05 Resignations. Holdings will deliver to Purchaser the resignations of all officers and directors of Argenbright Security (other than US Transferred Employees who will be officers, directors or employees of Argenbright Security after the Closing Date) from their positions with Argenbright Security at or prior to the Closing Date.

         Section 8.06      Noncompetition.

         (a) The Argenbright Entities (other than Argenbright Security after the Closing) agree that for a period of five (5) full years from the Closing Date, neither it nor any of its Affiliates shall engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders in any corporation or joint stock association (other than the ownership of less than three percent (3%) of the equity interest of any corporation or entity whose interests or shares are traded in any stock exchange or market, the NASDAQ or any over-the-counter market) in any business that is involved in the provision of services provided as a part of the US Business anywhere in the world.

         (b) The Argenbright Entities (other than Argenbright Security after the Closing) agree that for a period of five full (5) years from the Closing Date, none of the Argenbright Entities (other than Argenbright Security) nor any of their respective Affiliates shall hire, solicit or induce any US Transferred Employee (except for Frank A. Argenbright, Jr.) to become an employee of any Argenbright Entity or any of its Affiliates. Notwithstanding the preceding sentence, Sellers shall be permitted to hire any US Transferred Employee (other than a US Transferred Employee whose annual compensation exceeds $75,000) who (i) has terminated his or her employment with Purchaser (or an Affiliate of Purchaser), other than as a result of Sellers' breach of this Section, prior to being contacted by Sellers or (ii) responds to any newspaper or any other public recruitment advertisement of general circulation. In addition, notwithstanding the foregoing, Sellers shall be permitted to hire any US Transferred Employee whose annual compensation exceeds $75,000 provided that Sellers obtain the prior written consent of Purchaser which consent shall not be unreasonably withheld.

         (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. The Argenbright Entities (other than Argenbright Security after the Closing) acknowledge that Purchaser would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Purchaser for any such breach. The Argenbright Entities (other than Argenbright Security after the Closing) agree that Purchaser shall be entitled to injunctive relief requiring specific performance by the Argenbright Entities (other than Argenbright Security after the Closing) of this Section, and the Argenbright Entities (other than Argenbright Security after the Closing) consent to the entry thereof.

         (d) The noncompetition provisions relating to the UK Business are set forth in Schedule 8.06 attached hereto.

         Section 8.07 Efforts to Consummate. Purchaser and Securicor Georgia shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable law in order to consummate the transactions contemplated hereby, including, without limitation,
(a) obtaining all authorizations, consents and approvals of any Person that are required for or in connection with the consummation of the transactions contemplated hereby and by the other documents describing the transactions contemplated hereby (collectively, the "Transaction Documents"), (b) taking any and all reasonable actions necessary to satisfy all of the conditions to their respective obligations hereunder as set forth in Article 15 and (c) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by Sellers, Purchaser, Securicor Georgia or any of them, on or prior to the Closing. Nothing in this Section 8.07 shall prejudice the right of Purchaser to rely on the condition in Section 15.03(c). Sellers and Purchaser will use their reasonable best efforts to obtain the consent of the other parties to any contract, license, performance bond, lease or other document or any claim or right or benefit arising thereunder for the assignment thereof to Purchaser as Purchaser reasonably may request. If such consent is not obtained or if an intended assignment thereof would be ineffective or would adversely affect the rights of Sellers or any of their respective Affiliates thereunder so that Purchaser would not in fact receive all such rights, Sellers and Purchaser will cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser, or under which Sellers would enforce for the benefit of Purchaser, with Purchaser assuming Sellers' obligations and any and all rights of Sellers against a third party thereto.

         Section 8.08 Releases. Sellers shall use reasonable efforts to obtain all Releases on or before the Closing Date.

         Section 8.09      Assignment of Contracts.

         (a) To the extent that third party consents relating to any contract or agreement relating to the US Business or UK Business have not been obtained by Sellers as of the Closing (the "Non-Assigned Contracts"), Sellers shall, during the remaining term of such Non-Assigned Contracts, use all commercially reasonable efforts to (i) to obtain the consents of the applicable third party, (ii) make the benefit of such Non-Assigned Contracts available to Purchaser and (iii) enforce, at the request and expense of Purchaser and for the account of Purchaser, any rights of Sellers arising from such Non-Assigned Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assigned Contracts in accordance with the terms thereof). With respect to any such Non-Assigned Contracts as to which the necessary approval or consent for the assignment or transfer to Purchaser is obtained following the Closing, Seller shall transfer such Non-Assigned Contracts to Purchaser by execution and delivery of an instrument of conveyance, in a form reasonably acceptable to Purchaser, within three (3) business days following receipt of such approval or consent.

         (b) Holdings shall, at its option and at its sole expense, as soon as practicable following the date hereof, either (i) cause Argenbright to assign to Argenbright Security the licenses for the Lawson and Oracle software used in connection with the US Business and to obtain the consent of the licensors to such assignments or (ii) obtain for Argenbright Security licenses to such software that are substantially equivalent and upon substantially equivalent terms and conditions to the licenses held by Argenbright on the date hereof. Purchaser agrees that performance by Holdings of the covenant set forth in this Section shall not be a condition to Purchaser's or Securicor Georgia's obligations to effect the US Closing or the UK Closing. Holdings agrees that its covenant set forth in this Section shall survive the Closing.

         Section 8.10 Leased Real Property. Holdings shall cause any Real Property Leases with respect to which any Argenbright Entity is not the valid tenant to be assigned to Argenbright Security at or prior to Closing. Except as expressly required by this Agreement, from the date hereof until the Closing Date, Holdings will not and will not permit any Argenbright Entity or Affiliate to amend, modify, or terminate any Real Property Lease prior to obtaining the prior written consent of Purchaser in each instance (which consent shall not be unreasonably withheld or delayed).

         Section 8.11 Licenses and Performance Bonds. Holdings shall file in each appropriate state all documents necessary to effect the transfer of all Licenses to Argenbright Security and to cause each License to be issued in the name of Argenbright Security on or before the Closing Date.

         Section 8.12 Use of US Trade Names. To the extent that the "ARGENBRIGHT" trade name and/or any other trade name, trademark, service mark, logo, domain name or other means of identification used in the US Business including, but not limited to, the logo which depicts the unicorn and rider (the "Argenbright Logo") is used by Sellers, or any of them, or any of their respective Affiliates on stationery, signage, invoices, forms, advertising and/or other like materials existing on the Closing Date (the "US Marked Materials"), such user may use such US Marked Materials after the Closing for a period of sixty (60) days. Any Sellers and any affiliate of any Seller utilizing the "ARGENBRIGHT" name shall remove the word, "ARGENBRIGHT," from its corporate name within thirty (30) days following Closing. Neither Seller nor any of its Affiliates shall use the name, "ARGENBRIGHT," or the Argenbright Logo after Closing in any other matter without the prior written consent of Purchaser which consent shall not be unreasonably withheld or delayed.

         Section 8.13 Use of European Trade Names. To the extent that the "ADI," "Aviation Defence International," "EAS," "Executive Aircraft Services," "BAGHS" or "BA Ground Handling Services" trade names and/or any other trade name, trademark, service mark, logo, domain name or other means of identification used in the UK Business is used by the Sellers, or any of them, or any of their respective Affiliates, on stationery, signage, invoices, forms, advertising and/or other like materials existing on the Closing Date (the "European Marked Materials"), such user may use such European Marked Materials after the closing for a period of sixty (60) days. Any Seller and any Affiliate of any Seller using any of the names referred to in this clause shall remove such words from its corporate name within ninety (90) days following Closing. Neither Sellers nor any of their respective Affiliates shall use the names referred to above after Closing in any other manner without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed).

         Section 8.14 Use of Sellers' Trade Names. To the extent that the "AHL" trade name and/or any other trade name, trademark, service mark, logo, domain name or other means of identification used in Sellers' business immediately after Closing is used by Argenbright Security or any member of the European Group, or any of their respective Affiliates on stationery, signage, invoices, forms, advertising and/or other like materials existing on the Closing Date (the "Sellers' Marked Materials"), such user may use such Sellers' Marked Materials after the Closing for a period of sixty (60) days. Any of Argenbright Security and the European Group any of their Affiliates using the names set out in this clause shall remove such words from its corporate name within ninety
(90) days following Closing. Neither Argenbright Security nor the European Group nor any of their Affiliates shall use the names set out above after Closing in any other matter without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed).

         Section 8.15 Supplements to Disclosure. From time to time prior to the Closing Date, Sellers will promptly supplement or amend the US Disclosure Memorandum, the European Disclosure Memorandum and the US Tax Disclosure Memorandum (collectively, the "Disclosure Memoranda" and each a "Disclosure Memorandum") that they have delivered pursuant to this Agreement with respect to: (i) any matter arising after the date of this Agreement that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Disclosure Memorandum; or (ii) any matter that arose prior to the date of this Agreement which was not previously set forth in any Disclosure Memoranda. If the cumulative effect of any supplements or amendments to the US Disclosure Memorandum and/or the European Disclosure Memorandum could result in a Material Adverse Effect or in the aggregate constitute a breach of
Section 8.01 or 8.02 of this Agreement, Purchaser shall have the right to terminate this Agreement; provided, further, that no supplement or amendment to any such Disclosure Memorandum pursuant to (ii) above shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 15 nor prevent Purchaser from being entitled to damages for breach of warranty notwithstanding such supplemental disclosure. If Purchaser elects not to terminate this Agreement as a result of any such supplement or amendment to any Disclosure Memorandum with respect to any matter occurring after the date hereof (which did not exist on the date hereof), such supplement or amendment shall not form the basis of a claim for misrepresentation or breach of a representation, warranty, covenant or agreement hereunder.

         Section 8.16 Restriction On Distributions. AHL acknowledges that, as of the Closing Date, it is the sole owner of all of the shares of capital stock of Holdings. AHL agrees that it shall not, so long as it has any obligations pursuant to Article 2, Article 4 and with respect to Article 16 for a period of two (2) years (i) declare or pay any dividend on, or in respect of, any shares of any class of capital stock of AHL, (ii) purchase, redeem or otherwise retire any shares of the capital stock of AHL either directly or indirectly through a Subsidiary of AHL or (iii) make any other distribution on, or in respect of, any shares of any capital stock of AHL to the extent such actions would prevent AHL from performing such obligations.

         Section 8.17 Philadelphia Settlement Agreement. On and after Closing, Holdings shall fully cooperate, at the request of Argenbright Security from time to time, with Purchaser and Argenbright Security in respect of Argenbright Security's compliance after Closing with the Philadelphia Settlement Agreement.

                                    ARTICLE 9
                             Covenants of Purchaser

         Purchaser agrees that:

         Section 9.01 Confidentiality Agreement. All information provided to Purchaser pursuant to Section 8.03 hereof shall be held by Purchaser in accordance with and subject to the terms of the Confidentiality Agreement dated as of October 6, 2000 between AHL and Purchaser (the "Confidentiality Agreement").

         Section 9.02 Access. Purchaser will cause each of Argenbright Security and ADI, on and after the Closing Date, (i) to afford promptly to Sellers and their agents reasonable access during normal business hours to its offices, properties, books, records, employees and auditors and (ii) to furnish such financial and operating data and other information relating to the US Business and the UK Business as such persons may reasonably request, in each case to the extent necessary to permit Sellers to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Sellers or any of their representatives shall not unreasonably interfere with the UK Business or the US Business. Sellers, and each of them, will hold, and will cause their respective Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence indefinitely all Trade Secrets and, for a period of two (2) years after disclosure, all Confidential Information provided to Sellers pursuant to this Section 9.02. Notwithstanding the foregoing, Sellers may disclose such confidential documents and information if compelled to disclose by judicial or administrative process or by other requirements of law provided that Sellers provide notice to Purchaser prior to such disclosure in order to provide Purchaser with the opportunity to protect the confidential nature of such documents and information.

         Section 9.03 Financing. Purchaser shall use its reasonable efforts (including without limitation the timely payment of any and all fees required pursuant to the loan commitment letters provided to the Sellers on December 12,
2000) to take or cause to be taken all actions under, do or cause to be done all things required pursuant to, and to comply with the terms and conditions of such loan commitment letters and to cause the consummation of the loans contemplated thereby.

                                   ARTICLE 10
                       Covenants of Purchaser and Sellers

         Purchaser and Sellers agree that:

         Section 10.01 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Purchaser and Sellers will use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         Section 10.02 Certain Filings. Sellers (and each of them) and Purchaser shall reasonably cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 10.03 Public Announcements. The parties hereto will not (and will cause their respective Affiliates not to) issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the consent of each other party hereto, except as may be required by applicable law or any listing agreement with any securities exchange.

         Section 10.04     [Intentionally omitted]

         Section 10.05 Intercompany Accounts. All intercompany account balances shall be canceled as of the Closing Date without the payment of any amount by Purchaser, Argenbright Security or any of its Subsidiaries or the European Group.

         Section 10.06 Philadelphia Settlement Agreement. Each of Purchaser and Argenbright Security, acknowledges that the operation of the US Business is, and following Closing will continue to be, subject to that certain Guilty Plea Agreement dated April 14, 2000 by and between Holdings and the United States Attorney for the Eastern District of Pennsylvania obligating Holdings and its Subsidiaries and Affiliates to, among other things, meet certain operational and reporting requirements with respect to the US Business (the "Philadelphia Settlement Agreement"). A true and complete copy of the Philadelphia Settlement Agreement and any amendments, supplements or other modifications thereto has been provided to Purchaser. Following Closing, each of Purchaser and Argenbright Security shall indemnify and hold AHL, Holdings and each of their directors, officers, employees, Subsidiaries and Affiliates harmless from any breach by or failure of Argenbright Security to comply, to the extent compliance therewith is required following Closing, with the provisions of the Philadelphia Settlement Agreement as it applies to Argenbright Security following Closing.

         Section 10.07     HSR Filing.

         (a) Purchaser and Sellers acknowledge and confirm that each filed, on November 28, 2000 with the United States Federal Trade Commission (the "FTC") and with the United States Department of Justice (the "DOJ"), the notification and report forms required pursuant to the provisions of the HSR Act or the rules promulgated thereunder (collectively the "Premerger Rules") and that Sellers have paid all fees associated therewith (the "HSR Fees"). Notwithstanding any provision in this Agreement to the contrary, such HSR Fees shall be allocated among the parties as set forth in Section 18.03 hereof. Each of the Sellers, Purchaser, and Securicor Georgia shall use its reasonable commercial efforts to complete the FTC and DOJ review process as expeditiously as possible. Nothing contained in this Section 10.07 shall prejudice the right of Purchaser to rely on the condition in Section 15.03(c).

         (b) Each of the Sellers, Purchaser and Securicor Georgia shall promptly notify the other parties of any request by the FTC, the DOJ or other governmental agencies for additional information with respect to such filings. The party who receives such request shall promptly respond thereto and the other party shall reasonably cooperate in supplying any information required to enable the responding party to so comply.

         (c) All analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted on behalf of either party hereto in connection with the proceedings under or relating to the Premerger Rules or any laws concerning antitrust or fair trade shall be subject to the joint approval or disapproval and the joint control of Purchaser and Sellers, acting on the advice of their respective counsel, it being the intent of the foregoing that the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analysis, presentation, memorandum, brief, argument, opinion, or proposal. Nothing herein shall prevent either party or their respective Affiliates from independently making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal in response to a subpoena or other legal process or as otherwise required by law or submitting factual information to the FTC, DOJ, any other governmental agency or any court or administrative law judge in response to requests therefor or as otherwise required by law.

         Section 10.08     Release of Guarantees and Indemnities.

         (a) The Sellers will use reasonable efforts to obtain the release of Argenbright Security and its Subsidiaries and each member of the European Group prior to Closing from all guarantees and indemnities for the benefit of any Argenbright Entity (with the exception of Argenbright Security), AHL Europe, Right 4 Staff Limited (and its Subsidiaries) and Draefern Holdings Limited (and its Subsidiaries) and their Affiliates and indemnify Argenbright Security and its Subsidiaries and each member of the European Group from all liabilities arising under any such guarantee or indemnity. AHL and the Sellers, jointly and severally, hereby indemnify and agree to defend and hold harmless Argenbright Security and its Subsidiaries and each member of the European Group from and against all liabilities arising from or in respect of any such guarantee or indemnity. Purchaser and Securicor Georgia acknowledge and agree that such release shall not be a condition to their obligations to effect the Closing. Sellers' obligation pursuant to this Section shall survive the Closing.

         (b) The Purchaser will use reasonable efforts to obtain the release of AHL, Holdings, Argenbright, AHL Beta, AHL Delta, AHL Europe, Right 4 Staff Limited (and its Subsidiaries), Draefern Holdings Limited (and its Subsidiaries) and their Affiliates (other than Argenbright Security and its Subsidiaries and other than the European Group) as soon as reasonably practicable following Closing from all guarantees and indemnities for the benefit of Argenbright Security and its Subsidiaries and each member of the European Group and their Affiliates and the Purchaser will indemnify such parties from all liabilities arising from any such guarantee or indemnity which is not released in accordance with this Section. Sellers agree that such release shall not be a condition to their obligation to effect the Closing. Purchaser's obligation pursuant to this Section shall survive the Closing.

                                   ARTICLE 11
                     Tax Matters Relating to the US Business

         The tax matters provisions relating to the US Business are set forth in Annex XI attached hereto.

                                   ARTICLE 12
               European Tax Warranties Relating to the UK Business

         The European Tax Warranties relating to the UK Business are set forth in Annex XII attached hereto.

                                   ARTICLE 13
                  Employee Benefits Relating To The US Business

         Section 13.01 AHL Services Group 401(k) Plan. Neither Argenbright Security, Purchaser, nor Securicor Georgia shall be obligated to assume any liabilities of or obligations to the 401(k) Plan. AHL shall maintain any accounts of all US Transferred Employees until such time as said accounts are distributable to such US Transferred Employees under the provisions of the 401(k) Plan and Section 401(k)(2)(B) of the Code. No rollovers from the 401(k) Plan to a qualified plan currently sponsored or subsequently adopted by Argenbright Security, Purchaser, or Securicor Georgia will be accepted unless and until AHL has provided Argenbright Security, Purchaser, or Securicor Georgia, as applicable, with acceptable evidence, as determined solely in the discretion of Argenbright Security, Purchaser, or Securicor Georgia, as applicable, of the qualified status of the 401(k) Plan.

         Section 13.02 AHL Services, Inc. Nonqualified Deferred Compensation Plan. AHL and Sellers shall, at the request of the Purchaser from time-to-time following Closing, take all reasonable and necessary steps and shall cooperate in good faith to assist Purchaser and Argenbright Security in their efforts to transition funds maintained in trust for US Transferred Employees pursuant to their participation in the AHL Services, Inc. Nonqualified Deferred Compensation Plan for funding of similar benefits for such US Transferred Employees in a nonqualified plan to be established, at either Purchaser's or Argenbright Security's sole discretion, as applicable, prior to the Closing Date, subject to the assumption of liability with respect to such US Transferred Employees' account balances by the Purchaser.

         Section 13.03 AHL Services, Inc. Flexible Benefits Plan. The appropriate employees or representatives of the Argenbright Entities shall, at the request of the Purchaser from time-to-time following Closing, take all reasonable and necessary steps and shall cooperate in good faith to assist Purchaser and Argenbright Security in their efforts to enroll all US Transferred Employees who so elect in a Code Section 125 flexible benefits plan (designed to provide substantially the same benefits offered in the AHL Services, Inc. Flexible Benefits Plan) to be established by either Argenbright Security, Purchaser, or Securicor Georgia prior to Closing. Any elections for the 2001 plan year under the AHL Services, Inc. Flexible Benefits Plan submitted by US Transferred Employees prior to the Closing Date will be transferred to Purchaser.

         Section 13.04     Argenbright Holdings Limited Health and Welfare
Benefits.

         (a) The appropriate employees or representatives of the Argenbright Entities shall take all reasonable and necessary steps and shall cooperate in good faith to assist Purchaser in its efforts to negotiate with the insurance providers and administrators of all insured Benefit Arrangements or Employee Plans to continue the insurance coverage and administrative services provided under such Benefit Arrangements or Employee Plans for all US Transferred Employees at least until the earlier of (i) April 30, 2001 and (ii) such time after the Closing Date as Argenbright Security, Purchaser, or Securicor Georgia shall establish replacement coverage or administrative services.

         (b) The appropriate employees or representatives of the Argenbright Entities shall take all reasonable and necessary steps and shall cooperate in good faith to assist Purchaser in its efforts to negotiate with any third-party insurance providers (specifically including reinsurance or stop-loss insurance providers) and administrators of all self-insured Group Health Plans to continue the insurance coverage and administrative services provided under such self-insured Group Health Plans for all US Transferred Employees at least until the earlier of (i) April 30, 2001 or (ii) such time after the Closing Date as Argenbright Security, Purchaser, or Securicor Georgia shall establish replacement coverage or administrative services.

         (c) AHL, Sellers and any Group Health Plan, jointly and severally, shall be solely responsible for, and shall pay all claims relating to treatment received by any participant in such Group Health Plan and their beneficiaries incurred on or prior to the Closing Date, but only to the extent such claims are payable under such Group Health Plan. AHL, Sellers and any Group Health Plan shall be solely responsible for providing continuation coverage as provided under Section 4980B of the Code and its Regulations ("COBRA") applicable to any "qualifying event"

(as therein defined) that occurs on or prior to the Closing Date. Argenbright Security and any group health plan adopted by Argenbright Security after the Closing Date shall be solely responsible for, and shall pay all claims relating to any treatment received by any participant in such a group health plan and their beneficiaries incurred after the Closing Date, but only to the extent such claims are payable under such plan. Argenbright Security and any group health plan adopted by Argenbright Security after the Closing Date shall be solely responsible for providing continuation coverage as provided under Section 4980B of the Code and its Regulations ("COBRA") applicable to any "qualifying event" (as therein defined) applicable to such a group health plan that occurs after the Closing Date.

         (d) In the event an insurance provider of a Benefit Arrangement, Employee Plan or Group Health Plan that is not self-insured and is subject to the provisions of COBRA shall fail to extend insurance coverage to either Argenbright Security, Purchaser, or Securicor Georgia for the US Transferred Employees pursuant to Section 13.04(a), AHL and Sellers shall offer continuation coverage under COBRA, if applicable, for the US Transferred Employees under such Benefit Arrangement, Employee Plan or Group Health Plan, as applicable.

         (e) In the event an insurance provider of a self-insured Group Health Plan subject to the provisions of COBRA shall fail to extend insurance coverage to either Argenbright Security, Purchaser, or Securicor Georgia for the US Transferred Employees pursuant to Section 13.04(b), Sellers shall offer such coverage equivalent to and on the same terms and conditions as provided in the applicable self-insured Group Health Plan as of the date hereof for the US Transferred Employees under such self-insured Group Health Plan, provided that Purchaser shall be responsible for the cost of all claims of such US Transferred Employees under any such self-insured Group Health Plan who elect to participate in any such self-insured Group Health Plan to the extent such claims are not covered or reimbursable by reinsurance or stop-loss insurance.

         Section 13.05 Contribution and Premium Payments. With respect to each Employee Plan or Benefit Arrangement, AHL, Sellers and each of them represent and warrant that all contributions and insurance premiums accrued as of the Closing Date have been or will be paid.

                                   ARTICLE 14

                    [This Article is intentionally omitted.]

                                   ARTICLE 15
                              Conditions To Closing

         Section 15.01 Conditions to Obligations of Purchaser and Sellers. The obligations of Purchaser and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) Any applicable waiting period under the HSR Act or the Exon-Florio Amendment relating to the transactions contemplated hereby shall have expired or been terminated; and

         (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated herein or the transactions contemplated herein or the Closing.

         (c) The Secretary of State for Trade and Industry not having referred the transactions contemplated hereby or matters arising therefrom to the Competition Commission in exercise of his powers under the FTA.

         (d) The proposed transaction shall have been duly notified with the German Federal Cartel Office according to Section 35, 39 of the act against restraints of competition (Gesetzgegen Wettbewerbsbeschrankungen/GWB) and the Federal Cartel Office shall have issued a clearance decision or clearance shall have been otherwise obtained by the mere lapse of the statutory periods for investigation.

         (e) Purchaser shall purchase from the Sellers, and the Sellers shall sell to the Purchasers, the US Shares and the ADI Shares simultaneously.

         Section 15.02     Satisfaction of Conditions in Section 15.01(c) and
Section 15.01(d).

         (a) Purchaser shall use reasonable endeavors to procure that the conditions in Sections 15.01(c) and 15.01(d) are satisfied not later than the Closing Date and the AHL Europe shall use reasonable endeavors to procure that the conditions in Sections 15.01(c) and 15.01(d) are satisfied unless waived by the Purchaser not later than that date; and no party is entitled to withdraw from this Agreement before that date unless any of the conditions in Sections
15.01 become incapable of fulfillment.

         (b) The Purchaser has the right to waive the conditions in Section 15.01(c) and 15.01(d).

         Section 15.03 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Closing is subject to satisfaction of the following further conditions:

         (a) (i) Sellers shall have performed in all material respects all of their respective obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of Sellers contained in this Agreement, in any Annex and in any certificate or other writing delivered by Sellers pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date (other than representations and warranties made as of a specific date, which shall continue to be true and correct as of such date) with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Purchaser shall have received a certificate signed by the chief executive officer and the chief financial officer of applicable Seller to the foregoing effect.

         (b) Purchaser shall have obtained the financing necessary to consummate the transactions contemplated by this Agreement on substantially the terms set forth in the commitment letter provided to Sellers.

         (c) There shall not be threatened, instituted or pending any action or proceeding by any court, government or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Purchaser or any of its Affiliates of all or any material portion of the US Business, the US Assets or the UK Business or the UK Assets or to compel Purchaser or any of its Affiliates to dispose of all or any material portion of the US Business or the US Assets or the UK Business or the UK Assets, (ii) seeking to impose or confirm limitations on the ability of Purchaser or any of its Affiliates or the UK Business effectively to exercise full rights of ownership of the Assets, including without limitation, the right to vote any of the US Shares or the ADI Shares or
(iii) seeking to require divestiture by Purchaser or any of its Affiliates of the any of the Assets.

         (d) Purchaser's obligation to purchase the US Shares shall be contingent upon the purchase of the ADI Shares, and Purchaser's obligation to purchase the ADI Shares shall be contingent upon the purchase of the US Shares;

         (e) Purchaser shall have received an opinion of King & Spalding, counsel to Sellers, dated the Closing Date in form and substance reasonably acceptable to Purchaser as to the transactions contemplated hereby with respect to matters of Georgia and United States law. In rendering such opinion, such counsel may rely upon certificates of public officers, and, as to matters of fact, upon the representations and warranties contained herein and upon certificates of officers of applicable Sellers, copies of which certificates shall be contemporaneously delivered to Purchaser.

         (f) Purchaser shall have received all consents, authorizations or approvals from the governmental agencies, referred to in Section 7.03, in each case in form and substance reasonably satisfactory to Purchaser, and no such consent, authorization or approval shall have been revoked.

         (g) Purchaser shall have received all such documents as it may reasonably request relating to the existence of Argenbright Security and ADI and the authority of the Argenbright Entities and AHL Europe to enter into this Agreement, all in form and substance reasonably satisfactory to Purchaser.

         (h)      There shall not have occurred a Material Adverse Effect.

         (i) Purchaser shall have received a certificate issued by the Secretary of State of Georgia for Argenbright Security, and a certificate from each state in which Argenbright Security and/or its Subsidiaries are qualified as a foreign corporation, as of a recent date, as to the good standing, non-dissolution or foreign qualification, as applicable, of Argenbright Security and its Subsidiaries in such state(s).

         (j) Argenbright Security shall have entered into the Employment Agreements with the following individuals: Bill Barbour, Dan Di Giusto, Domenic Prinzivalli, Mark Thomas and Don Ridgway.

         (k) Holdings, AHL Europe, Securicor Georgia and Purchaser shall have entered into the Transition Services Agreements substantially in the forms of Exhibits B and C attached hereto.

         (l) Holdings shall have obtained all consents required under the Credit Facility, the Security Agreement, the Pledge Agreement and the Intercompany Subordination Agreement required to consummate this Agreement and shall have no further obligations under any such documents.

         (m) Argenbright Security shall have received a release from all Intercompany Debt Documents, and ADI shall not be subject to any debt obligation with respect to any Affiliate of AHL following the Closing Date.

         (n) The Service Contract of the managing director of Rights Associates shall have been novated to a company other than any member of the European Group at least two (2) days prior to Closing.

         (o) Purchaser shall have received confirmation reasonably satisfactory to it that Frank A. Argenbright, Jr. shall continue to constitute a qualifying person for Argenbright Security in respect to the US Business such that the security licenses of Argenbright Security shall continue in effect after Closing.

         Section 15.04 Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction or waiver by Sellers of the following further conditions:

         (a) (i) Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Sellers shall have received a certificate signed by an officer of Purchaser to the foregoing effect.

         (b) Holdings' obligation to sell the US Shares shall be contingent upon the purchase and sale of the ADI Shares, and AHL Europe's obligation to sell the ADI Shares shall be contingent upon the purchase and sale of the US Shares.

         (c) Sellers shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 7.03, in each case in form and substance reasonably satisfactory to Sellers, and no such consent, authorization or approval shall have been revoked.

         (d) Holdings shall have received all documents it may reasonably request relating to the existence of Purchaser and the authority of Purchaser and Securicor Georgia to enter into this Agreement and to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to Holdings.

         (e) There shall not be threatened, instituted or pending any action or proceedings by any court, government, or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Purchaser or any of its Affiliates of all or any material portion of the US Business, the US Assets or the UK Business or the UK Assets or to compel Purchaser or any of its Affiliates to dispose of all or any material portion of the US Business or the US Assets or the UK Business or the UK Assets, (ii) seeking to impose or confirm limitations on the ability of Purchaser or any of its Affiliates or the UK Business effectively to exercise full rights of ownership of the Assets, including without limitation, the right to vote any of the US Shares or the ADI Shares or
(iii) seeking to require divestiture by Purchaser or any of its Affiliates of the any of the Assets herein.

                                   ARTICLE 16
                            Survival; Indemnification

         Section 16.01 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until two (2) years after the Closing Date; provided, that (i) the European Environmental Warranties, the European Tax Warranties and the Tax Deed shall survive the Closing until seven (7) years following the Closing Date, (ii) the representations and warranties contained in Section 5.27 with respect to employee benefit matters, Section 5.28 with respect to environmental matters and in Annex XI with respect to tax matters, shall survive until expiration of the statute of limitations relative to the liability relating to such representations and warranties (giving effect to any waiver, mitigation or extension thereof), if later and (iii) the representations and warranties contained in Section 5.02, Section 5.05, Section 5.06, Section 5.17(a), Section
7.02 and Article 13 shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity or recovery for breach of warranty may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity or recovery for breach of warranty shall have been given to the party against whom such indemnity or recovery for breach of warranty may be sought prior to such time. The covenants and agreements contained in this Agreement shall survive indefinitely.

         Section 16.02 Indemnification.

         (a) AHL and Sellers, jointly and severally, hereby indemnify Purchaser and its Affiliates and, effective at the Closing, without duplication, Argenbright Security, ADI and their respective Subsidiaries, against and agree to hold each of them harmless from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Purchaser, any Affiliate of Purchaser, Argenbright Security, ADI or any of their respective Subsidiaries arising out of any misrepresentation or breach of any representation, warranty, covenant or agreement made or to be performed by Sellers, or any of them, pursuant to this Agreement other than contained in the European Warranties and the Tax Deed (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to a claim for indemnity hereunder); provided, that AHL and Sellers shall not be liable under this Section 16.02(a) unless the aggregate amount of Damages (with any Damages which are in British Pounds Sterling being converted to the Dollar Equivalent of such amount of Damages) with respect to all matters referred to in this Section 16.02(a), together with Relevant Claims under the European General Warranties and European Environmental Warranties referred to in Section 16.01 of Annex XVI attached hereto (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder), exceeds US $750,000 (the "Basket"), in which event AHL and Sellers shall be liable for the entire amount of such Damages. In no event shall the aggregate amount of all payments made by AHL and Sellers for all Damages pursuant to their indemnification obligations set forth in this Section 16.02(a) and all payments made by the Sellers for any Damages arising out of any breach of the European Warranties exceed US $85,000,000 (the "Cap"). In addition, AHL and Sellers shall not be liable to pay for any Damages resulting from their indemnification obligations set forth in this Section 16.02(a) or from their warranty obligations pursuant to the European General Warranties and European Environmental Warranties unless the amount of any single claim or the aggregate amount of any group of related claims exceeds US $15,000 (the "Excluded Claims"), and all Damages related to such Excluded Claims shall not count against or be included in the Basket. Notwithstanding the foregoing, nothing contained herein shall limit the liability of AHL and Sellers under this Agreement to the extent such liability results from fraud or willful misconduct of AHL and Sellers, or any of them. In addition, notwithstanding the foregoing, AHL and Sellers acknowledge and agree that (i) the indemnification obligations set forth in Section 16.02(c), Section 16.05 and on the Annex XI attached hereto are not subject to the Basket or the Cap and shall not be considered Excluded Claims, regardless of the amount of any such claim and (ii) claims under the European Tax Warranties are not subject to the Basket, shall not be considered Excluded Claims regardless of the amount of any such claims but are subject to the Cap; and (iii) Claims under the Tax Deed are not subject to the Basket, shall not be considered Excluded Claims regardless of the amount of any such claims, are not subject to the Cap detailed in Section 16.02(c) but are subject to a cap on liability equal to the consideration payable for the ADI Shares as stated in clause 3.4 of the Tax Deed.

         (b) Purchaser hereby indemnifies Sellers and their Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding (the "Purchaser Damages")) incurred or suffered by AHL, Holdings or any of their respective Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser or Securicor Georgia pursuant to this Agreement; provided, that (i) Purchaser shall not be liable under this Section 16.02(b) unless the aggregate amount of Purchaser Damages with respect to all matters referred to in this Section 16.02(b) (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds US $750,000 (the "Purchaser Basket") in which event Purchaser shall be liable for the entire amount of such Purchaser Damages; (ii) in no event shall the aggregate amount of all payments made by Purchaser for all Purchaser Damages pursuant to its indemnification obligation under this Agreement exceed US $85,000,000 (the "Purchaser Cap"); and (iii) Purchaser shall not be liable to pay any Purchaser's Damages unless the amount of any single claim or the aggregate amount of any group of related claims of such Damages exceeds $15,000 (the "Purchaser Excluded Claims"), and the Purchaser Damages related to such Purchaser Excluded Claims shall not count against the Purchaser Basket. Notwithstanding the foregoing, nothing contained herein shall limit the liability of Purchaser under this Agreement to the extent such liability results from fraud or willful misconduct of Purchaser. In addition, notwithstanding the foregoing, Purchaser acknowledges and agrees that the indemnification obligations set forth in Section 10.06 are not subject to the Purchaser Basket or the Purchaser Cap and shall not be considered Purchaser Excluded Claims, regardless of the amount of any such claim.

         (c) Notwithstanding anything to the contrary in this Agreement, AHL and Sellers, jointly and severally, hereby indemnify and agree to hold harmless Purchaser, its Affiliates, and their respective directors, officers and employees, including, effective at the Closing, without duplication, Argenbright Security, ADI and their respective Subsidiaries and Affiliates and each of their respective directors, officers and employees, from and against:

                  (i) any and all damages, liabilities, losses and expenses which relate to or arise out of any assets, liabilities, properties or business of any Argenbright Entity or any member of the European Group which does not represent a part of the US Business and/or the UK Business;

                  (ii) any and all damages specific to litigation such as the Philadelphia case U. S. District Court for the E. D. Pa. Criminal No. 000-194 which relates to or arises out of any breach by or the failure of Holdings or Argenbright Security to comply with or to perform their obligations prior to the Closing Date pursuant to the Philadelphia Settlement Agreement or pursuant to the judgment in a criminal case entered by Judge Marvin Katz of the U. S. District Court for the Eastern District of Pennsylvania on or about October 20, 2000.

                  (iii) any and all Purchaser Damages which relate to or arise out of all lawsuits filed against an Argenbright Entity with respect to the US Business after October 24, 2000, to the extent that the aggregate amount of such damages exceeds the sum of (A) the aggregate amount of insurance proceeds received by the relevant Argenbright Entity with respect to such lawsuits and (B) the litigation reserve included in the US Balance Sheet;

                  (iv) any and all Purchaser Damages which relate to or arise out of the failure of Holdings to obtain, at its sole expense, or to cause Argenbright to assign to Argenbright Security the licenses for the Lawson and Oracle software used in connection with the US Business and/or the UK Business and to obtain the consent of the licensors to such assignments or obtain, at its sole expense, for Argenbright Security licenses with Lawson or Oracle that are substantially equivalent to the licenses held by Argenbright on the date hereof;

                  (v) any and all Purchaser Damages (excluding consequential or incidental damages) which relate to or arise out of
         (A) the exercise of a change of control provision or failure to obtain the necessary consents for the assignment of such contract, agreement or license to Argenbright Security by the counterparty of any of the US Assumed Contracts and/or the European Assumed Contracts; (B) the failure to obtain a consent required as a consequence of the change of control of Argenbright Security with respect to any Real Property Leases; (C) the exercise of a change of control provision or failure to obtain the necessary consents for the assignment to Argenbright Security of the Licenses on or before Closing and/or for the assignment to ADI of any licenses used in respect of the UK Business on or before Closing; and/or (D) the failure to have in force any special security clearances required by any US Assumed Contracts and/or European Assumed Contracts; and

                  (vi) Purchaser Damages pertaining to any Employee Plan or Benefit Arrangement which relate to adoption or operation of such Employee Plan or Benefit Arrangement.

         (d) Notwithstanding anything else in this Agreement to the contrary, the parties hereto acknowledge and agree to report any payment made in respect of Damages as an adjustment to the Purchase Price for accounting, Tax and all other purposes.

         Section 16.03 Procedures. The party seeking indemnification or recovery for breach of warranty under Section 16.02 and/or Section 16.05 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section, provided, however, that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice. The Indemnifying Party shall at the request of the Indemnified Party participate in and/or control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 16.02 and/or Section 16.05 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         Section 16.04 Waiver of Rights. The rights and remedies of the Purchaser or Sellers in respect of the representations and warranties contained in this Agreement (US representations and warranties), Section 16.05 of this Agreement (specific European indemnities), the European Warranties and the Tax Deed shall not be affected by Completion, by the giving of any time or other indulgence by the Purchaser to any person, by the Purchaser rescinding or not rescinding this Agreement, or by any other cause whatsoever except a specific waiver or release by the

Purchaser in writing, and any such waiver or release shall not prejudice or affect any remaining rights or remedies of the Purchaser.

         Section 16.05 Specific European Indemnities.

         (a) AHL Europe hereby indemnifies the Purchaser (for itself and on behalf of all group companies) against all costs, expenses, damages, compensation, fines and other liabilities arising out of or in connection with (regardless of whether such claim has been disclosed to the Purchaser in the European Disclosure Memorandum or otherwise):

                  (i) any liabilities or obligations which ADI and/or the Purchaser (or any company within the Purchaser's group) and/or the trustees of the ADI Management Pension Scheme may incur as a result of fines or penalties (whether criminal or civil) which the Occupational Pensions Regulatory Authority may impose as a result of the matters reported to it by letter dated November 12, 1999 from the trustees of the ADI Management Pension Scheme and Arthur Andersen or resulting from matters previously reported to it;

                  (ii) any liabilities or obligations to make additional contributions or payments which ADI and/or the Purchaser (or any company within the Purchaser's group) may reasonably incur as a result of the value of the funds held on behalf of such member of the Disclosed Schemes named in Appendix B to the letter dated May 11, 1998 from EA Drake of Watson Wyatt to Mr. N. Cotton of ADI Group ("Appendix B") being insufficient to provide any of the benefits which have been promised or indicated to such members prior to Completion provided that such sufficiency or insufficiency shall be calculated on the basis that contributions due and payable after Completion are made in accordance with Appendix B as relevant to the member concerned, and provided that such contributions have been invested in funds similar to the funds in which contributions have been invested prior to Completion. Such liability or obligation shall be limited to that proportion of total insufficiency attributable to the number of months service with ADI (plus, in the case of a member who transfers accrued benefits from the Local Government Pension Scheme ("LGPS") to the Disclosed Schemes, service whilst a member of the LGPS) prior to Completion relative to the number of months service post Completion, but based on final pensionable salary and final pensionable earnings; and

                  (iii) any liabilities or losses arising out of or in connection with the exercise by British Airways Plc of the change of control provisions contained in the Shareholder Agreement in respect of BA Ground Handling Services Limited dated April 25, 1996.

         (b) Any claim under the above clauses of this Section 16.05 shall be without prejudice to any claim which the Purchaser or any member of its group may have under the European Warranties provided always that the Purchaser shall not recover damages more than once in respect of the same loss.

                                   ARTICLE 17
                                   Termination

         Section 17.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)      By mutual written agreement of Holdings and Purchaser;

         (b) By written notice from Holdings to Purchaser, if (i) Purchaser shall fail to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) any of the representations, warranties or covenants of Purchaser contained herein are found in any material respect to be untrue or incorrect when made or have since become incorrect in any material respect; and such breach is not cured by Purchaser within ten (10) days after Holdings has notified Purchaser of its intent to terminate this Agreement pursuant to this Section 17.01(b);

         (c) By written notice from Purchaser to Holdings, if (i) Holdings shall fail to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) any of the representations, warranties or covenants of Holdings contained herein are found in any respect to be untrue or incorrect when made or have since become incorrect; and such breach is not cured by Holdings within ten (10) days after Purchaser has notified Holdings of its intent to terminate this Agreement pursuant to this Section 17.01(c) or (iii) Purchaser shall exercise its termination rights pursuant to Section 8.15; or

         (d) By either Holdings or Purchaser if the Closing shall not have been consummated on or before January 31, 2001.

         The party desiring to terminate this Agreement pursuant to Section 17.01(b), (c) or (d) shall give notice of such termination to the other party.

         Section 17.02 Effect of Termination. If this Agreement is terminated as permitted by Section 17.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided, that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.03, 9.01, 17.01, 17.02 and 18.03 shall survive any termination hereof pursuant to Section 17.01.

                                   ARTICLE 18
                                  Miscellaneous

         Section 18.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Purchaser, to:
                  Securicor plc
                  Sutton Park House
                  15 Carshalton Road
                  Sutton, Surrey SMI 4LD
                  England
                  Attention:        Nigel Griffiths
                  Fax:              011 44 20 8770 1145

         with a copy to:
                  Herbert Smith
                  Exchange House
                  Primrose Street
                  London EC2A 2HS, England
                  Attention:        Stephen Hancock
                  Fax:              011 44 20 7374 0888

         and:
                  Troutman Sanders LLP
                  Bank of America Plaza
                  600 Peachtree Street, N.E.
                  Suite 5200
                  Atlanta, Georgia 30308
                  Attention:        John Beane, Esq.
                  Fax:              (404) 885-3995

         if to Holdings, to:
                  Argenbright Holdings Limited
                  3353 Peachtree Road
                  Suite 1120
                  Atlanta, Georgia 30326
                  Attention:        Ronald J. Domanico
                  Fax:              (404) 267-2230
with a copy to:
                  King & Spalding
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30308
                  Attention:        Russell B. Richards, Esq.
                  Fax:              (404) 572-5136

         and:
                  Theodore Goddard
                  150 Aldersgate Street
                  London, England ECIA 4EJ
                  Attention:        Derek Lewis
                  Fax:              011 44 20 7606 4390

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         Section 18.02 Amendments and Waivers.

         (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 18.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Sellers shall use their reasonable best efforts to secure as promptly as possible following the date hereof the return of the $45,000 filing fee paid by Sellers with Sellers' filing under the HSR Act in respect of the transactions contemplated by this Agreement and, upon receipt of the return of such fee and notwithstanding the immediately preceding sentence, shall pay Purchaser one-half of such amount as reimbursement of one-half of the filing fee paid by Purchaser with its filing in respect of such transactions.

         Section 18.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares or the US Transportation Assets, but no such transfer or assignment will relieve Purchaser of its obligations hereunder.

         Section 18.05 Governing Law. Subject to the following sentence, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law rules of such state. Annexes VI, XXII, and XVI and Schedules 3.04(a) and 8.06 shall be governed by and construed in accordance with the laws of England and Wales without regard to the conflicts of law rules of such jurisdictions.

         Section 18.06 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Northern District of Georgia or any other Georgia state court and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Parties seeking to enforce any rights under Annexes VI, XXII and XVI and Schedules 3.04(a) and 8.06 shall be free to bring such action in the High Court of Justice in England and Wales. Process in any such suit, action or proceeding whether in the state of Georgia or in the United Kingdom may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
18.01 shall be deemed effective service of process on such party.

         Section 18.07 Waiver Of Jury Trial. Each of the parties hereto except as appropriate hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

         Section 18.08 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 18.09 Entire Agreement. This Agreement (including the Exhibits, the Schedules and the Annexes attached hereto and incorporated herein by reference), the Confidentiality Agreement and the Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

         Section 18.10 Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected, impaired or invalidated and so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the unenforceable term, provision, covenant or restriction shall be deemed to be modified as necessary so as to effect the original intent of the parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

         Section 18.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 18.12 Guaranty of Payment and Performance. AHL hereby irrevocably guarantees to the Purchaser the full and punctual payment and performance when due of the obligations of Holdings and AHL Europe hereunder, including, without limitation, any obligation to indemnify the Purchaser pursuant to this Agreement (the "Obligations"). This guaranty is an absolute, unlimited, independent, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only. The foregoing guaranty of AHL shall not in any way limit the obligations, covenants, agreements, representations and warranties of Holdings and AHL Europe, or any of them, under this Agreement (including any of the foregoing relating to indemnification), or any of the Purchaser's rights or remedies with respect thereto. Should Holdings and AHL Europe, or any of them, default in the payment or performance of any Obligation, the obligation of AHL hereunder with respect to payment and performance of such Obligation shall become immediately due and payable to the Purchaser, upon written demand by the Purchaser. Payments and/or performance by AHL hereunder may be required by the Purchaser on any number of occasions.

         Section 18.13 Governing Agreement. In the event that the terms of this Agreement conflict in any way with the terms of any attached Annex, Exhibit or Schedule, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   "PURCHASER"

                                   SECURICOR PLC


                                   By:
                                      ------------------------------------------
                                   At:
                                      ------------------------------------------
                                   Name: Christopher Shirtcliffe
                                   Title: Director



                                   "SECURICOR GEORGIA"

                                   SECURICOR GEORGIA, INC.


                                   By:
                                      ------------------------------------------
                                   At:
                                      ------------------------------------------
                                   Name: Nigel Griffiths
                                   Title: Director

                      [Signatures continued on next page.]

                   [Signatures continued from previous page.]

                                   "AHL"

                                   AHL SERVICES, INC.


                                   By:
                                      ------------------------------------------
                                   At:
                                      ------------------------------------------
                                   Name: Ronald J. Domanico
                                   Title: Executive Vice President and Chief
                                   Financial Officer

                                   "SELLERS"

                                   ARGENBRIGHT HOLDINGS LIMITED


                                   By:
                                      ------------------------------------------
                                   At:
                                      ------------------------------------------
                                   Name: Ronald J. Domanico
                                   Title: Executive Vice President and Chief
                                   Financial Officer

                                   AHL EUROPE LIMITED


                                   By:
                                      ------------------------------------------
                                   At: London, England
                                   Name: Ernest Patterson
                                   Title: Chief Executive Officer European
                                   Operations

                                   "ARGENBRIGHT SECURITY"

                                   ARGENBRIGHT SECURITY, INC.


                                   By:
                                      ------------------------------------------
                                   At: Atlanta, Georgia
                                   Name: Frank A. Argenbright, Jr.
                                   Title: President

                                   "ADI"

                                   THE ADI GROUP LIMITED


                                   By:
                                      ------------------------------------------
                                   At: London, England
                                   Name: Ernest Patterson
                                   Title: Chief Executive Officer European
                                   Operations

                                   "ARGENBRIGHT"

                                   ARGENBRIGHT, INC.


                                   By:
                                      ------------------------------------------
                                   At: Atlanta, Georgia
                                   Name: Ronald J. Domanico
                                   Title: Executive Vice President and Chief
                                   Financial Officer

                                    ANNEX VI
                               EUROPEAN WARRANTIES

Warranties of AHL Europe Relating To the UK Assets

         Section 6.01. Terms Governing the European Warranties.

         (a) AHL Europe warrants to the Purchaser in the terms of the European Warranties as set out in this Annex VI and Annex XII. The provisions as stated therein of Article 16 of the Agreement and Annex XVI shall take effect in relation to the European General Warranties and European Environmental Warranties. The provisions as stated therein of Article 16 of the Agreement and (to the extent specified in the Tax Deed) the Tax Deed shall take effect in relation to the European Tax Warranties.

         (b) AHL Europe acknowledges that, in entering into this Agreement, the Purchaser has relied upon the terms of the European Warranties.

         (c) AHL Europe shall not (in the event of any claim being made against it in connection with the sale of the ADI Shares to the Purchaser) make any claim against ADI or any of the European Subsidiaries or against any director or employee of ADI or any of the European Subsidiaries on whom AHL Europe may have relied before agreeing to any term of this Agreement or of the Tax Deed or authorizing any statement in the European Disclosure Memorandum.

         (d) Each of the European Warranties shall be construed as a separate warranty and is given subject to the matters which are fairly disclosed in the European Disclosure Memorandum and European Disclosure Documents, provided in addition in the case of the European Disclosure Documents that all such information only qualifies the European Warranties to the extent that each matter to be disclosed is reasonably clear from the face of each document, but (save as expressly provided to the contrary) shall not be otherwise limited or restricted by reference to or inference from the terms of any other European Warranty or any other term of this Agreement.

         (e) References in any of the European Warranties to any English legal term, concept, statute, regulation, court or official (but excluding, for the avoidance of doubt, currency) shall in respect of any jurisdiction other than England be deemed to include what most closely approximates in that jurisdiction to such English term, concept, statue, regulation, court or official.

         Section 6.02. Accounts

         (a) General. The European Accounts (copies of which have been delivered to the Purchaser):

                  (i) Have been prepared under the historical cost convention and in accordance with generally accepted accounting practice commonly adopted by companies carrying on businesses similar to those carried on by the respective members of the European Group and in accordance with all applicable Statements of Standard Accounting Practice and Financial Reporting Standards (or their equivalent for companies incorporated outside of England and Wales);

                  (ii) Show a true and fair view of the affairs of the European Group as at the Accounts Date and of its results for the accounting reference period ended on that date;

                  (iii) Comply with the requirements of the Companies Act (or the equivalent law for companies incorporated outside of England and Wales);

                  (iv) Are prepared on consistent bases and policies of accounting which are the same as those adopted in preparing the Previous European Accounts and, since the Accounts Date, have continued to be adopted by the European Group without alteration; and

                  (v) (Save as the Accounts expressly disclose) are not affected by any material unusual or non-recurring items.

         (b) Rate of Depreciation. The rate of depreciation adopted in the European Accounts is sufficient for the value of each of the fixed assets of the European Group to be written down to nil by the end of its useful working life.

         (c) Profits. The profits shown in the European Accounts have not to a material extent been affected (except as disclosed in those accounts) by any extraordinary or exceptional event or circumstance.

         (d) Application of Warranties to ADI's Accounts. Each of the statements in Sections 6.02(a) through Section 6.02(c) would be true and accurate in relation to the accounts of ADI if:

                  (i) For references to the European Accounts there were substituted references to the audited balance sheet of ADI as at the Accounts Date and the audited profit and loss account of ADI for the accounting reference period ended on that date; and

                  (ii) For references to the European Group there were substituted references to ADI.

         (e)      Position Since Accounts Date. Since the Accounts Date:

                  (i) Apart from the dividends provided for in the European Accounts or in this Agreement, no dividend or other distribution (as defined for the purposes of section 209 or 210 of the Taxes Act or any equivalent law for companies incorporated outside of England and Wales) has been declared, paid or made by ADI;

                  (ii) The business of ADI has been carried on in the ordinary course and so as to maintain it as a going concern;

                  (iii) There has been no material adverse change in the financial or trading position of ADI and the Sellers are not aware of any circumstances which would give rise to the same;

                  (iv) There has been no material reduction in the value of the net tangible assets of the European Group on the basis of the valuations adopted in the European Accounts;

                  (v) ADI has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than trading stock in the ordinary course of business;

                  (vi) ADI has not paid any service or management charges to any other person or incurred any liability to make such a payment in excess of (pound)50,000; and

                  (vii) There has been no (i) employment, deferred compensation, severance or retirement agreement entered into with any director, officer or Senior Employee (being an employee with a basic salary in excess of (pound)50,000 per annum) relating to the UK Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or Senior Employee relating to the UK Business or (iii) change in compensation or other benefits payable to any director, officer or Senior Employee relating to the UK Business pursuant to any severance or retirement plans or policies thereof.

                  (viii) No terms of trade with any customer of the European Group have been the subject of any material adverse change and there are currently no negotiations in process to amend such terms or trade which would have a material adverse change.

         (f) Intercompany Accounts. Since the Accounts Date there has not been any accrual of liability by ADI or any of the European Subsidiaries to any Argenbright Entity or their Affiliates or other transaction between ADI and any Argenbright Entity or their Affiliates, except in the ordinary course of the UK Business consistent with past practice, and thereafter as provided in Section 6.02(f) of the European Disclosure Memorandum.

         (g) Management Accounts. The ADI Group Monthly Reporting Pack Period 10 for the 44 weeks ended 3 November 2000 being European Disclosure Document 18.38 ("Management Accounts") have been prepared in good faith and are based upon reasonable assumptions, and AHL Europe is not aware of any fact or set of circumstances that would lead it to believe that such Management Accounts are incorrect or misleading in any material respect.

         Section 6.03. Assets.

         (a) Title to Assets. The assets included in the European Accounts or acquired by ADI since the Accounts Date (other than trading stock disposed of since that date in the ordinary course of business) and all other assets used or employed by ADI are the absolute property of ADI free from any mortgage, charge, lien, bill of sale or other encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such assets are in the possession or under the control of ADI.

         (b) So far as the Sellers are aware there are no developments affecting any such assets pending or, to the knowledge of AHL Europe threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of the UK Assets.

         (c) The UK Assets constitute all of the assets used or held for use in connection with the UK Business.

         (d) Condition of Plant Machinery and Equipment. All material, plant, machinery, office equipment, computer systems and vehicles used by ADI are in a reasonable state of repair, and are in satisfactory working order, and the vehicles are duly licensed and suitable for the purposes for which they are used.

         (e) Fixed Asset Registers. ADI has included in the European Disclosure Memorandum up-to-date fixed asset registers showing a complete and accurate record of the material fixed assets owned or used by it.

         (f) Control of Records and Information. All records and information belonging to ADI (whether or not held in written form) are in its possession and under its direct control.

         (g) Acquisition at Arm's Length. ADI has not within the period of twelve (12) months ending on the date hereof, acquired any asset on terms which were not by way of bargain at arm's-length.

         (h) Nature of Debts. ADI is not owed any money other than trade debts incurred in the ordinary course of business and cash at bank.

         Section 6.04. Borrowings, Grants and Loans to Directors.

         (a)      Borrowings.

                  (i) ADI does not have outstanding any obligation for the payment or repayment of money, in respect of: (A) monies borrowed or raised, (B) any recourse to a company selling or discounting receivables in respect of receivables sold or discounted, (C) moneys raised under any bond, note, stock, or other security, (D) moneys raised under or in respect of acceptance credit and documentary credit facilities, (E) the acquisition cost of assets or services to the extent payable after the time of acquisition or possession, (F) rental payments under leasing and hire purchase agreements other than agreements entered in the ordinary course or (G) any guarantee, indemnity or other assurance against or intended to limit loss in respect of any obligation for the payment or repayment of money described in (A) to (F) of this paragraph or any such obligation being referred to below as a "Borrowing";

                  (ii) ADI does not have subsisting over the whole or any part of its present or future revenues or any encumbrance, mortgage, charge, pledge, lien or other security interest or any other agreement or arrangement having a similar effect;

                  (iii) No Borrowing of ADI has become or is now due and payable, or capable so far as the Sellers are aware of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of money before its normal or originally stated maturity has been received by ADI;

                  (iv) So far as the Sellers are aware no event or circumstance has occurred such as to entitle any person to require the payment or repayment of any Borrowing before its normal or originally stated maturity or which is or shall be such as to terminate, cancel or render incapable of exercise any entitlement to draw money or otherwise exercise the rights of ADI under an agreement relating to Borrowing;

                  (v) All sums payable to British Airways plc in connection with the agreement between British Airways plc and Executive Aircraft Services Limited dated 31 March 1997 have been settled; and

                  (vi) All loan notes in favor of Gary Wilson (and any assignee of such loan notes) have been satisfied in full.

         (b) Grants and Subsidies. So far as Sellers are aware, ADI has not done or agreed to do anything as a result of which:

                  (i) Any investment grant or other grant or any subsidy in excess of(pound)25,000 received by ADI is or may be liable to be refunded wholly or partly; or

                  (ii) Any application made by ADI for such a grant or subsidy shall or may be refused wholly or partly; and

                  (iii) Neither the signature nor the performance of this Agreement shall have any such result.

         (c) Loans to Directors and Connected Persons. There is not outstanding:

                  (i) Any loan made by ADI to, or debt owing to ADI by, any Argenbright Entity, AHL Europe or any director of ADI or any person connected with any of them;

                  (ii) Any agreement or arrangement to which ADI is a party and in which any of the Argenbright Entities, AHL Europe or any director of ADI or any person connected with any of them is interested; or

                  (iii) Any agreement or arrangement between ADI and any company of which it is a subsidiary or another subsidiary of any such company (including, but not limited to, any such agreement or arrangement under which ADI is, or may in the future become, liable to pay any service, management or similar charge or to make any payment of interest or in the nature of interest).

         Section 6.05. European Properties.

         (a) Interest. The European Properties comprise all the land and buildings owned by ADI or used or occupied by it or in which it has any other interest, right or liability.

         (b)      Title. In the case of each of the Non-Certified Properties:

                  (i) ADI is the sole legal and beneficial owner and has a good title to it and has in its possession or under its control free of any lien all relevant original title deeds and documents necessary to prove the title of ADI;

                  (ii) As far as AHL Europe is aware the information contained in the summaries contained in Disclosure Documents 13.31, 13.32, 13.34, 13.36 of the European Disclosure Memorandum as to tenure and the principal terms of the lease or license held by ADI is true and accurate in all respects;

                  (iii) ADI is in possession of, owns, uses and occupies it free from any mortgage or charge; and

                  (iv) So far as AHL Europe is aware, ADI does not by its use or occupation of the Non-Certified Properties pursuant to the relevant lease, license or tenancy contravene any requirement or restriction having the force of law and as far as AHL Europe is aware ADI has not received notice of any breach of any covenants, conditions, restrictions, limitations and other matters binding on it.

         (c) Statutory Obligations, Notices and Orders. In the case of each of the Non-Certified Properties:

                  (i) As far as AHL Europe is aware, no notice, order, proposal, application, request or schedule of dilapidations affecting or relating to any of the Non-Certified

         Properties have been received by ADI and, so far as the AHL Europe is aware, there are no circumstances which are likely to result in any being received;

                  (ii) As far as AHL Europe is aware, ADI has not received notice of any breach of any applicable statutory and by-law requirements with respect to the Non-Certified Properties or with respect to the employment of persons or the use of any machinery or chattels therein; and

                  (iii) Where a fire certificate has been issued in respect of any of the Non-Certified Properties, as far as AHL Europe is aware, ADI has not received notice of any breach of any conditions attaching thereto or any recommendations or requirements of the local fire authority which have not been implemented or which are outstanding.

         (d) Rates, Taxes and Other Outgoings. In respect of each of the Non-Certified Properties:

                  (i) None of the Non-Certified Properties is subject to the payment of any outgoings other than non-domestic or water rates (and in the case of leaseholds, sums reserved by the relevant lease, license or tenancy) and so far as AHL Europe is aware all outgoings have been duly paid to date, and so far as AHL Europe is aware none is in dispute.

         (e)      Claims and Disputes. In the case of each of the Non-Certified
Properties:

                  (i) So far as AHL Europe is aware no action, claim, proceeding, demand, dispute or liability (contingent or otherwise) in respect of any of the Non-Certified Properties is outstanding or anticipated; and

                  (ii) ADI has not had occasion to make any claim or complaint in relation to any neighboring property of its use or occupation.

         (f) Planning and Development Matters. In the case of each of the Non-Certified Properties:

                  (i) The current use of each of the Non-Certified Properties is as stated in the summaries contained in Disclosure Documents 13.31, 13.32, 13.34 and 13.26 of the European Disclosure Memorandum.

                  (ii) As far as AHL Europe is aware, ADI has not received any notice to the effect that the existing use of any of the Non-Certified Properties is an unlawful use under any applicable town, country, state or federal legislation or regulation;

                  (iii) As far as AHL Europe is aware no construction on or change of use to the Non-Certified Properties has taken place without the necessary license or permits.

                  (iv) As far as AHL Europe is aware no preemptive right has been claimed by any local authority with respect to the Non-Certified Properties; no procedures have been initiated as far as AHL Europe is aware to remand any urban renewal plans or other plans affecting the Non-Certified Properties. As far as AHL Europe is aware there are no proposals for an urban renewal or other plans of the type referred to in the preceding sentence involving the expropriation or the major termination of any lease agreements in relation to the Non-Certified Properties.

         (g) Leasehold Properties. In relation to those of the Non-Certified Properties which are leaseholds:

                  (i) Each such Non-Certified Property is held under the terms of the lease, license or tenancy which is summarized in Disclosure Documents 13.31, 13.32, 13.34 and 13.36 of the European Disclosure Memorandum;

                  (ii) The rent referred to in Disclosure Documents 13.31, 13.32, 13.34 and 13.36 of the European Disclosure Memorandum is the current rent payable under the relevant lease, license or tenancy;

                  (iii) As far as AHL Europe is aware, ADI has paid the rent and all other sums payable under the lease, license or tenancy on the due dates for payment and, so far as AHL Europe is aware, the last demand for rent was unqualified and, as far as AHL Europe is aware, each lease, license or tenancy is valid and in full force;

                  (iv) As far as AHL Europe is aware, ADI has not received notice of any breach of any covenants on the part of the tenant contained in such leases, licenses or tenancies; and

                  (v) As far as AHL Europe is aware, no notices of an adverse nature have been received by ADI in respect of any such leases, licenses or tenancies.

         (h) Tenancies. None of the Non-Certified Properties is subject to any lease, underlease, agreement, license or other right of occupation.

         (i) Other Involvement in Relation to Property. As far as AHL Europe is aware, ADI has not at any time:

                  (i) Had vested in it (whether as an original tenant or undertenant or as an assignee, transferee or otherwise) any freehold or leasehold property other than the European Properties or given any covenant or entered into any agreement, deed or other document (whether as a tenant or undertenant or as an assignee, transferee, guarantor or otherwise) in respect of any freehold or leasehold property in respect of which any contingent or potential liability remains with ADI other than those disclosed to the Purchaser in writing in relation to the European Properties.

                  (ii) The Certified English Properties. In relation to each of the Certified English Properties, the information contained in the Certificates of Title is true and accurate in all respects.

         (j) The Other European Property Interests: So far as AHL Europe is aware, the information relating to the Other European Property Interests set out in the summary contained in Disclosed Document 13.35 of the European Disclosure Memorandum is true and accurate in all material respects.

         (k) Condition of Properties. The European Properties are in good operating condition and repair.

         Section 6.06. Environment.

         (a) So far as AHL Europe is aware ADI has in the last 5 years complied in all material respects with Environmental Law.

         (b) So far as AHL Europe is aware, ADI has not received in the last 5 years from any regulatory authority or third party:

                  (i) any written notice alleging any breach of Environmental Law by ADI;

                  (ii) any written notification of any actual or threatened civil, criminal, administrative or other action, claim, suit, complaint, proceeding or investigation against ADI in relation to any liability or obligation under Environmental Law; or

                  (iii) any written notification of any legal action or request for any investigation or remediation of the Environment at the European Properties (excluding the English Certified Properties) or any property formerly in the ownership of ADI where in each case as at Completion (A) such notice or communication remains outstanding or (B) there is an outstanding material liability for ADI.

         (c) So far as AHL is aware, ADI has obtained, and there are in full force and effect and ADI is complying with, all Environmental Permits necessary for the business of ADI as now carried on. As far as AHL Europe is aware, ADI has not received any written notification from any regulatory authority of any actual or threatened revocation, cancellation, suspension, modification, variation or alteration of such Permits.

         (d) Copies of all environmental reports, assessments and audits prepared in the last two years in respect of ADI or any of the European Properties (excluding the Certified English Properties) in the possession or control of AHL Europe or ADI have been disclosed to the Purchaser.

         (e) No warranties in Annex VI or XII other than this Section 6.06 of Annex VI shall apply or relate to any matter or liability arising under or relating to Environmental Law, any

Environmental Permit, any investigation or remediation of the Environment and/or any matter or liability relating to human health and safety.

         (f) So far as AHL Europe is aware ADI has not received, generated, handled, used, stored, treated, transported, kept, deposited or disposed of Waste at, on, or under the European Properties (excluding the Certified English Properties) and has not permitted any third party to do so in circumstances which at the relevant time constituted a breach of Environmental Law.

         (g) So far as AHL Europe is aware ADI has not received any written communication from the Health and Safety Executive, local authority or other competent authority in the last three years, failure to comply with which at the relevant time would constitute a breach of the Health and Safety at Work etc. Act of 1974 or any legally binding requirements imposed under that Act or any other law relating to health and safety.

         Section 6.07. UK Intellectual Property Rights.

         (a)      Interests.

                  (i) Complete and accurate details of: (A) all Registered Intellectual Property Rights and (B) all other UK Intellectual Property Rights material to the UK Business that ADI owns are set out in Section 6.07(a) of the European Disclosure Memorandum;

                  (ii) ADI is the sole legal and beneficial owner of all the Intellectual Property Rights, and the sole registered proprietor of all the Registered Intellectual Property Rights, required to be set out under Section 6.07(a)(i);

                  (iii) Complete and accurate details are set out in Section 6.07(a)(iii) of the European Disclosure Memorandum of: (A) all licenses of UK Intellectual Property Rights granted to ADI and all material licenses of UK Intellectual Property Rights granted by ADI to third parties, (B) all material agreements for the provision or acquisition of any Know-how or technical assistance to which ADI is a party, (C) all material agreements for the prohibition or restriction of the disclosure of any Know-how to which ADI is a party and (D) all other agreements to which ADI is a party relating to any UK Intellectual Property Rights owned by ADI or owned by third parties;

                  (iv) So far as AHL Europe is aware, all UK Intellectual Property Rights required by ADI to conduct the UK Business at the date of Completion are owned by or licensed to ADI;

                  (v) None of the UK Intellectual Property Rights required to be set out under Section 6.07(a)(i) is subject to any legal or equitable charge, mortgage or encumbrance, right, interest or, so far as AHL Europe is aware, claim by any person; and

                  (vi) So far as AHL Europe is aware, none of the licenses of UK Intellectual Property Rights to ADI required to be set out under
         Section 6.07(a)(iii) is subject to any
         legal or equitable charge, mortgage or encumbrance, right, interest or claim by any person.

         (b)      Validity and Title

                  (i) So far as AHL Europe is aware, all the UK Intellectual Property Rights required to be set out under Section 6.07(a)(i) are subsisting and enforceable;

                  (ii) No claims which have been notified to ADI, proceedings or actions exist or, so far as AHL Europe is aware, exist or are threatened, and nothing has been done or omitted to be done by ADI and, so far as AHL Europe is aware, no circumstances exist which might give rise to any proceedings, actions or claims, in relation to which: (A) any of the UK Intellectual Property Rights required to be set out under Section 6.07(a)(i), or the title to, validity of or enforceability of any of them, may be opposed, attacked or impugned,
         (B) any third party may use or seek to be permitted to use any of the UK Intellectual Property Rights required to be set out under Section 6.07(a)(i) and in particular by way of compulsory license or Crown use (or any similar or analogous use in any jurisdiction), (C) any person may be entitled to assert any moral or similar right in respect of any UK Intellectual Property Right required to be set out under Section 6.07(a)(i), (D) ADI may be liable to pay any royalty or any sum in the nature of a royalty or any other payment in respect of any UK Intellectual Property Right or (E) ADI may be liable to pay compensation in relation to any UK Intellectual Property Right required to be set out under Section 6.07(a)(i) pursuant to any applicable legislation (including for the avoidance of doubt any claim by any employee pursuant to sections 40 and 41 of the Patents Act 1977 or any equivalent legislation anywhere in the world);

                  (iii) So far as AHL Europe is aware, nothing has been done or omitted to be done and no circumstances exist whereby: (A) any person will be able to seek the revocation, cancellation, rectification or modification of the registration of any of the Registered Intellectual Property Rights required to be set out under Section 6.07(a)(i) or (B) any application for registration required to be set out under Section 6.07(a)(i) might not proceed to grant, or might not proceed to grant without amendment;

                  (iv) All reasonable steps, including the payment of all fees, necessary for the registration, administration, maintenance and protection of the Registered Intellectual Property Rights required to be set out under Section 6.07(a)(i) have been taken; and

                  (v) So far as AHL Europe is aware, all the UK Intellectual Property Rights required to be set out under Section 6.07(a)(i) that are capable of registration have been registered.

         (c)      Infringement and Breach.

                  (i) So far as AHL Europe is aware, no person has infringed, is infringing or is threatening to infringe and nothing has been done or is being done and so far as AHL

         Europe is aware, no circumstances exist which give rise to infringement of: (A) any UK Intellectual Property Rights owned by ADI or (B) any UK Intellectual Property Rights that are material to the UK Business that are licensed to ADI;

                  (ii) Nothing done or omitted to be done by ADI has materially infringed, or is materially infringing upon, any UK Intellectual Property Rights owned by third parties; and

                  (iii) ADI has not materially breached, nor is it in material breach of, any agreement or license required to be set out under Section 6.07(a)(iii). So far as AHL Europe is aware, no other person has breached or is in breach of any agreement or license required to be set out under Section 6.07(a)(iii). So far as AHL Europe is aware, nothing has been done by ADI or omitted to be done by ADI and no circumstances exist which may give rise to grounds for termination of any agreement or license required to be set out under Section 6.07(a)(iii). So far as AHL Europe is aware, each agreement or license required to be set out under Section 6.07(a)(iii) is subsisting and enforceable in accordance with its terms.

         (d)      Confidentiality.

                  (i) Nothing done or omitted to be done by ADI has breached, or is breaching, any material right of any person to confidence; and

                  (ii) No confidential information relating to the business of ADI has been disclosed or permitted to be disclosed to any person (except in the ordinary and normal course of business and under an obligation of confidence) and ADI has not undertaken or arranged to disclose to any person any confidential information relating to the business of ADI.

         Section 6.08. Information Technology.

         (a)      Rights.

                  (i) All Company Information Technology Systems are licensed from third parties and are in the possession or under the control of ADI;

                  (ii) Details of all agreements and arrangements relating to Company Information Technology Systems, including without limitation all license, lease, development, maintenance, support, escrow, security, disaster recovery, management, utilization and service agreements and arrangements, are set out in Section 6.08 of the European Disclosure Memorandum; and

                  (iii) ADI has all the rights necessary to use Company Information Technology Systems in the manner in which they are used in the UK Business.

         (b)      Infringement and Breach.

                  (i) ADI has not materially breached, nor is in material breach of, any agreement or arrangement required to be set out under
         Section 6.08(a)(ii). So far as AHL Europe is aware, no other person has breached or is in breach of any agreement or arrangement required to be set out under Section 6.08(a)(ii). So far as AHL Europe is aware, nothing has been done or omitted to be done and no circumstances exist which may give rise to grounds for termination of any agreement or arrangement required to be set out under Section 6.08(a)(ii). Each agreement or arrangement required to be set out under Section 6.08(a)(ii) is subsisting and enforceable in accordance with its terms;

                  (ii) Company Information Technology Systems: (A) are fulfilling the present requirements of ADI, (B) are in satisfactory working order and are fit for the purpose for which they are being used, (C) are fully effective and operational, (D) have adequate security, back-ups, duplication, disaster recovery arrangements, hardware and software support and maintenance (including emergency cover) and technically competent and trained employees to ensure insofar as possible: (x) that breaches of security, errors, breakdowns and failures are kept to a minimum and (y) that no material disruption will be caused to ADI or any material part of the business of ADI in the event of a breach of security, error, breakdown or failure and (E) are maintained to minimize the effects of bugs, viruses, logic bombs or other contaminants, including without limitation, worms and Trojan horses;

                  (iii) ADI holds the source code to all software comprised within Company Information Technology Systems (other than Shrink-wrap Software) and has made appropriate arrangements to ensure adequate security of such source code. Other than in the ordinary course of business, there has been no disclosure of the source code. ADI holds all documents necessary to allow a reasonably skilled programmer to make modifications to or enhancements of such software; and

                  (iv) In respect of Company Information Technology Systems, there has not, in the last six (6) months, been: (A) any error, breakdown or failure which has caused any material disruption to the business of ADI or (B) any breach of security (whether or not resulting in damage to Company Information Technology Systems).

         (c)      Effect of Agreement.

                  (i) The transactions contemplated by this Agreement shall not affect the rights of ADI to have full and unrestricted access to use each element of Company Information Technology Systems in the manner in which such element has been used prior to Completion. Such rights of access shall not be subject to the grant of any additional rights or the use of any element of Company Information Technology Systems on a shared basis with any person; and

                  (ii) The transactions contemplated by this Agreement shall not be a breach of any agreement or arrangement required to be set out under Section 6.08(a)(ii).

         (d) Nothing in this Section 6.08 excludes or limits the application of any other warranty in Annex 6 to any element of Company Information Technology Systems (including without limitation, any software).

         Section 6.09. Commercial Arrangements and Conduct.

         (a) Material Contracts. Set out at Section 6.09 of the European Disclosure Memorandum are details of the following contracts:

                  (i) Any contract of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

                  (ii) Any agreement between ADI and a major distributor, supplier or customer (representing more than 10% of services per annum) of ADI;

                  (iii) Any joint venture, consortium or partnership agreement to which ADI is a party;

                  (iv) Any sale or purchase option affecting any material assets owned by ADI;

                  (v) Any contract a term of which is enforceable by a person who is not a party to that contract;

                  (vi) Any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                  (vii) Any agreement the consideration for which is fixed by reference to any index of any kind; or

                  (viii) Any agreement not made in the ordinary course of business that is material to the UK Business or is of a long-term nature (or being of a term greater than 12 months or incapable of termination by it in accordance with its terms on six months notice or less); and

         (b)      European Assumed Contracts.

                  (i) Each material European Assumed Contract is a valid and binding agreement and so far as AHL Europe is aware is in full force and effect, and to the knowledge of ALH Europe no party thereto is in default or breach in any material respect under the terms of any such material European Assumed Contract. Section 6.09(b) of the European Disclosure Memorandum contains an accurate description of any and all material disputes arising under or with respect to the material European Assumed

         Contracts which are known to AHL Europe and which could reasonably be expected to result in a customer's termination of that material European Assumed Contract.

                  (ii) AHL Europe has not received any written notice or, so far as the Sellers are aware, any oral notice that any of the clients under any of the material European Assumed Contracts wish to terminate such material European Assumed Contracts.

         (c)      Restrictive Agreements and Anti-competitive Behavior

                  (i) ADI is not, and has not been, at any time in the 12 month period up to and including the Closing Date, party to any agreement between undertakings, decision by any association of undertakings or concerted practice which in any material respect infringes or infringed Article 81(1) EC Treaty (ex Article 85(1)) (other than one which is or was exempted under Article 81(3) EC Treaty (ex Article 85(3)) in any respect which would result in a material provision of that agreement being unenforceable or would expose ADI to the risk of financial penalties;

                  (ii) ADI is not party to any agreement which should have been registered under the RTPA and as a result a material provision of which agreement is unenforceable under that Act;

                  (iii) ADI is not, and has not been, at any time in the 12 month period up to and including the Closing Date, party to any conduct, course of conduct, arrangement, action or omission which constitutes an abuse of a dominant position under Article 82 EC Treaty (ex Article 86);

                  (iv) ADI does not infringe and has not, at any time in the 12 month period up to and including the Closing Date, infringed in any material respect any legislation applicable in France or Germany or any other jurisdiction in which ADI carried on business prior to the Closing Date relating to anti-competitive agreements or practices or behavior or any similar matter, similar in extent to Articles 81 or 82 EC Treaty, in any respect with would result in a material provision of an agreement being unenforceable or would expose ADI to the risk of financial penalties;

                  (v) Neither ADI, nor AHL Europe in relation to ADI, is bound by, or party to, any order or decision made by or undertakings (binding or not) given to the European Commission, European Court of Justice, European Court of First Instance, the Office of Fair Trading, the Secretary of State for Trade and Industry, any utility or similar statutory regulatory body, the Restrictive Practices Court, the Competition Commission or any other court, tribunal or similar authority in France or Germany or any other jurisdiction in which ADI carried on business prior to the Closing Date;

                  (vi) ADI is not, and has not been, party to any agreement between undertakings, decision by any association of undertakings or concerted practice which infringes or infringed the Chapter I prohibition of the Competition Act 1998 ("the 1998

         Act") in any material respect (other than an agreement, decision or practice exempted or excluded under the 1998 Act) in any respect which would result in a material provision of that agreement being unenforceable or would result in a material provision of that agreement being unenforceable or would expose ADI to the risk of financial penalties, and has not, in respect of any such agreement, decision or practice, received or made any notification seeking early guidance, guidance or a final decision from the Director General of Fair Trading;

                  (vii) ADI is not, and has not been, party to any conduct, course of conduct, arrangement, action or omission which constitutes an abuse of a dominant position under Chapter II of the 1998 Act and has not at any time made a notification for guidance or decision under
         Section 21 and/or 22 of the 1998 Act;

                  (viii) The Director General of Fair Trading has not, in relation to ADI, imposed or threatened to impose any fine or penalty upon AHL Europe or ADI including infringement of the Chapter I prohibition or the Chapter II prohibition of the 1998 Act;

                  (ix) The Commission has not, in relation to ADI, imposed or threatened to impose any fine or penalty upon AHL Europe or ADI for infringement of the competition rules, including infringement of Regulation 17, Regulation 4064/89 or Articles 81 or 82 of the EC Treaty; and

                  (x) Neither ADI, nor AHL Europe in relation to ADI, have within the last two years been party to any merger which was capable of review by any anti-trust or similar authorities in any jurisdiction, nor was subject to review by any authority in Germany, France or the UK responsible for the control of such acquisitions.

         (d) Notice of Official Action. ADI is not aware of any process, notice or communication, formal or informal, by or on behalf of the Office of Fair Trading, the Secretary of State for Trade and Industry, the Competition Commission, the European Commission or any other authority of any country having jurisdiction in anti-trust matters, in relation to any aspect of the business of ADI or the conduct of ADI or any agreement or arrangement to which ADI is or was, or is alleged to be or have been, a party, and so far as AHL Europe or ADI are aware, ADI is not likely to receive any such process, notice or communication;

         (e) Certain Business Practices. Neither ADI or the European Subsidiaries nor any of their respective directors, officers, employees and agents has made, offered to make or authorized the unlawful payment or giving anything of value to any governmental authority, political party or candidate for political office or any other Person for purposes of (a) influencing or affecting any act, decision or omission of a governmental authority, political party or official or political candidate or (b) assisting ADI and/or any of the European Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person. No funds or assets of ADI or the UK Business have been used for illegal or improper purposes. No unrecorded fund or asset of ADI or the UK Business has been established for any purpose which would violate any law, rule or regulation. No accumulation or use of any funds of ADI or the UK Business which would violate any law, rule or regulation has been made without being accounted for in the books and records of ADI or the UK Business. No false or artificial entry has been made in the books and records of ADI or the UK Business with advance knowledge and understanding that any party of such payment would be used for any purpose which could violate any local law, rule or regulation.

         Section 6.10. Litigation, Defaults and Insurance.

         (a) Legal Proceedings. Apart from normal debt collection, ADI is not engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceeding, and there are no claims or actions (whether criminal or civil) in an amount in excess of (pound)35,000 in progress, or outstanding against ADI, any of its assets or any of its directors or in respect of which ADI is liable to indemnify any party concerned. The current insurance maintained by or on behalf of ADI is reasonably regarded as adequate against risks normally insured against by companies carrying on similar businesses. ADI has given all required notice of such claims to its appropriate insurance carrier(s) and/or all such claims have been properly reserved for in the European Accounts.

         (b) Unlawful Acts by ADI. Neither ADI nor any of its officers or employees has by any act or default committed:

                  (i) Any criminal or unlawful act in connection with the business of ADI, other than minor road traffic offenses;

                  (ii) Any breach of trust in relation to the business or affairs of ADI; or

                  (iii) Any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any contract to which ADI is a party or could lead to a claim against ADI for damages, compensation or an injunction.

         (c) Disputes. No dispute is outstanding between any member of the European Group and the Purchaser of Silverwing Transport Services business under the Agreement between ADI UK Limited and Air Links and the Airport Coach Company Limited dated June 18, 1999, and the terms of such agreement relating to the novation of specified contracts have been satisfied.

         (d) Official Investigations. So far as the Sellers are aware no governmental or official investigation or inquiry concerning ADI is in progress or threatened.

         (e) Policies. All policies of insurance and fidelity bonds taken out in connection with the business or assets of ADI have been disclosed to the Purchaser, are written in the name of ADI and so far as the Sellers are aware are in full force and effect and ADI has not done or omitted to do anything which would render any of those policies void or voidable. AHL Europe is not aware of any threatened termination of, premium increase with respect to, or material alteration of coverage under any such policies or bonds.

         (f) Liability Insurance. To the extent that ADI is required to meet any of its obligations to its customers with due care, ADI has in place and maintains insurance policies in respect of any contractual or tortious liability due to failure to meet this standard, and such liability insurance policies:

                  (i)      operate on a claims arising basis;

                  (ii)     will remain in place until closing;

                  (iii) will be available to the Purchaser after Closing in respect of periods up to Closing; and

                  (iv) Are not capable of being terminated on account of non-disclosure or otherwise.

         (g) Claims. No claim under any policy of insurance or fidelity bonds taken out in connection with the business or assets of ADI is outstanding and, so far as the AHL Europe is aware, there are no circumstances likely to give rise to such a claim.

         Section 6.11. Corporate Organization and Business.

         (a) Corporate Existence and Power. ADI is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and approvals required to carry on its business as now conducted. AHL Europe has delivered to Purchaser true and complete copies of the certificate of incorporation and any certificate of incorporation on change of name for the European Group.

         (b) Corporate Authorization. The execution, delivery and performance by ADI of this Agreement and the consummation of the transactions contemplated hereby are within ADI's corporate powers and have been duly authorized by all necessary corporate action on the part of ADI and no other corporate or other approval (including that of ADI's shareholders) is required in connection therewith. This Agreement has been duly executed and delivered by ADI and constitutes a legal, valid and binding agreement of ADI enforceable against it in accordance with its terms.

         (c) Governmental Authorization. The execution, delivery and performance by ADI of this Agreement and the consummation of the transactions contemplated hereby requires no action by or in respect of, or filing with, any governmental body, agency or official other than those contemplated by Section
7.03 of the Purchase Agreement.

         (d) Memorandum and Articles. The copies of the memorandum and articles of association of ADI delivered to the Purchaser are true and complete copies, having attached to them copies of all resolutions and agreements referred to in Section 380(2) of the Companies Act 1985, and ADI has complied with all the provisions of its memorandum and articles of association and, in particular, has not entered into any ultra vires transaction.

         (e) Register of Members. The register of members of ADI contains a complete and accurate record of the members of ADI and ADI has not received any notice of any application or intended application for rectification.

         (f) Statutory Books and Registers. The statutory books and registers of ADI and all current books of account are written up to date.

         (g) Compliance with Companies Act. ADI and its officers have complied with the provisions of the Companies Act, including the provisions as to filing of returns, particulars, resolutions and other documents with the Registrar of Companies. So far as the Sellers are aware, all legal requirements have been complied with in connection with the formation of ADI and with issues of its shares and other securities.

         (h) Issued Shares. All the issued shares of ADI are fully paid up and ADI has not exercised or purported to exercise or claimed any lien over any of them.

         (i)      Conduct in Relation to Capital. ADI has not at any time:

                  (i) Repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce any class of its issued share capital or purchased any of its own shares or carried out any transaction having the effect of a reduction of capital;

                  (ii) Made or resolved or agreed to make any issue of shares or other securities by way of capitalization of profits or reserves; or

                  (iii)    Given any financial assistance in contravention of
         Section 151 of the Companies Act 1985.

         (j) Conversion Rights, Etc. No person has the right to call for the issue of any share or loan capital of ADI by reason of any conversion rights or under any option or other agreement.

         (k) Powers of Attorney. There are no powers of attorney given by ADI except any given incidental to and for the purposes only of enforcement of any security.

         (l) Licenses Permissions or Consents. All material licenses, permissions and consents required for the carrying on of the business of ADI have been obtained by it, are detailed in the European Disclosure Memorandum, and are in full force and effect and AHL Europe is not aware of any circumstances indicating that any of those licenses, permissions or consents is likely to be revoked or not renewed in the ordinary course.

         (m)      Other aspects of Carrying on Business. ADI:

                  (i) Does not use on its stationery or vehicles or otherwise carry on business under any name other than its corporate name;

                  (ii) Does not have any branch outside England or any permanent establishment outside the United Kingdom; and

                  (iii) Has complied in all material respects with all legal requirements applicable to its business, whether in the United Kingdom or in any other country.

         (n) Existence of Subsidiaries. ADI does not have any subsidiary other than the European Subsidiaries.

         (o) Particulars of the European Group. The particulars of the European Group set out in Section 6.11(o) of the European Disclosure Memorandum are correct and the share capital of each member of the European Group is beneficially owned as shown there, validly issued and fully paid.

         (p) Interests in Shares. Other than the shareholdings of ADI in certain of the European Subsidiaries, ADI has no interest in the share capital or other securities of any other body corporate.

         (q)      Domicile

                  (i) ADI Germany's domicile, registered office and management are located in the UK. The management of ADI Germany makes its business decisions within the UK.

                  (ii) The management of ADI Germany has filed the establishment of a branch with the competent German Commercial Register; all registrations as established by German law have been filed; the current entry in the Commercial Register is correct and complete, and all applications have been filed; all publications, if required by applicable law, have been made.

         Section 6.12. Employees.

         (a)      Disclosure of Material Facts

                  (i) All material facts and matters relating to the employment of all employees of ADI (including, but not limited to their respective salaries, ages, length of service, notice periods, terms and conditions of employment, employment or benefits policies, share incentive schemes, share option schemes or profit-share schemes and entitlements under these schemes, all rights, and any other agreement or arrangement relating to their employment) have been disclosed to the Purchaser; and

                  (ii) All material facts and matters relating to all collective agreements, arrangements or other understandings with any trade union, staff association or other body representing the employees of ADI have been disclosed to the Purchaser.

         (b) Compliance with Requirements. In this sub-section 6.12(b), in relation to ADI Germany only, and with the exception of 6.12(b)(ii), "employee" shall include employees, management employees, and agents. ADI has in relation to each of its employees and to each of its former employees:

                  (i) Complied with its obligations under the Employment Rights Act 1996, The Trade Union and Labour Relations (Consolidation) Act 1992, The Sex Discrimination Act 1975, The Race Relations Act 1976,
         Article 141 EC Treaty (ex Article 119), The Equal Treatment Directive, The Disability Discrimination Act 1995 and all other statutes and regulations relevant to its relations with the employee and with any recognized trade union representing him and all collective agreements from time to time in force relating to such relations or the conditions of service of the employee and has maintained adequate and suitable records regarding the service of the employee, discharged fully its obligations to pay all salaries, wages, commissions, bonuses, overtime pay, holiday pay, sick pay accrued entitlement under incentive schemes PAYE and national insurance contributions and other benefits of or connected with employment up to the date of this Agreement; and

                  (ii) Without prejudice to Section 6.12(b)(i) complied with its obligations under the Employment Rights Act 1996, The Trade Union and Labor Relations (Consolidation) Act 1992, The Sex Discrimination Act 1975, The Race Relations Act 1976, Article 141 EC Treaty (ex
         Article 119), The Equal Treatment Directive, The Disability Discrimination Act 1995 and all other statutes and regulations relevant to its relations with the employee and with any recognized trade union representing him and all collective agreements from time to time in force relating to such relations or the conditions of service of the employee and has maintained adequate and suitable records regarding the service of the employee above, complied in all material respects with all its obligations under statute and other legal requirements concerning the health and safety at work of each of the employees and has not incurred any liability to any employee in respect of any accident or injury which is not fully covered by insurance.

         (c)      Agreements. ADI has not entered into:

                  (i) Any agreement or arrangement to make any payments (other than emoluments) to or on behalf of any of its directors or employees;

                  (ii) Any contract of service with any employee which is not terminable by ADI by three months' notice or less without payment of compensation (except as provided by statute);

                  (iii) Any agreement or arrangement for the provision of services by a consultant;

                  (iv) Any agreement imposing an obligation on ADI to increase the rates of remuneration of, or to make any bonus or incentive payments or any benefits in kind or any payments under a profit-sharing scheme to or on behalf of, any of its employees at any future date;

                  (v) Negotiation for a change in the emoluments or other terms of engagement of any grade of any of ADI's employees and no change, negotiation or request for such a change is due or expected within 6 months from the date of this Agreement; or

                  (vi) Any agreement or arrangement for the provision of compensation on the termination of employment of any employee of ADI beyond the minimum required by law.

         (d)      Disputes.

                  (i) No dispute has arisen within the last two (2) years between ADI and a material number or category of its employees or former employees and there are no present circumstances which are likely to give rise to any such dispute;

                  (ii) There are no complaints pending or threatened against ADI of any nature whatsoever in relation to any of its employees or former employees and there is no industrial action or dispute threatened or existing or anticipated in respect of or concerning any of ADI's employees or former employees;

                  (iii) So far as AHL Europe is aware, no employee or former employee has any right to ownership of any UK Intellectual Property Rights and/or US Intellectual Property Rights in any invention or improvement made or discovered by him in the course of employment with ADI or otherwise any compensation or payment in respect of or right to use any such invention or improvement;

                  (iv) There are no inquiries or investigations existing, pending or threatened affecting ADI by the Equal Opportunities Commission or Commission for Racial Equality;

                  (v) No employee has given notice of termination of his contract of employment or is under notice of dismissal;

                  (vi) ADI has not offered any contract of employment pursuant to which base salary of over (pound) 50,000 is payable to any person, which offer remains outstanding; and

                  (vii) There is no person employed or previously employed by ADI who is on leave, absent on grounds of disability or illness or other leave of absence and have a statutory or contractual right to return to work for ADI.

         (e)      Industrial Relations

                  (i) ADI Germany is not party to any contract, agreement or arrangement with any trade union or other body or organization representing any of its employees; and

                  (ii) At the Closing Date no person will be employed by the European Group whose duties as an employee or director do not wholly or mainly relate to the business carried on by the European Group.

         Section 6.13.     Pensions.

         (a) With the exception of the Disclosed Schemes and the GPP, there are no agreements or arrangements for the provision of any relevant benefits (as defined in Section 612(1) of the Income and Corporation Taxes Act 1988 with the omission of the exception in that definition) for any employee or officer or former employee or officer of ADI or for any spouse or dependent of any such person nor has any proposal been announced to establish any such agreement or arrangement.

         (b) Full particulars of any arrangements for the provision of medical, sickness, permanent health or similar cover for employees or officers or former employees or officers of ADI or for any spouse or dependent of any such person have been provided to the Purchaser.

         (c) ADI has no obligation to contribute to any personal pension scheme (as defined in Section 630 of the Taxes Act) in respect of any employee or officer or former employee or officer of ADI.

         (d) True and complete copies of the trust deeds and rules and other documents containing the provisions currently governing the Disclosed Schemes and full particulars of the benefits and entitlements under the Disclosed Schemes (including any discretionary practices) and the contributions payable to the Disclosed Schemes have been provided to the Purchaser and there is no obligation to provide benefits under the Disclosed Schemes other than as revealed in such documents and particulars nor is there anything contained in any announcement or other communication to any members of the Disclosed Schemes which is inconsistent with the information given in such documents and particulars.

         (e) No change in the benefits under the Disclosed Schemes has been announced or is under consideration.

         (f) ADI is not providing and has not at any time provided or promised to provide ex gratia pensions or other benefits in respect of any person.

         (g) True and complete copies of all material announcements and other communications that have been issued to current and former members of the Disclosed Schemes have been provided to the Purchaser.

         (h) No discretion or power has been exercised under the Disclosed Schemes to:

                  (i)      Augment benefits;

                  (ii) Admit to membership anyone not otherwise eligible for admission; or

                  (iii) Pay a contribution or provide a benefit which would not otherwise be paid or provided.

         (i) True and complete copies of all agreements relating to the provision of any services in connection with the Disclosed Schemes have been provided to the Purchaser.

         (j) True and complete copies of any schedule of contributions maintained in relation to the Disclosed Schemes, the letters of appointment of all professional advisers, and all actuarial certificates issued or members' written consents given in relation to any amendments that have been made to the provisions of the Disclosed Schemes have been provided to the Purchaser.

         (k) ADI has duly complied with its obligations under the Disclosed Schemes and all amounts due to be paid to the Disclosed Schemes have been paid when due.

         (l) None of the current or former trustees of the Disclosed Schemes have been disqualified from acting as such pursuant to the Pensions Act 1995.

         (m) All death in service benefits under the Disclosed Schemes are fully insured at normal rates for persons in good health and true and complete copies of the insurance policies or agreements in question have been provided to the Purchaser and all premiums by way of insurance which are payable in respect of the Disclosed Schemes by ADI or any other current or former participating employer in the Disclosed Schemes or by the trustees or other administrators of the Disclosed Schemes have been duly paid to the relevant insurance company and the rates at which such premiums are payable and any discrepancy in the amounts currently payable in respect of individual members of the Disclosed Schemes have been disclosed to the Purchaser.

         (n) The Disclosed Schemes are approved as exempt approved schemes (within the meaning of Chapter I of Part XIV of the Taxes Act ) and there is no reason why such approval will or may cease.

         (o) The Disclosed Schemes have at all times been administered in accordance with the trusts powers and provisions of the Disclosed Schemes and the requirements of legislation (including without limitation Article 141 EC Treaty (ex Article 119) and of the Pension Schemes Office and with due regard to the general requirements of trust law).

         (p) The membership data relating to the Disclosed Schemes that has been disclosed to the Purchaser is complete and accurate in all material respects.

         (q) Full details of all indemnities provided to the trustees of the Disclosed Schemes or to any other person in relation to the Disclosed Schemes have been disclosed to the Purchaser.

         (r) Full details of the current procedures for the appointment of trustees of the Disclosed Schemes and of all steps that have been taken with a view to complying with the statutory requirements relating to member-nominated trustees or directors (whether by establishing alternative arrangements or otherwise) have been disclosed to the Purchaser.

         (s) There are not in respect of the Disclosed Schemes or the benefits thereunder any claims or actions (including without limitation any complaints made under any internal disputes procedure maintained in respect of the Disclosed Schemes and any references made to the Pensions Ombudsman or the Occupational Pensions Advisory Service) in progress, pending, threatened or anticipated (other than routine claims for benefits).

         (t) Full particulars of the assets of the Disclosed Schemes have been disclosed to the Purchaser by reference to the categories listed in
Schedule 3 to the Occupational Pension Schemes (Disclosure of Information) Regulations 1996 and none of the assets are employer-related investments (within the meaning of those Regulations).

         (u) The assets of the Disclosed Schemes are free of all charges and encumbrances and are in the possession or control of the trustees or a duly appointed custodian.

         (v) No company or employer other than ADI participates or has participated in the Disclosed Schemes.

         (w) No payment of assets from the Disclosed Schemes has at any time been made to the European Group or any other current or previous participating employer in the Disclosed Schemes.

         (x) All material details of the arrangements for the administration and management of the Disclosed Schemes have been disclosed to the Purchaser.

         (y) All actuarial, consultancy, legal and other fees, charges or expenses in respect of the Disclosed Schemes payable by ADI or the Trustees of the Disclosed Schemes have been paid and no services have been provided in respect of the Disclosed Schemes in respect of which an account or other invoice has not been rendered.

         (z) None of the current or former advisers to the Disclosed Schemes have at any time had cause to report any wrongdoing or irregularity to the Occupational Pensions Regulatory Authority ("OPRA"), and there are not and have not at any time been any circumstances which might require such a report to be made.

         (aa) None of the current or former trustees of the Disclosed Schemes nor ADI nor any other current or former participating company in the Disclosed Scheme nor any current or former adviser to the Disclosed Schemes have at any time corresponded with OPRA on any issue which might lead to sanctions being imposed in relation to the Disclosed Schemes or on any person or body in relation to the Disclosed Schemes.

         (bb) No civil or criminal penalties, fines or other sanctions have been imposed on any of the current or former trustees of the Disclosed Schemes or on ADI or on any of the current or former companies participating in the Disclosed Schemes and there is no reason why OPRA should seek to wind up the Disclosed Schemes.

         (cc) Save as disclosed in the European Disclosure Memorandum, no member of the European Group is under any obligation to provide any pension to any of their respective employees.

         (dd) ADI has not given any promise or assurance (whether legally binding or otherwise) to any person that his or her benefits under the Disclosed Schemes and/or the GPP will equate to any particular level.

         Section 6.14. Insolvency.

         (a) No order has been made and no resolution has been passed for the winding up of, or a provisional liquidator to be appointed in respect of, ADI and no petition has been presented and no meeting has been convened for the purpose of winding up ADI.

         (b) No administration order has been made and no petition for such an order has been presented in respect of ADI.

         (c) No receiver (which expression shall include an administrative receiver) has been appointed in respect of ADI.

         (d) ADI is not insolvent or unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 and ADI has not stopped paying its debts as they fall due.

         (e) No voluntary arrangement has been proposed under Section 1 of the Insolvency Act 1986 in respect of ADI.

         (f) No event analogous to any of the foregoing has occurred in any jurisdiction outside England.

         (g) No unsatisfied judgment for an amount in excess of (pound) 10,000 is outstanding against ADI.

         Section 6.15. Data Protection.

         (a) Registration. Each company within the European Group is registered under, or has made notification under, any applicable data protection legislation (including, where relevant, the Data Protection Act 1998) in respect of all personal data processed by it. The details contained in the registration or notification are correct and suitable for the purposes for which each company within the European Group processes personal data. Accurate and complete particulars of the registration or notification are set out in Section 6.16(a) of the European Disclosure Memorandum.

         (b) Notices and Enforcements. No company within the European Group has received an Enforcement Notice under any applicable data protection legislation or any draft of such a notice, nor any other communication from any data protection officer indicating any breach or alleged breach of any applicable data protection legislation.

         (c) Compensation. No individual has been awarded compensation from any company in the European Group under any applicable data protection legislation.

         (d) Access. Each company in the European Group has either complied in all material respects with requests under any applicable data protection legislation from data subjects for access or changes to or deletions of personal data or has validly refused such requests on the basis of an exemption under any applicable data protection legislation and no such requests are outstanding.

         (e) Compliance with Legislation. Each company in the European Group has complied in all material respects with all relevant requirements of all applicable data protection legislation.

         Section 6.16. Recitals and Disclosures. The recitals and Schedules to the Agreement are true and accurate and all information and documents listed in
Schedule 2 of the European Disclosure Memorandum is true and accurate in all material respects and are not misleading in any material respect:

         Section 6.17. Application of Warranties to the Subsidiaries. Each of the statements in this Article 6 (other than the statements in Section 6.02 (d), "Application of Warranties to ADI's Accounts" and in Section 6.11 (o), "Particulars of the European Group") could be true and accurate in relation to each of the European Subsidiaries if:

         (a) For references to ADI or to the European Group (except in the expression "any company in the European Group") there were substituted references to that European Subsidiary;

         (b) In Section 6.11(n) the words "other than the European Subsidiaries" were omitted; and

         (c) In Section 6.11(p) the words "other than the shareholdings of ADI in certain of the European Subsidiaries," were omitted.

                                    ANNEX XI
                              US TAX MATTERS ANNEX

         This US Tax Matters Annex XI (the "Annex XI") is attached to, is a part of, and is incorporated by reference in that certain Acquisition Agreement among Securicor plc, Securicor Georgia, Inc., and AHL Services, Inc., Argenbright Holdings, Ltd., Argenbright, Inc., Argenbright Security, Inc., the ADI Group Limited, and AHL Europe Limited, of even date herewith (the "Agreement"). To the extent the Agreement and this Annex XI conflict, this Annex XI shall govern.

         Section 11.01. Definitions

         For purposes of this Annex XI, the capitalized terms listed below shall have the meanings indicated. Capitalized terms not listed below and not otherwise defined in this Annex XI shall have the meanings specified in the Agreement.

         "Affiliated Group" means (a) an affiliated group within the meaning of
Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local or foreign law, or (b) any group of Persons that files a Tax Return, or is liable for the Taxes of each other, on an affiliated, consolidated, combined or unitary basis.

         "Allocation Statement" means that written document which allocates the Purchase Price and liabilities of Argenbright Security and its Subsidiaries among the US Assets, including the US Transportation Assets and the assets of Argenbright Security and its Subsidiaries. The Allocation Statement shall also show the "adjusted grossed-up basis" amount (as determined under Treasury Regulation ss. 1.338-5T) and the "aggregate deemed sale price" (as determined under Treasury Regulation ss. 1.338-4T) with respect to the sale and purchase of the stock of Argenbright Security herein, and allocate such amounts among the assets of Argenbright Security and its Subsidiaries pursuant to Treasury Regulations ss. 1.338-6T and -7T.

         "Deferred Intercompany Transaction" has the meaning set forth in Treasury Regulation ss. 1.1502-13.

         "Excess Loss Account" has the meaning set forth in Treasury Regulation ss. 1.1502-19.

         "Post-Closing Tax Period" means (i) any Tax period beginning after the Closing Date, and (ii) with respect to a Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax period beginning after the Closing Date.

         "Pre-Closing Tax Period" means (i) any Tax period ending on or before the Closing Date, and (ii) with respect to a Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax period ending on the Closing Date.

         "Purchaser Indemnitees" means Purchaser, its Affiliates and, effective upon the Closing Date, Argenbright Security and its Subsidiaries.

         "Section 338(h)(10) Election" has the meaning set forth in Section
11.03 of this Annex XI.

         "Tax" means (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Asset" means any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes including, without limitation, deductions and credits related to alternative minimum Taxes).

         "Tax Authority" means any governmental authority, agency or instrumentality (whether federal, state, local, or foreign) responsible for the imposition of any Tax.

         "Tax Return" means any report, estimate, declaration of estimated Tax, information statement, return or other document required to be filed in connection with any Taxes, including but not limited to original (or amended) returns and filings, requests for extensions of time, requests for a change in method of accounting, information statements and reports, claims for refund, all documents required to be filed in connection with any claim, audit, action, suit, proceeding, or investigation relating to Taxes, and any amendments to the foregoing.

         "Tax Sharing Agreement" means any existing Tax sharing agreements or arrangements (whether or not written) binding any of Argenbright Security or its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any Person's Tax liability.

         "Treasury Regulation" or "Treasury Regulations" shall mean a permanent or temporary regulation of the Department of Treasury under the Code, as such regulation may be amended from time to time.

         "US Sellers" shall mean Holdings and AHL (in its capacity as common parent of the Affiliated Group that includes Holdings and Argenbright Security).

         "US Tax Disclosure Memorandum" shall mean the disclosure memorandum delivered by Holdings as of the date of the execution of the Agreement relating to Tax matters of the US Business, the sections of which shall correspond to the sections of this Annex XI.

         Section 11.02. Tax Representations

         Holdings represents and warrants to Purchaser as of the date hereof and as of the Closing Date that, except as set forth on the US Tax Disclosure
Memorandum:

         (a) Each of Argenbright Security and its Subsidiaries has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects.

         (b) All Taxes owed by any of Argenbright Security and its Subsidiaries (whether or not shown on any Tax Return) have been paid.

         (c) There are no liens for Taxes upon any of the assets of any of Argenbright Security and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, excluding liens for Taxes which are not yet due and payable.

         (d) Argenbright Security and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and complied with all information reporting and backup withholding requirements.

         (e) The charges, accruals and reserves for Taxes with respect to Argenbright Security and its Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Tax Return has yet been filed) reflected on the books of Argenbright Security and its Subsidiaries (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover such Taxes. All information set forth in the notes to such books relating to Tax matters is true and complete. None of Argenbright Security and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

         (f) None of Argenbright Security and its Subsidiaries (or any member of any Affiliated Group of which Argenbright Security or any of its Subsidiaries is or has been a member) has granted any extension or waiver of the statute of limitations period in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (g) There is no claim, audit, action, suit, proceeding, or investigation concerning any Tax or Tax Asset of Argenbright Security or its Subsidiaries either (A) claimed or raised by any Tax Authority in writing or (B) as to which any of the following Persons has knowledge based upon personal contact with any agent of such authority: the US Sellers, the directors and officers of Argenbright Security or its Subsidiaries, and the employees responsible for Tax matters of Argenbright Security or its Subsidiaries.

         (h) As far as the US Sellers are aware, no claim has ever been made by an authority in a jurisdiction where any of Argenbright Security and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (i) There are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between any of Argenbright Security or its Subsidiaries and any Tax Authority. None of Argenbright Security or its Subsidiaries is a lessee under any arrangement that would be treated as a financing for United States federal income Tax purposes.

         (j) None of the US Sellers, Argenbright Security, any Subsidiary of Argenbright Security, or any other Person on behalf of Argenbright Security or any of its Subsidiaries, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code.

         (k) None of Argenbright Security and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (l) None of Argenbright Security and its Subsidiaries is a party to any understanding or arrangement described in Section 6111(d)(2) of the Code.

         (m) None of Argenbright Security and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 280G or 162(m) of the Code.

         (n) None of Argenbright Security and its Subsidiaries is or has been a member of any Affiliated Group other than one of which Holdings or AHL was the common parent.

         (o) None of Argenbright Security and its Subsidiaries is a party to any Tax Sharing Agreement.

         (p) The US Tax Disclosure Memorandum lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Argenbright Security and its Subsidiaries for Tax periods ended on or after December 26, 1997, indicates those Tax Returns that have been audited, indicates those Tax Returns that currently are the subject of audit, and indicates for each Tax Return whether the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

         (q) The US Tax Disclosure Memorandum contains a list of all jurisdictions (whether state, local or foreign) to which any material amount of Tax is properly payable by Argenbright Security or any of its Subsidiaries.

         (r) The US Sellers have delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Argenbright Security and its Subsidiaries since December 26, 1997.

         (s) None of Argenbright Security and its Subsidiaries is currently under any contractual obligation to pay any of the following: (i) any liability for the payment of any Tax as a result of being a member of an Affiliated Group, or being a party to any agreement or arrangement as a result of which the liability of Argenbright Security or any of its Subsidiaries to a Tax Authority is determined or taken into account with reference to the liability of any other Person; and (ii) any liability for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any Tax or any amount of the type described in clause (i) as a result of any express or implied obligation (including, but not limited to, an indemnification obligation).

         (t) Each Affiliated Group has filed all Tax Returns that it was required to file for each Tax period during which any of Argenbright Security and its Subsidiaries was a member of the group and all such Tax Returns were correct and complete in all material respects.

         (u) All Taxes owed by any Affiliated Group (whether or not shown on any Tax Return) have been paid for all Tax periods during which any of Argenbright Security and its Subsidiaries was a member of such group.

         (v) Except as provided on the US Tax Disclosure Memorandum, no Affiliated Group has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency for any Tax period during which any of Argenbright Security and its Subsidiaries was a member of such group.

         Section 11.03. Section 338(h)(10) Election

         (a) The US Sellers and Purchaser shall take all steps necessary to make a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdiction with respect to each of Argenbright Security and its Subsidiaries (collectively, the "Section 338(h)(10) Election") arising out of the purchase and sale of the stock of Argenbright Security herein, and to file such election in accordance with all applicable laws.

         (b) The Section 338(h)(10) Election shall properly reflect the Allocation Statement. The US Sellers and Purchaser agree to act in accordance with the Allocation Statement in the preparation, filing and audit of any Tax Return relating to the Section 338(h)(10) Election.

         (c) For the avoidance of all doubt and notwithstanding anything else in this Agreement to the contrary, the US Sellers will pay any federal, state, local, domestic or foreign Tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Purchaser Indemnitees against any Taxes, Tax Losses or Damages arising out of any failure to pay such Tax.

         Section 11.04. Other Covenants

         (a) Without the prior written consent of Purchaser, none of the US Sellers, their Affiliates, Argenbright Security, or any Subsidiaries of Argenbright Security shall, to the extent it may affect or relate to the liability for Taxes other than federal income Taxes of any of Argenbright Security or its Subsidiaries, make or change any Tax election (other than making the Section 338(h)(10) Election pursuant to Section 11.03 of this Annex XI, above), change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of Argenbright Security, any of its Subsidiaries, Purchaser or any Affiliate of Purchaser for any Post-Closing Tax Period.

         (b) The parties shall negotiate in good faith to prepare a mutually agreeable Allocation Statement. If the parties mutually agree upon an Allocation Statement within ninety-five (95) days after the Closing Date, then the US Sellers, Purchaser, Argenbright Security and the Subsidiaries of Argenbright Security shall file all Tax Returns in a manner consistent with such Allocation Statement.

         (c) The US Sellers will include the income of Argenbright Security and its Subsidiaries (including any deferred income triggered into income by Treasury Regulations ss. 1.1502-13 and -14 and any Excess Loss Accounts taken into income under Treasury Regulation ss. 1.1502-19) on the consolidated United States federal income Tax Returns of AHL or Holdings (as appropriate) for all Pre-Closing Tax Periods and pay any United States federal income Taxes attributable to such income. Argenbright Security and its Subsidiaries will furnish Tax information to the US Sellers for inclusion in AHL's consolidated United States federal income Tax Return for the Pre-Closing Tax Period ending on the Closing Date in accordance with Argenbright Security's past custom and practice. Except as otherwise contemplated in Section 11.03, the US Sellers will take no position on such returns that relate to Argenbright Security or its Subsidiaries that would adversely affect Argenbright Security and its Subsidiaries after the Closing Date. The income of Argenbright Security and its Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Argenbright Security and its Subsidiaries as of the end of the Closing Date.

         (d) The Purchaser will allow the US Sellers and their counsel to participate at their own expense in any audits of Tax Returns of Argenbright Security for Pre-Closing Tax Periods to the extent the outcome of the audit could cause the US Sellers to be liable for any amount under this Annex XI. The Purchaser will not settle any such audit in a manner which would adversely affect the US Sellers after the Closing Date without the prior written consent of the US Sellers.**

         (e) The US Sellers will immediately pay to the Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback of a Post-Closing Period Tax Asset of Argenbright Security or any of its Subsidiaries (excluding for this purpose Tax Assets with respect to federal income Taxes) into any Tax Return of an Affiliated Group of which a US Seller is a member when such refund or reduction is realized by such Affiliated Group. The US Sellers will cooperate with Argenbright Security and its Subsidiaries in obtaining such refunds (or reductions in Tax liability), including through the filing of amended Tax Returns or refund claims. The Purchaser agrees to indemnify the US Sellers for any Taxes resulting from the disallowance of such Post-Closing Period Tax Asset on audit or otherwise. In all other cases, the

Purchaser will immediately pay to the US Sellers the amount of any Tax refund or credit received by Argenbright Security or any of its Subsidiaries with respect to any Pre-Closing Tax Period, unless the amount of such refund or credit was included as an asset of Argenbright Security or one of its Subsidiaries on the Closing Balance Sheet.

         (f) The US Sellers shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns for Argenbright Security and its Subsidiaries for all Tax periods ending on or prior to the Closing Date and which are filed after the Closing Date. The US Seller shall permit the Purchaser to review and comment on each such Tax Return described in the preceding sentence (other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of the US Sellers will include the operations of Argenbright Security and its Subsidiaries) prior to filing. The US Sellers shall pay all Taxes of Argenbright Security and its Subsidiaries with respect to such Tax periods, or shall reimburse Purchaser within fifteen (15) days after payment by Purchaser or Argenbright Security and its Subsidiaries of such Taxes, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

         (g) Purchaser shall prepare (or cause to be prepared), in a manner consistent with past custom and practice, and file (or cause to be filed) all Tax Returns of Argenbright Security and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Purchaser shall permit the US Sellers to review and comment on each such Tax Return by providing copies of such Tax Returns (or of such portions of such Tax Returns that relate to US Sellers), upon receipt of which US Sellers shall have thirty (30) days to complete such review and comment. The US Sellers shall pay to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such Tax periods an amount equal to the portion of such Taxes which relates to the Pre-Closing Tax Period to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For these purposes, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the Pre-Closing Tax Period shall be determined in accordance with Section 11.07(c) of this Annex XI.

         (h) Purchaser shall have received prior to Closing, an affidavit from each US Seller in the form of Schedule 11.04(h), signed by a responsible officer of such US Seller under penalties of perjury that to the officer's knowledge and belief such US Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations).

         Section 11.05. Termination of Existing Tax Sharing Agreements

         Any and all existing Tax Sharing Agreements to which Argenbright Security or any of its Subsidiaries is a party (a) shall be terminated as of the date hereof, (b) shall have no further effect for any Tax period (whether a current, future or past period), and (c) after the date hereof,

Argenbright Security and its Subsidiaries shall not be bound thereby or have any liability thereunder. This Agreement shall be the sole Tax sharing agreement relating to Argenbright Security or any of its Subsidiaries for all Pre-Closing Tax Periods.

         Section 11.06. Cooperation on Tax Matters

         (a) Purchaser and the US Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return (including any report required to be filed as a result of the transactions contemplated herein), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Argenbright Security, its Subsidiaries and the US Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to Argenbright Security and its Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Tax Authority until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the US Sellers, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Argenbright Security, its Subsidiaries or the US Sellers, as the case may be, shall allow the other party to take possession of such books and records.

         (b) Purchaser and the US Sellers further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of Argenbright Security or any of its Subsidiaries thereof or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the transactions contemplated herein).

         (c) Purchaser and the US Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to applicable law with respect to the transactions contemplated herein.

         Section 11.07. Indemnification for Taxes

         (a) The US Sellers hereby indemnify each Purchaser Indemnitee against, and agree to hold each Purchaser Indemnitee harmless from, without duplication, any and all of the following amounts (such amounts hereinafter referred to as "Purchaser Tax Losses"):

                  (A) any Tax of Argenbright Security or its Subsidiaries imposed with respect to a Pre-Closing Tax Period to the extent such Tax is not paid prior to the Closing Date nor reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet;

                  (B) any Tax of Argenbright Security or its Subsidiaries incurred as a result of the Section 338(h)(10) Election;

                  (C) any liability of Argenbright Security or any of its Subsidiaries for the payment of any Tax as a result of being a member of an Affiliated Group in any Pre-Closing Tax Period, or being a party to any agreement or arrangement in any Pre-Closing Tax Period as a result of which liability of Argenbright Security or any of its Subsidiaries to a Tax Authority is determined or taken into account with reference to the liability of any other Person;

                  (D) any liability of Argenbright Security or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement in any Pre-Closing Tax Period or with respect to the payment of any Tax or any amount of the type described in clause (C) as a result of any express or implied obligation (including, but not limited to, an indemnification obligation);

                  (E) any Tax of Argenbright Security or its Subsidiaries resulting from a breach of any of the provisions of this Annex XI by the US Sellers, and

                  (F) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' and accountants' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in this paragraph (a) (including this clause (F)).

         (b) The Purchaser hereby indemnifies the US Sellers against, and agrees to hold each US Seller harmless from, without duplication, any and all of the following amounts (such amounts hereinafter referred to as "US Seller Tax Losses"):

                  (A) any Tax of Argenbright Security or its Subsidiaries imposed with respect to a Post-Closing Tax Period,

                  (B) any Tax of a US Seller, Argenbright Security or its Subsidiaries resulting from a breach of any of the provisions of this Annex XI by the Purchaser, and

                  (C) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' and accountants' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in this paragraph (b) (including this clause (C)).

         (c) For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to a Pre-Closing Tax Period shall (i) in the case of any Taxes, other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Argenbright Security and its Subsidiaries. In the case of an interest in an entity that is fiscally transparent for Tax purposes, items shall be deemed to flow through on a daily basis rather than at the close of the entity's Tax year.

         (d) Upon payment by any Purchaser Indemnitee of any Purchaser Tax Loss, the US Sellers shall discharge their obligation to indemnify the Purchaser Indemnitee against such Tax Loss by paying to Purchaser an amount equal to the amount of such Purchaser Tax Loss; provided, however, that if Purchaser provides the US Sellers with written notice of a Purchaser Tax Loss at least thirty (30) days prior to the date on which the relevant Purchaser Tax Loss is required to be paid by any Purchaser Indemnitee, the US Sellers shall discharge their obligation to indemnify the Purchaser Indemnitee against such Purchaser Tax Loss by paying an amount equal to the amount of such Purchaser Tax Loss to the relevant Tax Authority or Purchaser, as directed by Purchaser.

         (e) Any payment pursuant to this Section shall be made not later than thirty (30) days after receipt by the indemnifying party of written notice from the indemnified party in accordance with the proviso in Section 11.07(d) of this Annex XI or stating that any Purchaser or US Seller Tax Loss has been incurred and the amount thereof and of the indemnity payment requested.

         (f) Notwithstanding anything else in this Annex XI or in the Agreement to the contrary, the computation and payment of any amounts under this
Section 11.07 shall not be limited in any way by caps, baskets, thresholds, or other limitations on amounts payable under indemnification provisions elsewhere in the Agreement.

         (g) No investigation by Purchaser or any of its Affiliates at or prior to the Closing Date shall relieve the US Sellers of any liability under this Section. Any claim of any Purchaser Indemnitee (other than Purchaser) under this Section may be made and enforced by Purchaser on behalf of such Purchaser Indemnitee.

         Section 11.08. Purchase Price Adjustment and Interest

         Any amount paid under Section 11.07 of this Annex XI will be treated as an adjustment to the Purchase Price. Any payment required to be made under
Section 11.07 of this Annex XI that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision, of
Section 6621(a)(2) of the Code for each day until paid.

         Section 11.09. Survival

         Notwithstanding anything in this Annex XI or in the Agreement to the contrary, the provisions of this Annex XI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

         Section 11.10. Arbitration Procedures

         In the event any disagreement between the parties under this Annex XI cannot be resolved by the parties, the dispute shall be referred to an accounting firm (the "Auditor") which is mutually acceptable to the parties for resolution. The Auditor shall issue a written report which sets forth a final decision with respect to the disputed issue. Fees and expenses of the Auditor shall be shared equally by the US Sellers, on the one hand, and Purchaser, Argenbright Security and its Subsidiaries, on the other.

                                    ANNEX XII

                   EUROPEAN TAX REPRESENTATIONS AND WARRANTIES

         Section 12.01. Tax Warranties.

         (a) ADI has no liability in respect of taxation (whether actual or contingent) or any liability for interest, penalties or charges imposed in relation to any taxation arising in any part of the world that is not adequately disclosed or provided for in full in the European Accounts.

         (b) The amount of the provision for deferred taxation contained in the European Accounts was, at the date the European Accounts were prepared, adequate and fully in accordance with accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by ADI.

         (c) Since the Accounts Date, ADI has not been involved in any transaction outside the ordinary course of business which has given or may give rise to a liability to taxation on ADI (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit arising or relating to any period after Closing) and no accounting period of ADI has ended save as provided by Section 3.04(b)(iv) of the Agreement. No payment has been made to ADI to which Section 601 of the Taxes Act applies (pension scheme surpluses: payments to employers).

         Section 12.02. Returns, Disputes, Records, Claims, Clearances.

         (a) ADI has within the time limits prescribed by the relevant legislation duly paid all tax, made all returns, given all relevant notices, supplied all other information required to be supplied to the Inland Revenue, Customs & Excise and any other governmental authority (including any governmental authority of a foreign jurisdiction) and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and do not, nor, to the best of the knowledge, information and belief of the AHL Europe, having made due and careful inquiry, are likely to, reveal any transactions which may be the subject of any dispute with the Inland Revenue or other appropriate authorities and ADI is not and has not in the last six (6) years been the subject of a back duty investigation or other dispute regarding tax or duty recoverable from ADI and so far as AHL Europe is aware there are no facts which are likely to cause such an investigation to be instituted or such a dispute to arise and all returns made by ADI are agreed with the Inland Revenue or other appropriate authority.

         (b) Neither ADI nor any director or officer of ADI (in his capacity as such) has paid or become liable to pay, and so far as AHL Europe is aware, there are no circumstances by reason of which it is or they are likely to become liable to pay, any penalty, fine, surcharge or interest whether charged by virtue of the provisions of the Taxes Management Act 1970, the Customs and Excise Management Act 1979 or the Value Added Tax Act 1994 or otherwise.

         (c) ADI has duly submitted all claims and disclaimers which have been assumed to have been made for the purpose of the European Accounts.

         (d) All clearances obtained by ADI have been properly obtained and all information supplied to the Inland Revenue or other appropriate authority in connection with such clearances was complete and accurate in all respects and any transaction for which such clearance was obtained has been carried out only in accordance with the terms of the clearance given therefore and the application on which the clearance was based.

         (e) All material and/or unusual arrangements, agreements or undertakings, between ADI and the Inland Revenue, H.M. Customs & Excise or any foreign tax authorities regarding or affecting the taxation treatment of ADI have been disclosed in Section 12.02 of the European Disclosure Memorandum and so far AHL Europe is aware no such arrangement disclosed in Section 12.02 of the European Disclosure Memorandum is liable to be withdrawn for any reason.

         Section 12.03. Non Deductible Revenue Outgoings. As far as the AHL Europe is aware, all sums payable under any obligation incurred by ADI prior to Completion and which will continue to bind ADI after Completion have been and will continue to be deductible for corporation tax purposes, either in computing the profits of ADI as the case may be or in computing the corporation tax chargeable on ADI and such sums payable by ADI shall include, without limitation, all remuneration and other sums (including any payments made directly or indirectly in consideration or in consequence of, or otherwise in connection with, the termination of the holding of any office or employment) paid or payable and all benefits provided or agreed to be provided to employees or officers of ADI and all interest, rent, royalties, annuities and other annual payments paid or payable by ADI under any loan agreement, lease, contract, covenant or other commitment or arrangement.

         Section 12.04. Deductions or Withholdings. ADI has duly complied with all requirements to deduct or withhold taxation from any payments it has been made and has accounted in full to the appropriate authorities for all amounts so deducted or withheld.

         Section 12.05. Employee Schemes. ADI has not adopted nor operates nor is part of any scheme approved, or for which approval has been or is to be sought, under Section 202 of the Taxes Act (Charities: Payroll Deduction Scheme).

         Section 12.06. Capital Gains.

         (a) ADI has not within the last six years acquired any asset from any other company (including another member of the European Group) which was, at the time of such acquisition, a member of the same group of companies as ADI for the purposes of any tax.

         (b) Nothing has been done in circumstances such that Section 30 Taxation of Chargeable Gains Act 1992 (value shifting) has or will have effect in relation to the disposal of an asset by ADI;

         (c) The sum which would be allowed as a deduction from the consideration under Section 38 TCGA 1992 (acquisition and disposal costs, etc.) of each asset of ADI (other than trading stock) if disposed of on the date of this Agreement would not be treated or deemed for the purposes of Taxation to have been reduced by reason of any claim made under Sections 152 (roll-over relief), 153 (assets only partly replaced) 154 or 165 (relief for gifts of business assets) TCGA 1992 or by reason of the operation of Section 17 (disposals and acquisitions treated as made at market value), or Sections 126 to 140 TCGA 1992 (re-organization of share capital, conversion of securities, etc.); and

         (d) No election has been made under Section 171A TCGA which affects any member of the European Group.

         Section 12.07. Capital Expenditure.

         (a) All capital expenditure on plant and machinery incurred by ADI or which may be incurred under any continuing obligation has qualified or will qualify for capital allowances (if not deductible as a trading expense of the trade carried on by ADI):

                  (i) ADI has not since the Accounts Date done or omitted to do or agreed to do, or permitted to be done, any act as a result of which there may be made a balancing charge under the Capital Allowances Act 1990 or a withdrawal of first year allowances or recovery of excess relief within Section 46 or Section 47 Capital Allowances Act 1990.

         (b) ADI has incurred no expenditure on the provision of machinery or plant for leasing (the meaning of which is, for this purpose, as extended by Section 50 of the Capital Allowances Act 1990).

         (c) ADI has not made any election under Section 37 Capital Allowances Act 1990 (short life assets) nor is taken to have made such an election under Subsection (8)(c) thereof.

         Section 12.08. Reliefs.

         (a) The European Disclosure Memorandum gives details of all surrenders or claims made within the last 6 years for any advance corporation tax under the provisions of Section 240 of the Taxes Act (surrender of advance corporation tax) or any amount by way of group relief under the provisions of Sections 402 to 413 (inclusive) of the Taxes Act (group relief) and of any special arrangement with respect to group relief made pursuant to Inland Revenue Statement of Practice SP10/93.

         Section 12.09. Close Companies.

         (a) ADI has been neither a close company nor a close investment company for the purposes of the Taxes Act in the last six (6) years.

         Section 12.10. Distributions.

         (a)      ADI has not been concerned in any exempt distribution within
Section 213 to the Taxes Act within the period of six (6) years preceding Completion.

         (b) ADI has not issued any share capital which is of a relevant class as defined in Section 249(2) of the Taxes Act (stock dividends) nor does ADI own any such share capital.

         (c) The European Disclosure Memorandum contains details of any elections made under Section 247 of the Taxes Act within the last six (6) years which have been made by ADI.

         (d) ADI has not issued any security (within the meaning of Section 254(1) of the Taxes Act) outstanding on Completion in circumstances such that any interest or other payment payable in respect of it may be treated as a distribution under Section 209 of the Taxes Act.

         Section 12.11. Anti-avoidance Provisions. ADI has neither been a party to nor otherwise involved in any transaction, scheme or arrangement the main purpose or object or one of the main purposes or objects of which was to avoid or reduce a liability to tax.

         Section 12.12. Residence. The country which is given in Section 12.12 of the European Disclosure Memorandum as the tax residence of ADI is the only country whose tax authorities seek to charge tax on the world-wide profits or gains of ADI and ADI has not paid tax on income, profits or gains to any tax authority in any country except as is mentioned in Section 12.12 of the European Disclosure Memorandum.

         Section 12.13. Value Added Tax.

         (a) ADI is treated as a member of a group of companies for the purposes of the Value Added Tax Act 1994 of which the representative member is The ADI Group Limited (the "Representative Member") and has never been registered for such purposes otherwise than as a part of such group and no company (other than a member of the European Group) is or has ever been a member of such group.

         (b) The Representative Member has complied with and observed in all material respects the terms of the Value Added Tax Act 1994 and Section 10 of the Finance Act 1985 and all regulations made or notices issued thereunder and has maintained and obtained full, complete, correct and up-to-date records, invoices and other records (as the case may be) appropriate or requisite for the purposes thereof and is not in arrears with any payments or returns or notifications under such legislation, regulations or notices or liable to any abnormal or no-routing payment or any forfeiture or penalty or interest or surcharge provisions contained therein.

         (c) ADI neither is nor has agreed to become, an agent, manager or factor (for the purposes of Section 47 of the Value Added Tax Act 1994) of any person who is not resident in the United Kingdom.

         ADI holds no interest in any buildings or land in respect of which ADI or any other person has made an election to waive the exemption to value added tax in accordance with the provisions of paragraph 2 of Schedule 10 to the Value Added Tax Act 1994, nor is ADI contractually committed (contingently or otherwise) to receive any supply in respect of which such an election has been made.

         Section 12.14. Stamp Duty. All documents (to which ADI is party) in the possession or under the control of ADI or to the production of which ADI is entitled which are necessary to establish the title of ADI to any asset and which, in the United Kingdom or elsewhere, attract either stamp duty or require to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority and on which ADI may reasonably need to rely, have been properly stamped; and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

         Section 12.15. Miscellaneous Taxes.

         (a) Neither the shares of ADI, nor any property owned by ADI, are subject to any charge imposed by a taxing authority.

         (b) No circumstances exist such that a power of sale could be exercised in relation to any shares, securities or other assets of ADI pursuant to Section 212 of the Inheritance Tax Act 1984 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

         Section 12.16. Loan Relationships, Forex and Financial Instruments.

         (a) No liability to taxation other than tax interest or non trading deficit would arise for ADI from the loan relationships to which it is party being repaid to the extent of the amounts shown in respect of such loan relationships in the European Accounts.

         (b) ADI operates an authorized method in relation to its loan relationships being an authorized accruals basis of accounting and has operated the same authorized accounting method consistently in each of its accounting periods ended after April 1, 1996.

         (c) All borrowings by or advances by ADI reflected in the European Accounts constitute loan relationships of ADI and are not relationships to which Sections 92 (Convertible Securities), 93 (Relationships linked to chargeable assets), 94 (Indexed Gilts), 95 (Gilt Strips) or 96 (Other Gilts) of Finance Act 1996 apply.

         (d) No interest or other amounts treated as a credit or claimed as a debit by ADI including imputed interest under Sections 770 to 773 Taxes Act) remains unpaid and no such debits, save where they relate to unpaid interest, are prevented from being deducted in computing the taxable profits of ADI for whatever reason, including, without limitation because a relationship is for an unallowable purpose as defined in paragraph 13 of Schedule 9 to the Finance Act 1996.

         (e) No loan relationship of ADI constitutes a relevant discounted security as defined in paragraph 3 of Schedule 13 to the Finance Act 1996.

         (f) Since the Accounts Date, ADI had not held any qualifying assets nor been a party to any currency contact for the purposes of Chapter II of Part II of the Finance Act 1993 (Exchange Gains and Losses) or party to a qualifying contract for the purposes of Chapter II of Part IV of Finance Act 1994 (Interest Rate and Currency Contracts and Options).

         (g) No "matching election" or "local currency election" under SI 1994 No 3227 or SI 1994 No 3230 has been made by ADI.

         (h) No release of any liability of ADI (as referred to in section 85(3)(e) Finance Act 1996) has occurred and so far as AHL Europe is aware there are no arrangements for any such release to occur.

         Section 12.17. Foreign Connections.

         (a) ADI has not, nor has it had within the last 6 years any interest in:

                  (i)      A controlled foreign company within the meaning of
         Section 747 of the Taxes Act (imputation of chargeable profits and creditable tax of controlled foreign companies); and

                  (ii) A material interest in an offshore fund within the meaning of Chapter V of Part XVII of the Taxes Act.

         (b) ADI has not entered into any transaction to which the provisions of Section 770 or 770A of the Taxes Act (sales, etc., at undervalue or overvalue) have been or could be applied.

         (c)      No transaction described in:

                  (i) Section 765 (1) of the Taxes Act (migration, etc., of companies);

                  (ii) Section 765A of the Taxes Act (movements of capital between residents of Member States); and

                  (iii) Sections 140, 140A or 140C TCGA 1992 (international asset transfers); has been carried out by ADI.

         (d) No company over which ADI had control or which was a member of the same group of companies as ADI has ceased to be resident in the United Kingdom in circumstances such that a notice might be served on ADI under Section 132 of the Finance Act 1988.

         Section 12.18. In relation to tax chargeable by the Federal Republic of Germany, no assets have been written down to a lower going concern value in accordance with German Law (Keine Teilwertabschreibung). Therefore, there will be no obligation in the future to write up the assets (Keine
Zuschreibungspflicht in der Zukunft).

         Section 12.19. Application of Tax Warranties to the UK Subsidiaries. Each of the statements in Section 12.01 through 12.18 would be true and accurate in relation to each of the European Subsidiaries which is registered in the UK if for references to ADI there were substituted references to that European Subsidiary.

         Section 12.19. Application of Tax Warranties to the European Subsidiaries. Each of the statements in Sections 12.01, 12.02, 12.03, 12.04, 12.11, 12.12, 12.13, 12.14 and 12.18 would be true and accurate in relation to each of the European Subsidiaries which is registered outside the UK if for references to ADI there were substituted references to that European Subsidiary.

                                    ANNEX XVI
                           UK LIMITATION OF LIABILITY

         Section 16.01. Limitation of Liability.

                  (a)      Definitions

                  (i) In this Annex XVI, "Relevant Claim" means a claim in respect of any of the European Warranties other than the European Tax Warranties, to which the provisions (to the extent specified in the Tax
         Deed) of the Tax Deed apply;

                  (ii)     In addition to this Annex XVI the provisions of
         Article 16 of this Agreement shall apply to limit the liability of the Seller under any Relevant Claim;

         (b)      Qualifications

                  (i) The Sellers shall not be liable in respect of a Relevant Claim if it would not have arisen (or where it would have been reduced the Sellers shall not be liable for the amount by which it would have been reduced) but for anything voluntarily done or omitted to be done after Completion by the Purchaser or ADI or any of the European Subsidiaries in the knowledge that the same would or would be likely to give rise to a breach of a European Warranty and excluding any act: (A) carried out pursuant to a legally binding obligation of any of ADI or any of the European Subsidiaries, (B) pursuant to an obligation imposed by law, regulation or requirement having the force of law, (C) taking place with the written approval of AHL Europe or pursuant to this Agreement or any agreement executed pursuant to this Agreement or (D) occurring in the ordinary course of business of ADI or any of the European Subsidiaries.

                  (ii) Where the Purchaser or ADI or any of the European Subsidiaries (or any assignee or successor in title thereof) is entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Relevant Claim, the person so entitled shall (subject to that party being indemnified in advance in respect of reasonable costs and expenses by AHL Europe) take all appropriate steps to recover that sum either before or after making the Relevant Claim, and any sum recovered (whether by payment, discount, credit, set-off or otherwise) will reduce the amount of the Relevant Claim (and, in the event of the recovery being delayed until after the Relevant Claim has been satisfied by the AHL Europe, shall be paid as soon as reasonably practicable to AHL Europe, after deduction of all reasonable costs and expenses of the recovery).

                  (iii) The Purchaser shall procure that each of the European Subsidiaries shall accept and comply with Subsection (ii) above as if each such person were a party to and bound by this Agreement.

                  (iv) Any Relevant Claim, to the extent remediable, shall not entitle the Purchaser to compensation unless AHL Europe is given written notice of such Relevant

         Claim and the matter or breach giving rise to the Relevant Claim is not remedied within 30 days after the date such notice is served.

                  (v) The Purchaser shall not be entitled to recover damages or otherwise obtain reimbursement or restitution under this Agreement or the Tax Deed more than once in respect of the same loss.

                  (vi) Any amount paid by AHL Europe to the Purchaser in respect of a Relevant Claim shall be treated as a reduction pro-rata in the purchase consideration paid by the Purchaser for the ADI Shares.

                  (vii) The Sellers shall not be liable for any Relevant Claim to the extent that:

                           (a) It is provided for or reserved in the European Accounts and/or in the European Completion Accounts;

                           (b) Such Relevant Claim results from or is increased or extended by the change in the accounting reference date of ADI or any of the European Subsidiaries on or after Completion or arises as a result of any changes after Completion in the accounting policies of ADI or any of the European Subsidiaries or the Purchaser save for changes required by UK GAAP.

                           (c) Such liability results from the sale of shares in ADI or any of the European Subsidiaries after Completion;

                           (d) Such Relevant Claim arises or is increased as a consequence of a change in any legislation or a change or withdrawal of any previously published practice or concession of any tax authority affecting ADI or any of the European Subsidiaries made after the date of this Agreement or as a result of the retrospective imposition of taxation or increase in the rates of taxation after the date of this Agreement;

                           (e) Of the value of any benefit certified by the relevant company's auditors (at the request and expense of the Sellers) (including taxation benefit) accruing to the Purchaser or ADI or any of the European Subsidiaries as a consequence of the relevant breach or the matter or event giving rise to such Relevant Claim.

                  (viii) The effect of the application of Section (vii) above shall first be taken into account for the purposes of determining the amount of liability for the purposes of Article 16 of the Agreement.

                  (ix) If any Relevant Claim shall arise by reason of some liability which at the time that the Relevant Claim shall be notified to AHL Europe shall be contingent only then AHL Europe shall not be under any obligation to make any payment to the

         Purchaser or ADI or any of the European Subsidiaries in respect of such Relevant Claim until such time as such contingent liability ceases to be so contingent.

                  (x) This paragraph applies to any Relevant Claim where the loss or damage giving rise to such Relevant Claim is recoverable from insurers by ADI or any of the European Subsidiaries or by the Purchaser. The Purchaser shall not seek to pursue any such Relevant Claim against AHL Europe without first claiming or procuring ADI or the relevant European Subsidiary to claim against its insurers for compensation for the loss or damage suffered. The Purchaser shall pursue or shall procure ADI or the relevant European Subsidiary to pursue such claim for compensation. Any Relevant Claim to which this paragraph applies shall be limited (in addition to all other limitations on AHL Europe's liability elsewhere in this Annex) to the amount by which the amount of the Relevant Claim shall exceed the insurance proceeds received (after deducting costs and expenses reasonably incurred in pursuing the insurance claim).

                  (xi) The Purchaser confirms to AHL Europe in respect of the proposed purchase of the ADI Shares only that in entering into this Agreement it has not relied on any representation, warranty or undertaking except as expressly set out in this Agreement. The Purchaser irrevocably and unconditionally waives any right it may have to claim damages for any misrepresentation whether or not contained in this Agreement or for breach of warranty in connection with the acquisition of the ADI Shares not contained in this Agreement unless such misrepresentation or warranty was made fraudulently.

                  (xii) The provisions of this Annex shall remain in force and be fully applicable in all circumstances and in particular shall not be discharged by any breach of this Agreement whatever its nature or consequence nor by any termination or rescission by the Purchaser of the whole or any part of this Agreement.

                                    EXHIBIT A
                              EMPLOYMENT AGREEMENTS
[Intentionally Omitted]

                                    EXHIBIT B
                          TRANSITION SERVICES AGREEMENT

[Intentionally Omitted]

                                    EXHIBIT C

                       INTERIM EQUIPMENT ACCESS AGREEMENT


[Intentionally Omitted]

                                    EXHIBIT D
                                     BUDGET

[Intentionally Omitted]

                                  SCHEDULE 2.01

               EARNOUT CONSIDERATION AND PURCHASE PRICE REDUCTION

1.       Terms. Capitalized terms used herein and not otherwise defined in this
         Schedule 2.01 shall have the respective meanings assigned to them in the Agreement. The following terms, as used in this Schedule, shall have the following meanings:

         (a) "Budget" means the financial forecast for Argenbright Security and its Subsidiaries for the Fiscal Year 2001 which is attached as Exhibit D to this Agreement.

         (b) "Closing Purchase Price" means the Purchase Price paid by Purchaser to Holdings on the Closing Date pursuant to Section
                  2.01 of the Agreement, as adjusted pursuant to Section 4.02, but prior to any adjustment pursuant to this Schedule.

         (c) "Earnout Consideration" shall have the meaning ascribed to it in Section 4(c)(iii) of this Schedule.

         (d) "2001 EBIT" means the consolidated net income of Argenbright Security and its Subsidiaries before interest expense and federal and state income or similar taxes (but after the deduction of any sales, use, gross receipts or similar taxes) for Fiscal Year 2001, as determined in accordance with United States generally accepted accounting principles applied on a basis consistent with Argenbright Security's past accounting practices, with United States generally accepted accounting principles to control in the event of any conflict between such principles and past practices, with the following adjustments:

                  (i) (A) Any extraordinary, nonrecurring items of income, gain, loss or expense and (B) all results from businesses acquired by Argenbright Security after Closing shall be excluded from the computation;

                  (ii) Any charges paid or accrued by Purchaser or its Affiliates to Argenbright Security and/or its Subsidiaries or any costs, expenses or amounts paid or accrued to Purchaser or its Affiliates by Argenbright Security or any of its Subsidiaries shall be included in the calculation of 2001 EBIT to the extent that (A) such goods and services provided for or related to such charges, expenses, payments or costs directly relate to the operations and revenues of the US Business during the Fiscal Year 2001 and
                           (B) such charges, expenses, payments or costs do not exceed the amounts which would be charged by a third party provider of such goods or services following arm's length negotiations;

                  (iii) Any depreciation or amortization in excess of amounts shown on the Budget resulting from (A) goodwill associated with, or resulting from, the transactions contemplated by the Agreement, (B) any revaluation of any of the assets of the US Business following the Closing Date or (C) any changes in the method, timing, or rate of depreciation or amortization of any assets of the US Business following the Closing Date shall be excluded from this computation.

         (e)      "EBIT Ceiling" means an amount equal to US $19,199,999.98.

         (f)      "EBIT Equilibrium" means an amount equal to US $15,985,714.28.

         (g)      "EBIT Floor" means an amount equal to US $14,700,000.

         (h) "EBIT Reconciliation Date" means the date the 2001 EBIT is determined pursuant to Section 5 of this Schedule.

         (i) "Final Purchase Price" means the Purchase Price paid by Purchaser to Holdings and AHL Europe as increased or decreased pursuant to Section 4 of this Schedule.

         (j) "Fiscal Year 2001" means the fiscal year commencing on December 30, 2000 and ending December 28, 2001.

         (k) "Maximum Earnout Consideration" means an amount equal to US $25,000,000, which is the maximum amount of Earnout Consideration which may be earned by Holdings hereunder.

         (l) "Maximum Purchase Price Reduction" means an amount equal to US $10,000,000 which is the maximum amount of Purchase Price Reduction which may be refunded by Holdings to Purchaser hereunder.

         (m) "PPAF" means the purchase price adjustment factor or an amount equal to 7.777777778.

         (n) "Purchase Price Reduction" shall have the meaning ascribed to such term in Section 4(c)(ii) of this Schedule.

2.       Earnout Consideration and Purchase Price Reduction. Pursuant to Section
         2.01 of the Agreement, based upon the 2001 EBIT, Purchaser shall pay to Holdings as additional consideration for the sale of the US Shares the Earnout Consideration calculated in accordance with Section 4(c)(iii) of this Schedule, or Holdings shall refund to Purchaser as a purchase price reduction the Purchase Price Reduction with respect to the US Shares as calculated in accordance with Section 4(c)(ii) of this Schedule. Payments by Holdings or Purchaser, as the case may be, shall be made in cash within five (5) Business Days after the EBIT Reconciliation Date, provided that any amounts payable by Purchaser to Holdings shall be subject to any outstanding claims under the Tax Deed, claims pursuant to the European Warranties, and indemnity claims of Purchaser in accordance with Section 16.02(a) and 16.02(c) of the Agreement and that any amounts payable by Holdings to Purchaser shall be subject to any outstanding indemnity claims of Holdings in accordance with Section 16.02(b) of the Agreement. Any payment of Earnout Consideration or Purchase Price Reduction shall bear interest payable to Holdings or Purchaser, as the case may be, at the rate equal to LIBOR as of the Closing Date accruing from the Closing Date until the date of such payment.


3. Calculation of 2001 EBIT. Without restricting Purchaser's day-to-day ability to manage the business of Argenbright Security and its Subsidiaries, Purchaser hereby agrees to use its reasonable endeavors
         (a) to conduct the business of Argenbright Security and its Subsidiaries in full accordance with all applicable laws and regulations and (b) to carry on the business of Argenbright Security and its Subsidiaries (i) in the ordinary course, consistent with past practice (provided that Argenbright Security shall accrue all sales, use, gross receipts and similar taxes (including interest and penalties)) and (ii) with a view to maximizing sales in accordance with the Budget. Purchaser shall not make any material change to the nature or scope of the business of Argenbright Security or its Subsidiaries. Purchaser shall isolate the business of Argenbright Security and its Subsidiaries from Purchaser's other business activities and Purchaser shall provide incentives to employees of Argenbright Security and its Subsidiaries which are consistent with (i) the Budget and/or (ii) the maximization of 2001 EBIT. For purposes of calculating 2001 EBIT, appropriate adjustments shall be made for the departure by Purchaser from the items listed above.

4.       Computation.  The Final Purchase Price shall be determined as follows:

         (a) If 2001 EBIT is an amount less than the EBIT Floor, then Holdings shall pay to Purchaser the Maximum Purchase Price Reduction, and the Final Purchase Price shall equal $175,000,000.

         (b) If 2001 EBIT is an amount greater than the EBIT Ceiling, then Purchaser shall pay to Holdings the Maximum Earnout Consideration, and the Final Purchase Price shall equal $210,000,000.

         (c) If 2001 EBIT is an amount between the EBIT Ceiling and the EBIT Floor (inclusive of the EBIT Ceiling and the EBIT Floor), then the Final Purchase Price shall be determined as follows:

                  (i) If 2001 EBIT equals the EBIT Equilibrium, then the Final Purchase Price shall be an amount equal to the Closing Purchase Price, and neither party shall pay any additional amounts to the other party.

                  (ii) If 2001 EBIT is less than the EBIT Equilibrium, then Holdings shall pay to Purchaser an amount ("Purchase Price Reduction") equal to (A) the difference obtained when 2001 EBIT is subtracted from the EBIT Equilibrium multiplied by (B) PPAF and the Final Purchase Price shall be an amount equal to the difference obtained when the Purchase Price Reduction is subtracted from the Closing Purchase Price.

                  (iii) If 2001 EBIT is greater than the EBIT Equilibrium, then Purchaser shall pay to Holdings an amount ("Earnout Consideration") equal to (A) the difference obtained when the EBIT Equilibrium is subtracted from 2001 EBIT multiplied by (B) PPAF and the Final Purchase Price shall be an amount obtained when the Closing Purchase Price is added to the Earnout Consideration.



5.       Delivery of Computation of 2001 EBIT.

         (a) As soon as may be practicable after December 28, 2001, but not later than February 28, 2002, Purchaser will deliver to Holdings a statement setting forth in reasonable detail its calculation of 2001 EBIT (including the amounts excluded from such calculation) and the amount of any Earnout Consideration to be paid by Purchaser to Holdings or the amount of any Purchase Price Reduction to be paid by Holdings to Purchaser.

         (b) If Holdings disagrees with Purchaser's calculation of 2001 EBIT derived pursuant to Section 5(a) above, Holdings may, within thirty (30) days after delivery of the calculation of 2001 EBIT by Purchaser to Holdings, deliver a notice to Purchaser disagreeing with such calculation and setting forth Holdings' calculation of such amount. During such thirty (30) day period, upon not less than three (3) days' prior notice, Purchaser shall allow Holdings and its representatives access to the books and records relating to the US Business and personnel of Argenbright Security and the Purchaser related to the US Business in order to determine the accuracy of the calculation provided by Purchaser pursuant to Section 5(a) of this Schedule. Any notice of disagreement sent by Holdings pursuant to Section 5(b) of this Schedule shall specify those items or amounts as to which Holdings disagrees and the reasons for such disagreement, and Holdings shall be deemed to have agreed with all other items and amounts contained in Purchaser's calculation of 2001 EBIT.

         (c) If a notice of disagreement shall be duly delivered pursuant to Section 5(b) above, Purchaser and Holdings shall, during the fifteen (15) days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Earnout Consideration or Purchase Price Reduction, if any, as may be required. If, during such period, Purchaser and Holdings are unable to reach such agreement, they shall promptly cause PWC to review this Schedule and the disputed items or amounts for the purpose of calculating 2001 EBIT. In making this calculation, PWC shall consider only those items or amounts in the calculation of 2001 EBIT as to which Holdings has disagreed. PWC shall deliver to Purchaser and Holdings, as promptly as practicable and in no event later than sixty (60) days following submission of such dispute to PWC, a report setting forth this calculation. Such report shall be final and binding upon Purchaser and Holdings. The cost of this review and report shall be borne: (i) by Holdings if PWC's calculation of 2001 EBIT is closer to the Purchaser's calculation of 2001 EBIT than to Seller's calculation of 2001 EBIT delivered pursuant to Section 5(b), (ii) by Purchaser if PWC's calculation of 2001 EBIT is closer to Seller's calculation of 2001 EBIT delivered pursuant to Section 5(b) than to Purchaser's calculation of 2001 EBIT or (iii) equally by both parties if PWC's calculation of 2001 EBIT is halfway between the calculation by Purchaser of 2001 and the calculation by Holdings of 2001 EBIT delivered pursuant to Section 5(b).



6. Reporting Requirements. Purchaser will prepare, or cause to be prepared, and shall furnish to Holdings within thirty (30) days after the end of each month, unless such month is the last month of Fiscal Year 2001 the following information: (a) an unaudited balance sheet together with an income statement for the previous month reflecting the results of operations for the month then ended and the year to date period then ended, (b) an unaudited calculation of EBIT dated as of the last accounting day of such month and (c) a reconciliation of actual expenses and revenues during such month as compared with the Budget.

7. Management by Purchaser. While Purchaser has accepted in good faith all the standards and requirements set forth herein for purposes of measuring 2001 EBIT, and is bound thereby, such acceptance is based on Purchaser's desire to establish a fair system of measurement of EBIT. Subject to Section 3 of this Schedule, nothing contained herein is intended to restrict Purchaser in the following respects:

         (a) the ability of Purchaser's or Argenbright Security's management to carry on the business of Argenbright Security and its Subsidiaries in a manner consistent with its overall corporate objectives and standards;

         (b) to make independent management decisions as to corporate organization, services, markets, pricing and technology; and

         (c) to manage and operate Argenbright Security and its Subsidiaries in any manner consistent with the best long-term interest of Purchaser's and Argenbright Security's shareholders.


                  Holdings acknowledges and agrees that Holdings shall not be entitled to exercise any influence, control or power of restraint over the actions of the management of Argenbright Security and its Subsidiaries after the closing of the transactions contemplated by the Agreement; provided that Purchaser and Holdings acknowledge and agree that the costs and expenses incurred or associated with deviations from the 2001 Budget set forth in Section 7 shall not be considered in the calculation of 2001 EBIT.

8. Violation of Covenant Not To Compete. Holdings hereby acknowledges and agrees that Purchaser shall not be obligated to pay to Holdings Earnout Consideration in the event of a breach by the Argenbright Entities of the covenant not to compete provisions in Section 8.06(a) of the Agreement.

                                SCHEDULE 3.04(A)
                                    TAX DEED

[Intentionally Omitted]

                                SCHEDULE 3.04(B)
                           PERSONNEL SUPPLY AGREEMENT

[Intentionally Omitted]

                                SCHEDULE 4.02(A)
                          EUROPEAN NET WORKING CAPITAL


[Intentionally Omitted]

                                SCHEDULE 4.02(B)
                             US NET WORKING CAPITAL

[Intentionally Omitted]

                                  SCHEDULE 8.06
             NON COMPETITION PROVISIONS RELATING TO THE UK BUSINESS


         (a) AHL Europe agrees that for a period of two (2) full years form the Closing Date, neither it nor any of its Affiliates shall, either directly or indirectly, (i) engage, either as a principal or for its own account or solely or jointly with others, or as shareholders in any company or joint venture association (other than the ownership of less than three percent (3%) of the equity interest of any company listed on the London Stock Exchange or on any other body which is a recognized investment exchange for the purposes of the Financial Services Act 1986), in any business anywhere in the United Kingdom, France, Germany, or Greece that is involved in the provision of the same services provided as part of the UK Business up to and including the Closing Date or (ii) hire, solicit or induce any employee of the UK Business to become an employee of AHL Europe or any of its Affiliates.

         (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those continued herein) as shall be valid and enforceable under such applicable law. AHL Europe and its Affiliates acknowledge that Purchaser would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Purchaser for any such breach. AHL Europe and its Affiliates agree that Purchaser shall be entitled to injunctive relief requiring specific performance by the AHL Europe and its Affiliates of this Section, and AHL Europe and its Affiliates consent to the entry thereof.

                                 SCHEDULE 11.04

       NON-FOREIGN STATUS AFFIDAVIT PURSUANT TO SECTION 1445 OF THE CODE
                  AND TREASURY REGULATION SECTION 1.1445-2(B)

[Intentionally Omitted]

                                SCHEDULE 15.03(E)
                           OPINION OF KING & SPALDING

[Intentionally Omitted]